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                                 MINING CONTRACT

                                     between

                         MINERA SAN XAVIER, S.A. DE C.V.

                                       And

                      WASHINGTON GROUP LATIN AMERICA, INC.

                             CERRO SAN PEDRO PROJECT

                           CERRO DE SAN PEDRO, MEXICO

                                      FINAL

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                                TABLE OF CONTENTS

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ARTICLE 1.            DEFINITIONS...............................................................................         1

ARTICLE 2.            INTENT OF AGREEMENT.......................................................................         4

ARTICLE 3.            SCOPE OF WORK.............................................................................         4

         3.1      Contractor's Facilities.......................................................................         4

         3.2      Pre-Production Period and Mine Development....................................................         5

         3.3      Haul Road.....................................................................................         5

         3.4      Mining........................................................................................         6

                  3.4.1    Mobilization.........................................................................         6

                  3.4.2    Clearing and Grubbing................................................................         6

                  3.4.3    Topsoil Stockpiles...................................................................         6

                  3.4.4    Road Construction and Maintenance....................................................         6

                  3.4.5    Drilling and Blasting ...............................................................         6

                  3.4.6    Waste Mining.........................................................................         7

                  3.4.7    Ore Mining...........................................................................         7

                  3.4.8    Reclamation..........................................................................         8

                  3.4.9    Pit dewatering.......................................................................         8

         3.5      Production Schedule and Mining................................................................         8

         3.6      Other Work....................................................................................         8

         3.7      Reporting.....................................................................................         8

         3.8      Meetings......................................................................................         9

         3.9      Inspection....................................................................................         9

         3.10     Concealed or Unknown Conditions...............................................................         9

ARTICLE 4.            CONTRACTOR'S RESPONSIBILITIES.............................................................        10

         4.1      Supervision and Direction.....................................................................        10

         4.2      Use of Local Resources........................................................................        10

         4.3      Permit Conditions.............................................................................        10

         4.4      Drilled and Blasted Inventory.................................................................        10

         4.5      Performance of Work...........................................................................        10

         4.6      Underground Voids.............................................................................        11
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         4.7      Security for Contractor's Property............................................................        11

         4.8      Labor, Materials and Equipment................................................................        11

         4.9      Mine Schedule.................................................................................        12

         4.10     Permits; Easements and Authorizations.........................................................        12

         4.11     Laws and Regulations..........................................................................        12

         4.12     Taxes and Payroll.............................................................................        13

         4.13     Use of Premises...............................................................................        13

         4.14     Ownership of Information, Data, Materials, Etc................................................        13

         4.15     Payment of Subcontractors and Suppliers - Liens Against Owner.................................        14

         4.16     Environmental Requirements....................................................................        14

         4.17     Explosives....................................................................................        15

         4.18     Retention and Modification of Contract Documents..............................................        15

         4.19     Safety and Protection.........................................................................        15

         4.20     Emergencies...................................................................................        16

         4.21     Project Manager...............................................................................        17

         4.22     Survey Monuments..............................................................................        17

ARTICLE 5.            OWNER'S RESPONSIBILITIES..................................................................        17

         5.1      Furnishing Data...............................................................................        17

         5.2      Permits.......................................................................................        17

         5.3      Explosives....................................................................................        18

         5.4      Payments......................................................................................        18

         5.5      Availability of Property......................................................................        18

         5.6      Reference Points..............................................................................        18

         5.7      Aerial Survey.................................................................................        18

         5.8      Surveying and Mapping of the Work.............................................................        18

         5.9      Assaying and Ore Control......................................................................        18

         5.10     Mine Planning.................................................................................        19

         5.11     Utilities and Fuel............................................................................        19

         5.12     Owner's Representative........................................................................        19
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         5.13     Security for the Property.....................................................................        19

ARTICLE 6.            WARRANTIES................................................................................        19

         6.1      Contractor's Warranty.........................................................................        19

                  6.1.1    Workmanship..........................................................................        20

                  6.1.2    Labor................................................................................        20

                  6.1.3    Other................................................................................        20

         6.2      Notice by Owner...............................................................................        20

         6.3      Access to Work................................................................................        20

         6.4      Owner May Stop the Work.......................................................................        21

         6.5      Correction or Removal of Defective Work.......................................................        21

         6.6      Acceptance of Defective Work..................................................................        21

         6.7      Owner May Correct Defective Work..............................................................        21

         6.8      Exclusive Remedy for Defective Work...........................................................        21

ARTICLE 7.            CONTRACT TERM.............................................................................        22

ARTICLE 8.            CONTRACT PRICE............................................................................        22

         8.1      Target Budget.................................................................................        22

         8.2      Actual Compensation...........................................................................        22

                  8.2.1    Cost of Work.........................................................................        22

                  8.2.2    Fee..................................................................................        23

         8.3      Incentive Adjustment .........................................................................        23

                  8.3.1    Underruns............................................................................        23

                  8.3.2    Overruns.............................................................................        23

                  8.3.3    Changes..............................................................................        23

         8.4      Productivity Improvement Option...............................................................        24

         8.5      Mobilization..................................................................................        24

         8.6      Haul Road Price...............................................................................        24

         8.7      Change Orders.................................................................................        24

ARTICLE 9.            PAYMENT...................................................................................        25

         9.1      Equipment Lease Payments......................................................................        25
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         9.2      Quantity Measurement for Purposes of Payment..................................................        25

         9.3      Invoices .....................................................................................        25

         9.4      Haul Road Invoices............................................................................        26

         9.5      Payment for Change Orders.....................................................................        26

         9.6      Inspection Upon Completion or Termination.....................................................        26

         9.7      Final Payment and Acceptance..................................................................        26

         9.8      Records and Audit.............................................................................        27

         9.9      Resolution....................................................................................        27

ARTICLE 10.           CONFIDENTIALITY...........................................................................        27

ARTICLE 11.           INSURANCE.................................................................................        28

         11.1     Contractor's Insurance........................................................................        28

                  11.1.1   Coverage.............................................................................        28

                  11.1.2   Contractor's Property................................................................        29

                  11.1.3   Endorsements and other Provisions....................................................        29

                  11.1.4   Certificates.........................................................................        29

                  11.1.5   Failure to Maintain..................................................................        30

         11.2     Owner's Insurance.............................................................................        30

                  11.2.1   Coverage.............................................................................        30

                  11.2.2   Endorsements and other Provisions....................................................        31

                  11.2.3   Certificates.........................................................................        31

         11.3     Owner's Bond..................................................................................        31

         11.4     Subcontractors................................................................................        31

         11.5     Effect of Insurance ..........................................................................        31

ARTICLE 12.           SUSPENSION OF WORK AND TERMINATION........................................................        32

         12.1     Suspension of Work............................................................................        32

         12.2     Termination by Owner..........................................................................        32

                  12.2.1   Termination for Convenience of Owner.................................................        32

                  12.2.2   Termination for Default of Contractor................................................        33

         12.3     Termination by Contractor for Default or Owner' Breach........................................        35
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         12.4     Remedy Not Exclusive..........................................................................        36

ARTICLE 13.           FORCE MAJEURE.............................................................................        36

ARTICLE 14.           NOTICES AND PAYMENTS......................................................................        37

ARTICLE 15.           DISPUTES AND ARBITRATION..................................................................        38

         15.1     Mediation.....................................................................................        38

                  15.1.1   Mediation Hierarchy..................................................................        38

                  15.1.2   Procedure............................................................................        38

         15.2     Arbitration...................................................................................        38

ARTICLE 16.           ASSIGNMENT AND SUBCONTRACTS...............................................................        39

         16.1     Assignment - General..........................................................................        39

         16.2     Assignability by Owner........................................................................        39

         16.3     Subcontracts..................................................................................        39

ARTICLE 17.           GOVERNING LAW.............................................................................        40

ARTICLE 18.           INDEMNITY.................................................................................        40

ARTICLE 19.           MISCELLANEOUS.............................................................................        40

         19.1     Entire Agreement; Amendment...................................................................        40

         19.2     Counterparts..................................................................................        41

         19.3     Severability..................................................................................        41

         19.4     Headings......................................................................................        41

         19.5     Waivers.......................................................................................        41

         19.6     Consequential Damages.........................................................................        41

         19.7     Limitation of Liability.......................................................................        41

         19.8     U. S. Export Regulations......................................................................        42

         19.9     Foreign Corrupt Practices Act.................................................................        42

         19.10    Conflicting Language..........................................................................        42

         19.11    Survival of Obligations.......................................................................        42

         19.12    Other Contractors.............................................................................        42

         19.13    Rights of Various Interests...................................................................        43

         19.14    Non-Payment of Remuneration to Owner's Employees..............................................        43
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19.15    Discrepancies.................................................................................        43

19.16    Independent Contractor........................................................................        43
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                                           EXHIBITS
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EXHIBIT A                     CONTRACT PRICE INCLUDING MOBILIZATION AND
                              DEMOBILIZATION

EXHIBIT B                     EQUIPMENT LEASE TERMS

EXHIBIT C                     HOURLY LABOR AND EQUIPMENT RATES

EXHIBIT D                     MINE SCHEDULE

EXHIBIT E                     LIST OF DRAWINGS AND SPECIFICATIONS

EXHIBIT F                     PROPERTY DESCRIPTION

EXHIBIT G                     STAND-BY RATES

EXHIBIT H                     DEMOBILIZATION SCHEDULE

EXHIBIT I                     PRICE ADJUSTMENT

EXHIBIT J                     TERMINATION SCHEDULE

EXHIBIT K                     PERMIT CONDITIONS

EXHIBIT L                     SECURITY BOND
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

                                MINING AGREEMENT

      THIS AGREEMENT is entered into as of ________________, 2003 (the "Effective Date") between Minera San Xavier, S.A. de C.V., a Mexican corporation, (a subsidiary of Metallica Resources Inc., a Canadian corporation), ("Owner"), and Washington Group Latin America, Inc., a Delaware, U.S.A. corporation (a subsidiary of Washington Group International, Inc., an Ohio corporation) ("Contractor").

      WHEREAS, Owner owns and operates the Mine;

      WHEREAS, Owner desires to engage the services of an independent contractor to drill, blast, excavate, mine and haul certain quantities of Ore and Waste material at the Mine, and to construct access and facilities to enable the efficient performance of the same;

      WHEREAS, Contractor is engaged in the business of drilling, blasting, excavating, mining, hauling, and performing construction-related services and desires to perform such services at the Mine, as necessary to implement the Work; and,

      WHEREAS, Contractor agrees to (i) furnish the experience, knowledge, skill and judgment required to cooperate with and advance the interests of Owner through industry standard mining methods, careful supervision and efficient administration and (ii) implement the Work expeditiously, timely and economically consistent with the interests of Owner, all of which Contractor is able and willing to do for the compensation and in accordance with the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration hereinafter set forth, Owner and Contractor agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

      Wherever used in this Agreement, the following terms have the meanings indicated which are applicable to both the singular and plural thereof:

      "Agreement" shall mean the understanding between Owner and Contractor regarding the Work, as embodied in this executed document, including all Contract Documents.

      "Bank Cubic Meters" or "BCM", as used herein shall mean the volume of Ore and Waste in place before drilling, blasting or ripping.

      "Billing Period" shall mean the time period between the 15th day of one month until the 15th day of the next month with respect to the Equipment Lease Payment and shall mean the time

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period between the end of one month and the end of the next month with respect to payment for performance of the Work.

      "Change Order" shall mean a written notice by Owner specifically identified as such for a Variation in accordance with Section 8.7.

      "Contract Documents" shall mean all Exhibits, Drawings, Specifications, Tables, and Schedules attached to or incorporated by reference into the Agreement and any Change Orders hereafter issued in connection with the Work.

      "Contract Price" shall mean the monies payable by Owner to Contractor denominated in U.S. Dollars pursuant to this Agreement.

      "Contract Term" shall mean the term during which this Agreement shall be effective as set forth in Article 7.

      "Contract Year" shall mean each consecutive twelve (12) month period commencing at completion of the Pre-Production Period.

      "Contractor's Representative" shall mean Contractor's duly authorized representative appointed to administer this Agreement, as described in Section 4.21.

      "Day" shall mean a calendar day unless otherwise specified.

      "Defective" shall mean, when describing the Work, Work that fails to comply with this Agreement, applicable laws, rules and regulations, standard industry practices or permit conditions.

      "Development Plan" shall mean the plan dated September 2003 delivered by Contractor to Owner describing the development of the Project

      "Drawings" shall mean the drawings, prepared or approved by Owner, which show the character and scope of the Work to be performed pursuant to this Agreement and which are attached hereto as Exhibit E, as such drawings may be revised, amended or supplemented from time to time during the Contract Term.

      "Equipment" shall mean all machinery, apparatus, tools, appliances, materials, articles and all other items required to be provided by Contractor to carry out the Work.

      "Equipment Lease Payment" shall have the meaning set forth in Section 9.1.

      "Event of Force Majeure" shall mean any event that is not reasonably foreseeable and is beyond the reasonable control and without the fault or negligence of the party relying thereon,

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including, but not limited to: acts of God; declared or undeclared war;
terrorism; riots; civil commotion; natural disasters; fires; floods; epidemics; quarantine restrictions; strikes; freight embargos; governmental injunctions; orders or prohibitions; changes in law; unusually severe weather; delays of Subcontractors or suppliers due to such causes; or material adverse changes in the economics of the Project, as contemplated in the Development Plan, so as to render the assumptions and conclusion therein inapplicable.

      "Extra Work Rate Schedules" shall mean the schedules set forth in Exhibit C as such schedules may be amended from time to time in accordance with this Agreement.

      "Ground Penetrating Radar" shall mean electronic equipment used to produce images of conditions beneath the surface of the ground useful in detecting subsurface voids.

      "Haul Road" shall have the meaning set forth in Section 3.3.

      "Labor" shall mean all labor and services of any description (supervisory, skilled, or unskilled) necessary for the performance of the Work.

      "Mine Schedule" shall mean the schedule of Mine production set forth on Exhibit D as such schedule may be amended from time to time in accordance with this Agreement.

      "Mine" or "Cerro San Pedro Mine" shall mean the Ore deposit and associated Waste and overburden located on the Property.

      "Mining" shall have the meaning as set forth in Section 3.4.

      "Ore" shall mean mineralized rock that has been characterized by Owner as economic and which is to be segregated from Waste rock as quantified in Exhibit D.

      "Other Contractor" shall mean any other person, firm, or corporation employed by Owner on the Project and any Subcontractor of any such person, firm, or corporation otherwise than through Contractor.

      "Other Work" shall mean any Work under this Agreement described in Section 3.6.

      "Owner's Representative" shall mean Owner's duly authorized representative appointed to administer this Agreement pursuant to Section 5.12.

      "Pre-Production Period" shall mean the time period in which Work is being done by Contractor at the Site to prepare the Mine to produce Ore on a sustainable basis as further described in Section 3.2.

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      "Project" shall mean the Cerro San Pedro Mine Project of which the Work may be the whole or part.

      "Project Manager" shall mean that person employed by Contractor to oversee and manage the Work at the Work site as set forth in Section 4.21.

      "Property" or "Site" shall mean the real property situated in Cerro San Pedro, Mexico, owned or controlled by Owner as the same may change from time to time and which, as of the Effective Date, includes those properties located on lands more particularly described in Exhibit F.

      "Specifications" shall mean those portions of this Agreement incorporated herein that consist of written technical descriptions of materials, equipment, construction systems, standards, and workmanship as applied to the Work and certain administrative details applicable thereto.

      "Subcontractor" shall mean an individual, firm, corporation, association, partnership or other entity having a direct contract with Contractor or with any other Subcontractor for the performance of any part of the Work.

      "Variations" shall mean any variation, alteration, amendment, deletion or addition to the Work as set forth in Change Orders.

      "Waste" shall mean all rock material other than Ore, which, pursuant to this Agreement, is mined as quantified in Exhibit D.

      "Work" shall mean all or any portion of the Labor, services or materials required to be performed or furnished by Contractor pursuant to this Agreement.

                                   ARTICLE 2.

                               INTENT OF AGREEMENT

      It is the intent of this Agreement and the Contract Documents to completely describe the Work and the roles and responsibilities of the parties with respect to the Work and each other.

                                   ARTICLE 3.

                                  SCOPE OF WORK

      3.1   CONTRACTOR'S FACILITIES

      Contractor shall provide maintenance facilities for the Equipment and for the operation of the Mine. Work and facilities that are the responsibility of Contractor consist of the following:

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   -  Mining area grading and Site preparation,

   -  Erection of Contractor's shop and office,

   -  Utility tie-ins,

   -  Construction of warehousing and storage areas,

   - Construction of fueling and lubrication facilities, exclusive of diesel fuel storage tanks, and

   - Construction of a water distribution system for the Mine from Owner's water storage tanks, exclusive of the water storage tanks.

The Equipment maintenance and lubrication facilities shall have an impermeable surface to prevent fuels, lubricants, chemicals, and contaminated water from entering the soil.

      3.2   PRE-PRODUCTION PERIOD AND MINE DEVELOPMENT

      Owner shall provide a pre-production Mining sequence to Contractor.

      The Pre-Production Period shall commence with pre-stripping of Waste, and construction of the Haul Road, as described in Section 3.3 and shall continue for approximately nine (9) months thereafter. During the Pre-Production Period, Contractor shall perform all pioneering Work necessary to bring Equipment to the top of the pit wall and begin the cut required for pit development. Contractor shall be responsible to insure that material loosened by its machinery and blasting on the crest and slopes of the hills above the town of Cerro de San Pedro will be contained so as to not roll into the town of Cerro de San Pedro.

      3.3   HAUL ROAD

      Contractor shall construct a haul road from the Mine to the leach pad area (the "Haul Road") during the Pre-Production Period to accommodate the Mine haul trucks hauling Ore to the heap leach area. Construction of the Haul Road includes placement of Mine Waste fill, drilling, blasting, and ripping of cut material, dozing or loading/hauling and placement of cut material, cutting of ditches and placement of safety berms along the Haul Road, and final capping and grading of the Haul Road. The Haul Road will be constructed following an alignment that has been developed by Owner and Contractor at a width and grade to allow for safe use by the Mine haul trucks. Contractor shall not be responsible for the design and construction of the San Pedro River and Cerro de San Pedro road crossings, which will be designed and constructed by Other Contractors; provided, that Contractor shall provide random fill for the construction of such crossings. Contractor shall construct the Haul Road for a lump-sum price as described in Section 8.6.

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      3.4   MINING

      Contractor shall perform Mining in accordance with the terms and conditions set forth in this Agreement. Without restricting the generality of the foregoing, Mining, includes, but is not limited to:

            3.4.1 Mobilization

            Mobilization and establishment of Labor and Equipment on Site, and the demobilization and disestablishment of same.

            3.4.2 Clearing and Grubbing

            Clearing and grubbing of Contractor's area, pit, stockpile, and Waste dump areas and all other areas required for execution of the Work; stripping of topsoil and placing in stockpiles as directed by Owner.

            3.4.3 Topsoil Stockpiles

            Establishment and maintenance of topsoil stockpiles, and Waste dump areas in accordance with Owner's requirements. Plant material shall be stockpiled for use of the local population or for future reclamation activities.

            3.4.4 Road Construction and Maintenance

            Construction, maintenance and dust suppression of access, haul and other roads, including temporary ramps, all Work areas on the Property and roads as directed by Owner and as reasonably anticipated by the Development Plan and Specifications. In all construction Work involving fill material, Contractor shall maintain existing drainage, or provide alternate drainage paths or runoff control for surface water from precipitation.

            Contractor shall be responsible for grading and maintaining berms on roads and waste dumps. Salts, such as magnesium chloride, or other surface treatments shall be provided by Owner (or Contractor at Owner's expense) and shall be used on the roads to minimize water consumption in dust control.

            3.4.5 Drilling and Blasting

            Drilling and blasting of Waste and Ore material in accordance with Exhibit D; Contractor shall maintain a size distribution in the blasted Ore material suitable for gold extraction through the heap leach process. Contractor shall provide adequate and safe access to Owner's personnel for purposes of sampling the drill cuttings to determine optimal Ore / Waste boundaries.

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            Due to the proximity of the Mine to the town of Cerro de San Pedro and to the historic church of San Pedro Apostol, Contractor shall coordinate closely with Owner to carefully monitor blasting. Crushed stone for stemming shall be used, if required, to minimize fly-rock, and to improve fragmentation of the Ore material.

            To enhance the performance of the heap leach process, the size distribution of Ore material shall have a maximum dimension of 900 mm.

            Peak particle velocity at the church shall be limited to 0.5 ft/sec, (which is the UNITED STATES BUREAU OF MINES standard for old construction). Monitor points, installed and monitored by Owner, shall include the dome and corners of the foundation of the San Pedro Apostol church, as well as strategic points to be determined by Owner within the town of Cerro de San Pedro. This may require the use of decking and/or smaller holes in the area close to the town. Exact blasting parameters to be followed by Contractor will be based on test blasting and/or initial operating experience.

            3.4.6 Waste Mining

            Excavating, loading, hauling and dumping Waste from the Mine, in accordance with the Mine Schedule issued by Owner and attached hereto as Exhibit D. Waste material shall be loaded as per the Owner's Ore/Waste instructions. The Waste shall be transported to the dump area designated by Owner.

            Contractor shall maintain dumps in a safe manner including but not limited to providing for:

                  - Safety berms,

                  - Adequate lighting for night operation,

                  - Face height and crest shape,

                  - Final reclamation slope requirements near dump limits,

                  - Encapsulation of potential acid generating material
                    containing sulfides as identified by Owner, and

                  - Surface drainage to minimize rain water entering the dump.

            3.4.7 Ore Mining

            Excavating, loading, hauling and leach pad placement of Ore material shall be loaded as directed by Owner's Ore/Waste selection. The Ore shall be transported to the leach pad area and stacked in accordance with Owner's pad loading plan. Contractor shall observe traffic patterns on the heap to limit compaction of the Ore, and shall perform a dozing and ripping program to insure permeability of the Ore prior to irrigating with leach solution.

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            3.4.8 Reclamation

            Demolition and reclamation of Contractor's maintenance facilities shall be considered part of the Contractor's demobilization cost. Reclamation of dumps, roads and cleared areas as required by Owner shall be negotiated separately and is not part of the scope of Work defined in this Agreement.

            3.4.9 Pit dewatering

            Pit dewatering including pumping or other diversion of surface water and rain run-off water to a location designated by Owner. Any dewatering of underground water or construction of sediment control structures which may be required under this Agreement shall be the responsibility of Owner or shall be performed by Contractor as Other Work, according to Owner's direction. Contractor shall maintain drainage control around the pit to minimize runoff that enters the pit and erosion of areas around the pit.

      3.5   PRODUCTION SCHEDULE AND MINING

      The Mine Schedule shall be determined by Owner and incorporated into this Agreement as Exhibit D, and shall be updated as production experience and geology indicate. Standby time shall be paid by Owner to Contractor at the applicable rates set forth in Exhibit G as such rates may be amended from time to time by Contractor after discussions with Owner.

      At Owner's discretion, specific Work to be performed according to the Mining Schedule may be changed for the week or month as long as the product of the quantities multiplied by haul distances of production remains within 10% of the monthly schedule or 5% of the quarterly schedule as set forth in Exhibit D.

      3.6   OTHER WORK

      From time to time during the Contract Term, Owner may have other miscellaneous Work requirements for which it shall request the services of Contractor. Contractor shall exercise all reasonable efforts to comply with such requests. Such Other Work shall be conducted only at the written direction of Owner, and shall be paid for in accordance with the hourly rate calculations established in Exhibit C, unless agreed otherwise in a written Change Order signed by Owner and Contractor;

      3.7   REPORTING

      Contractor shall provide Owner with timely production reports on a weekly, monthly, and annual basis as agreed by Owner and Contractor. The reporting of production shall include, but is not limited to:

   - Locations of loading equipment by bench designation,

   - Truck counts for all material moved by bench and destination, and truck load factor used,

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   - Number of drill holes drilled, loaded with explosive and shot,

   - Quantity of explosive used and number of holes using decked charges,

   - Safety violations and incident or accident investigations and the results thereof,

   - Fuel consumption and hours operated for each piece of Equipment, and

   - Electric power consumption.

      3.8   MEETINGS

      Contractor's Representative and Owner's Representative shall meet as reasonably required to review Contractor's progress of Work and to outline daily, monthly, and annual activities required to implement the Work.

      3.9   INSPECTION

      Contractor shall inspect the Property and workings thereon and shall take all action reasonably necessary to inform itself as to the character of all conditions, favorable and unfavorable, to the performance of the Work prior to commencement of performance, including complying with applicable laws, regulations, ordinances, permits and licenses.

      3.10  CONCEALED OR UNKNOWN CONDITIONS

      In the event Contractor encounters conditions on the Property which are
(a) subsurface or otherwise concealed physical conditions of a nature which differ materially from those ordinarily found to exist and generally recognized as inherent in Mining activities of the character provided for in the Contract Documents or (b) unknown physical conditions of an unusual nature, and not generally recognized as inherent in Mining activities of the character provided for in the Contract Documents, Contractor shall promptly inform Owner of such conditions before such conditions are disturbed and in no event later than seven
(7) days after the first observance of the conditions. Owner shall promptly investigate such conditions and, if they differ materially from those ordinarily encountered and cause an increase or decrease in Contractor's cost of, or time required for, performance of any part of the Work, Owner shall recommend an equitable adjustment in the Mine Schedule, Contract Price and/or Contract Term, as applicable. If Owner determines that the conditions at the Property are not materially different from those indicated in the Agreement or are generally recognized as inherent in Mining activities of the character provided for in the Contract Documents, and that no change in the terms of the Agreement is justified, Owner shall so notify Contractor in writing, stating the reasons. Claims by Contractor in opposition to such determination must be made within twenty-one (21) days after Owner has given such notice of the decision.

      The existence of prior underground workings within the pit area is known, including the area of the Gran Hundido. Maps of the workings to the extent known to Owner are attached as Exhibit E.

                                   ARTICLE 4.

                          CONTRACTOR'S RESPONSIBILITIES

      4.1   SUPERVISION AND DIRECTION

      Contractor shall supervise and direct all Work and shall ensure that the Work is conducted in accordance with the standard of care described in Section
6.1.1. Contractor shall be solely responsible for the means, methods, techniques, sequences and procedures of the Work and for coordinating all aspects of the Work to meet Owner's objectives, including without limitation the objectives of Mining the Property for the production and segregation of Ore and Waste. Contractor shall be responsible for ensuring that all Work complies fully with the requirements of this Agreement. Notwithstanding the foregoing, Owner shall have the right to provide overall planning, oversight and direction for the Work to be performed pursuant to this Agreement.

      4.2   USE OF LOCAL RESOURCES

      Contractor shall make commercially reasonable efforts in compliance with permit requirements to use local resources (materials and Labor) in performance of the Work. Contractor shall maximize the number of Mexican citizens in management and supervisory roles, and endeavor to use all national staff for the operating, maintenance and labor force. Contractor shall use commercially reasonable efforts to maximize the use of local materials and suppliers.

      4.3   PERMIT CONDITIONS

      Contractor shall comply with all licensing and permitting requirements necessary to perform the Work as required by this Agreement. Contractor is responsible for fully informing itself of all local and federal Mexican laws, regulations, taxes, permit requirements, etc., applicable to the Work, including but not limited to those conditions set forth in three letters from the Secretaria de Medio Ambiente, Recursos Naturales (SEMARNAT) dated February 26, 1999, September 3, 2001, and April 2, 2002 respectively, attached hereto as Exhibit K.

      4.4   DRILLED AND BLASTED INVENTORY

      Contractor shall, as soon as Mine development permits, maintain an in-pit inventory of broken material, as required for flexibility to meet the Mine Schedule production requirements. Contractor shall maintain a broken in-pit reserve of Ore and Waste as reasonably determined by Owner to maximize the efficiency of short term planning and to avoid production delays.

      4.5   PERFORMANCE OF WORK

      Contractor shall perform the Work according to the professional standard of care and performance set forth in Section 6.1.1, using qualified Labor, and in accordance with Owner's directions. In addition, Contractor shall conform the Work to the Agreement and to any applicable orders or regulations of any lawful body having the right to require that the Work be performed in the manner specified by such body.

      Contractor shall promptly notify Owner, in writing, of any facts or conditions which would affect the Contractor's ability to maintain the Mine Schedule, to meet the stipulated completion dates, or to meet the required production levels. If Contractor fails to maintain the progress necessary for the completion of the phase or activity and/or the production levels required by the Mine Schedule, except as limited by Article 13 (Force Majeure), Owner shall have all rights and remedies provided by this Agreement including those set forth in Paragraph 12.2 (Termination by Owner). In addition, Owner shall be entitled to order Contractor to take such actions, at the Contractor's expense, including supplying additional Labor, working additional hours or furnishing additional Equipment as Owner deems necessary to regain and thereafter maintain the progress required by the Mine Schedule.

      4.6   UNDERGROUND VOIDS

      Contractor shall use Ground Penetrating Radar, extended blast holes, or other similar techniques to supplement the existing mapping of currently known underground works. Safe operation, blasting practice, and production accounting will require the best possible information on the existence of void spaces in the rock mass.

      4.7   SECURITY FOR CONTRACTOR'S PROPERTY

      Notwithstanding Owner's obligation to provide perimeter and general Site security pursuant to Section 5.13, Contractor shall be responsible for protection within the Site of Contractor's Equipment and facilities under its control, and the active Work areas under the Contractor's control.

      4.8   LABOR, MATERIALS AND EQUIPMENT

      Contractor shall furnish materials, Equipment, Labor, transportation, and machinery, tools, appliances, lubricants, maintenance and office facilities, compressed air and field sanitary facilities and other facilities, and incidentals necessary for the completion of the Work. Owner shall supply water, power, fuel, fuel tanks, water tanks, telephones and radio repeater access to Contractor facilities, which shall be located in a location specified by Owner and agreed to by Contractor. Contractor shall supply mine radios, bear charges for telephone use and provide any other facilities it deems necessary to complete its obligations under this Agreement. Contractor shall be responsible for protection of, policing of, and quality control of Contractor's materials.

      Contractor shall employ sufficient Labor to ensure that the Work is fully, properly and timely performed in accordance with the terms and conditions of this Agreement. Labor shall have adequate training, skill and experience to perform the Work assigned to them. Labor engaged in special or skilled Work shall have sufficient experience with such Work and the operation of Equipment associated therewith.

      Contractor shall cause all persons performing Labor for Contractor to adhere to the safety and conduct rules of Contractor and Owner at the Site and shall immediately remove from the Site any person employed by Contractor or any Subcontractor who Contractor determines to be incompetent, disorderly or intemperate, who violates safety rules or who interferes in any way with the operations of Owner or Other Contractors on the Site and all such persons shall be denied further admission to the Site. Upon Owner's written request, Contractor shall immediately remove from the Site, any superintendent, assistant or workman who for any due cause is unsatisfactory to Owner and such removal has been discussed with Contractor. Owner shall not be liable for any costs incurred by Contractor resulting from such removal including any indemnity or compensation or replacement cost.

      4.9   MINE SCHEDULE

      Contractor shall perform the Work under this Agreement producing quantities consistent with the Mine Schedule attached hereto as Exhibit D. If Contractor falls behind such Mine Schedule for any reason other than a suspension of Work as described in Article 12 or an event of Force Majeure, then Contractor must, at no additional cost to Owner, take additional steps to improve its progress, including bringing in additional Labor and Equipment to recover Mine Schedule. Contractor shall be deemed to be behind Mine Schedule if, in any month of any Contract Year, it has excavated, loaded, hauled and dumped pro rata less than ninety percent (90%), or if in any quarter, it has excavated, loaded, hauled and dumped pro rata less than ninety five percent (95%) of the Ore and Waste stipulated in Exhibit D to be excavated, loaded, hauled and dumped, unless directed to deviate from the Mine Schedule by the Owner. If Contractor persistently fails to take additional steps to recover the Mine Schedule, Owner may withhold monthly payments (other than Equipment Lease Payments) until Contractor achieves recovery of the Mine Schedule or achieves what the parties agree upon as a reasonably achievable recovery of the Mine Schedule. Contractor shall be deemed to have persistently failed to recover the Mine Schedule if at the end of a calendar month or quarter, as applicable, the Mine Schedule has not been met and Contractor has failed to meet the 90% monthly minimum stated above in this Section in any three or more of the immediately preceding twelve months or has failed to meet the quarterly 95% minimum in any two or more of the immediately preceding eight quarters.

      4.10  PERMITS; EASEMENTS AND AUTHORIZATIONS

      Contractor shall obtain those governmental permits, licenses, contracts and authorizations necessary to perform the Work, except those which (a) have been obtained by Owner prior to the execution of this Agreement and/or (b) Owner is obligated by law to obtain, such as the mining permit. The parties shall cooperate with each other to obtain permits, licenses, easements, rights of ways, contracts and authorizations to complete the Work.

      4.11  LAWS AND REGULATIONS

      Contractor shall give such notices and comply with those laws, ordinances, rules, regulations and court or governmental orders applicable to the Work.

      4.12  TAXES AND PAYROLL

      Contractor shall pay salaries and wages, including fringe benefits, subsistence and other benefits required by law or applicable collective bargaining agreements for Work performed by its employees. Contractor shall deduct or withhold from such wages and salaries where required and pay contributions and taxes due under income tax laws, insurance contributions, unemployment compensation and other similar statutes, ordinances or regulations. Contractor shall pay personal property taxes applicable to its Work and Equipment. Contractor shall communicate with Owner regarding general information as to prevailing wages and salary rates for workers in the vicinity of the Project so as to facilitate Owner's and Contractor's ability to maintain stable work forces. Contractor is not required to disclose specific cost data regarding its employees.

      4.13  USE OF PREMISES

      Contractor shall confine all Equipment, the storage of materials and Equipment, and the activities of Labor to the Property or such other areas permitted by law, ordinances, permits or this Agreement.

      During progress of the Work, Contractor shall keep its facilities maintained in a clean, safe and orderly condition and the Property free from accumulations of waste materials, rubbish and other debris resulting from the Work. Contractor shall ensure that the facilities, buildings and Work areas for which Contractor is responsible are maintained according to standard industry conditions. Refuse disposal areas shall be designated by Owner. Refuse left by Contractor in other areas may be cleaned up by Owner at Contractor's cost following forty-eight (48) hours notice given to Contractor by Owner. Toxic and hazardous materials generated by Contractor from materials brought onto the Site by Contractor in connection with the Work shall not be disposed of on the Property but shall be removed by Contractor to a government authorized disposal site.

      Upon termination or expiration of this Agreement, Contractor shall remove its waste materials, rubbish and debris from and about the Property as well as its tools, appliances, Equipment and machinery, and surplus materials, and shall leave the Site ready for occupancy by Owner. Contractor shall have six (6) months to remove its Equipment and materials from the Property. Upon termination or expiration of this Agreement, Contractor shall remove its Labor from the Property and shall deliver possession thereof to Owner.

      4.14  OWNERSHIP OF INFORMATION, DATA, MATERIALS, ETC.

      All information and data obtained during the performance of the Work shall be the sole and exclusive property of Owner, with the exception of Contractor's cost related information. Owner shall also have exclusive ownership of all material on the Property, including but not limited to the following: rocks, ores or mineral specimens; materials purchased for Site construction; any and all fixtures, improvements, buildings or facilities existing on or affixed to the Property; and all other items of personal property and equipment other than the Equipment, buildings, facilities and materials owned by Contractor or its Subcontractors and brought onto the Property by Contractor or its Subcontractors to complete the Work. Removal by Contractor of any such or similar property of Owner, without Owner's prior written consent, is strictly prohibited.

      4.15  PAYMENT OF SUBCONTRACTORS AND SUPPLIERS - LIENS AGAINST OWNER

      Contractor shall promptly pay for Labor and materials supplied to it in conjunction with its performance of the Work. Contractor shall keep Owner's title to the Property and workings, equipment improvements, facilities, fixtures and appurtenances to or on the Property free and clear of all liens and encumbrances whatsoever that may arise by or through Contractor's or its Subcontractors' performance of the Work. In the event that any lien or encumbrance is filed against the Property prior to payment of all compensation due to Contractor under this Agreement, and if such lien or encumbrance is not paid, bonded around or discharged by Contractor, Owner may, but is not obligated to, pay or discharge such liens and encumbrances from any funds retained by Owner which are due to Contractor. To the extent that such retained funds are insufficient to cover the costs associated with discharging any liens or encumbrances Owner may, but shall not be obligated to, pay or discharge any liens or encumbrances from its own funds and shall have a claim against Contractor for such amounts and Contractor shall be obligated to reimburse Owner therefor. The provisions of this paragraph shall survive any termination or expiration of this Agreement notwithstanding any payment or settlement between the parties unless such settlement is in writing and such writing explicitly refers to this paragraph.

      4.16  ENVIRONMENTAL REQUIREMENTS

      Contractor shall comply with applicable health, safety, and environmental protection regulations associated with the Work.

      Owner acknowledges that in Owner's processing operations, Contractor has no discretion or control under this Agreement regarding the release, transportation, storage, remediation or disposal of any Materials of Environmental Concern (as defined below), and that Contractor has no authority to make decisions or implement actions or mechanisms to prevent and abate damage caused by disposal, transportation, storage, remediation and release of those Materials of Environmental Concern. Owner shall indemnify, defend at Owner's cost and hold Contractor and its affiliates harmless from any and all liability associated with the release, transportation, storage, remediation or disposal of Materials of Environmental Concern except insofar as such liability is determined to have been caused by the negligence or intentional misconduct of Contractor.

      Owner shall remain solely responsible and indemnify Contractor for, and Contractor shall not assume any responsibility for and shall in no event be liable for, (a) the environmental condition of the Property on or prior to the Effective Date of this Agreement, (b) any Materials of Environmental Concern which have arisen on or prior to the Effective Date or hereafter arise from, or are otherwise related to, activities or operations of whatever nature presently or formerly conducted on or about the Property by Owner or third parties (other than Contractor or its Subcontractors), or (c) liability arising under any regulations, law, ordinance, rule, order or guidance documents now in effect or later enacted or issued and pertaining to such activities or operations.

      Contractor shall be fully responsible for unauthorized releases or discharges or improper handling of petroleum, oil, fuel that is placed in Contractor's control, solvents and other Materials of Environmental Concern generated by Contractor or brought onto the Site by Contractor for use in connection with its Equipment or in the performance of the Work, or hazardous or toxic waste therefrom.

      For purposes of this Section, "Materials of Environmental Concern" shall mean (a) those substances included within the statutory and/or regulatory definitions of "hazardous substance," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances," under any applicable federal, state or local law, rule or regulations pertaining to the protection of the environment as such regulations are updated and amended from time to time; (b) any material, waste or substance which is (i) petroleum, oil or a component thereof, (ii) any chemical, chemical released from the rock, or chemically-treated residue, (iii) explosives, (iv) radioactive materials (including naturally occurring radioactive materials), or (v) solid wastes that pose imminent and substantial endangerment to human health and safety or the environment; and (c) other substances, materials or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state or local law, rule or regulation.

      4.17  EXPLOSIVES

      Contractor shall utilize explosives in compliance with applicable permits and other applicable laws and regulations and under the terms of an explosives license held by Owner.

      4.18  RETENTION AND MODIFICATION OF CONTRACT DOCUMENTS

      Contractor shall keep one record copy of all Specifications, Drawings, and of all addenda and modifications thereto, in good order and annotated to show all changes made during the Contract Term. These documents shall be available to Owner for examination and copying and shall be delivered to Owner upon expiration or termination of this Agreement. No changes to this Agreement or to any of the documents referenced in this Section shall be effective unless in writing and executed by both Owner and Contractor.

      4.19  SAFETY AND PROTECTION

      Prior to commencement of the Work, Contractor shall prepare and submit to Owner for its approval a written safety plan conforming with applicable regulatory requirements, consistent with Owner's safety policies and procedures at the Site (to be provided by Owner and reviewed by Contractor prior to mobilization), and setting forth key performance indicators, safety procedures and policies and reporting and administrative systems. Owner shall have the right, at any time and from time-to-time, to reasonably change, alter, modify, or reject Contractor's safety plan. Contractor shall comply with the written directives of Owner concerning safety or, if

Contractor deems compliance with such directives unreasonable or unachievable by Contractor, Contractor shall promptly notify Owner in writing. Owner may stop the Work at any time to address safety issues or when Owner deems that Contractor is not in compliance with its safety plan or with state and/or federal safety requirements. Contractor shall initiate, maintain, and supervise the safety program at the Mine. All expenses relating to safety in connection with the Work shall be borne by Contractor. Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Work, including barricades, warning lights, and signs.

      Contractor shall comply with applicable laws, ordinances, rules, regulations and orders of any public body having jurisdiction over the Work and shall establish, supervise and maintain all necessary precautionary programs for such safety. Contractor shall train, furnish, require and assure that all Labor follow safe work practices.

      Contractor acknowledges that the Work is to be done in an existing mining area, and that adequate precautions shall be required. Contractor shall use Ground Penetrating Radar, extended blast holes, or other similar techniques to supplement the existing mapping of currently known underground works. This information shall be coordinated with Owner's survey control, and shall be provided to Owner for use in mined quantity calculations and to provide improved planning abilities.

      Contractor, at Contractor's cost, shall provide Contractor's Labor with any necessary special personal protection specific to the Work. Contractor shall install and maintain all necessary guards on machines, lockouts, and any other device(s) required by law, permit, or Owner's safety policy to help ensure worker, environmental, and public safety.

      Contractor shall designate a responsible member of its organization on the Property whose duty shall be the prevention of accidents and compliance with all safety requirements. This person shall be competent and experienced in such matters and shall be the Project Manager unless otherwise designated in writing by Contractor to Owner.

      4.20  EMERGENCIES

      In the event of an emergency which affects the safety or protection of persons on the premises, or Work located on the Property or adjacent thereto, in which Contractor has the ability to respond, Contractor shall be authorized to act to prevent threatened damage, injury or loss, without special instruction or authorization from Owner. Contractor shall give Owner prompt written notice of any significant deviations in the Work from or to this Agreement caused thereby. Contractor shall immediately notify Owner of any unsafe conditions encountered or of which it becomes aware and shall take reasonable actions to protect its Equipment and personnel from such conditions pending action by the Owner to remedy the condition.

      4.21  PROJECT MANAGER

      Contractor shall employ at all times during the provision of the Work and keep at the Work Site, a competent and experienced resident Project Manager. The Project Manager shall be approved by Owner, and shall not be replaced without the Owner's approval. Owner may, from time to time and within reason, request in writing that Contractor replace the Project Manager and Contractor shall attempt to promptly comply with Owner's request. Unless otherwise designated, the Project Manager shall be Contractor's Representative at the Site and shall have full authority to act on behalf of Contractor regarding administration of this Agreement. All communications given to the Project Manager by Owner shall be deemed to have been given to Contractor.

      Contractor shall also provide adequate supervisory personnel to assist the Project Manager in the performance of the Project Manager's duties.

      4.22  SURVEY MONUMENTS

      Contractor shall protect and preserve the existing reference points and shall make no changes or relocations of such reference points without the prior written approval of Owner. Contractor shall reimburse Owner's cost for monuments destroyed by Contractor's negligence or willful misconduct.

                                   ARTICLE 5.

                            OWNER'S RESPONSIBILITIES

      5.1   FURNISHING DATA

      Owner shall promptly furnish the data required of Owner under the terms of this Agreement, including but not limited to, the Mine Schedule planning maps, topographic data, production schedules, location of existing workings and infrastructure, and Ore/Waste delineation.

      5.2   PERMITS

      Unless otherwise agreed to in writing, Owner shall obtain all necessary environmental and other permits, licenses, easements, authorizations and any rights-of-way from the appropriate private or governmental parties for the Project.

      Owner shall use commercially reasonable efforts to obtain such permits, licenses, easements, authorizations, rights-of-way, approvals and, in the event of any significant delays, shall keep Contractor apprised of all material developments during the approval process and, to the extent they can reasonably be obtained, shall provide Contractor with the necessary temporary permits, licenses, easements, authorization, rights-of-way and approvals for the performance of Work.

      5.3   EXPLOSIVES

      Owner shall obtain a license to procure and utilize and, as operations warrant, store explosives, and shall permit Contractor to operate under the terms of the license.

      5.4   PAYMENTS

      Owner shall make payments to Contractor pursuant to Articles 8 and 9 of this Agreement.

      5.5   AVAILABILITY OF PROPERTY

      Owner shall furnish the Property upon which the Work is to be performed and provide all easements and rights-of-way for access thereto, and to such other lands designated for the use by Contractor.

      5.6   REFERENCE POINTS

      Owner shall provide all engineering surveys necessary to establish reference points to enable Contractor to proceed with the Work.

      5.7   AERIAL SURVEY

      Owner shall conduct an aerial baseline topographical survey or shall supply a reasonably current existing survey prior to Contractor commencing the Work.

      5.8   SURVEYING AND MAPPING OF THE WORK

      Owner shall provide survey control of the Work including crests, toes, leach pads, and Waste dumps. The control of crests and toes shall be used to reconcile monthly payments to the Contractor. Control of pits and dumps shall be provided on planning maps to accurately communicate production objectives. Annual audits by an independent licensed surveyor, approved by both Owner and Contractor shall be performed to resolve any differences in the accounts.

      Surveying of known and safely accessible underground voids shall be provided by Owner to Contractor.

      5.9   ASSAYING AND ORE CONTROL

      Owner shall collect and assay samples from the blast holes to use for creating dig limits for Ore and Waste. After commissioning of Owner's on-site assay laboratory, the assay results shall be available within forty-eight (48) hours of sample collection. These limits shall be provided in the weekly Mine plan maps as well as flagged and taped in the Mine. Contractor shall follow these limits closely to maximize the value of the Ore delivered to the leach pads.

Payment for Ore and Waste shall be determined by the intersection of these lines with the surveyed pit advance.

      5.10  MINE PLANNING

      Owner shall provide Contractor with weekly, monthly and annual plan maps and production tables. Plans shall contain the best available information concerning planned and realized pit advance, Ore and Waste boundaries, and special conditions to be encountered.

      5.11  UTILITIES AND FUEL

      Owner shall provide water, electricity, and access to telephone services to a location on the Site designated by Owner and agreed to by Contractor. Owner shall provide the Contractor with diesel fuel for Contractor's Equipment. Contractor shall provide Owner an itemized list of Equipment it intends to use at the Site.

      5.12  OWNER'S REPRESENTATIVE

      Owner shall be represented at the Mine by Owner's Representative. The duties, responsibilities and the limitations of authority of Owner's Representative during Mining operations are set forth in this Agreement and shall not be enlarged without the prior written consent of Owner. Absent express written notice changing the Owner's Representative, Owner's mine manager at the Mine shall be the Owner's Representative under this Agreement.

      Owner's Representative shall have authority to reject Work that is Defective. Owner's Representative shall not be responsible for Contractor's means, methods, techniques, sequences, procedures, or the safety precautions and programs incident thereto, and shall not be responsible for Contractor's failure to perform the Work in accordance with this Agreement. Owner's Representative shall not be responsible for the acts or omissions of Contractor, any Subcontractors, or the agents or employees of Contractor or Subcontractor, or any other persons at the Mine or otherwise performing any of the Work.

      5.13  SECURITY FOR THE PROPERTY

      Perimeter and general Site security, including necessary fencing, monitors, communications, and guards as necessary, shall be provided by Owner.

                                   ARTICLE 6.

                                   WARRANTIES

      6.1   CONTRACTOR'S WARRANTY

      Contractor warrants as follows with respect to performance of the Work:

            6.1.1 Workmanship.

            All Work shall be executed by Contractor in accordance with the terms and provisions of this Agreement and with that degree of efficiency, care and skill ordinarily exercised by members of the mining profession performing the same or similar work at comparable sites in accordance with good mining practices.

            6.1.2 Labor.

            Contractor's professional and hourly Labor shall have proper qualifications for the Work assigned to them hereunder and their services shall conform to the standard of care and performance described in Section 6.1.1.

            6.1.3 Other.

            All of the Work shall be completed by Contractor in accordance with the Specifications, Drawings and Contract Documents at the prices, rates and markups contained herein, and in compliance with all applicable health, safety and environmental laws, rules, regulations, decrees and orders described herein as well as all rules, guidelines and procedures of Owner relating thereto.

      6.2   NOTICE BY OWNER

      Owner shall give Contractor written notice of all Defective Work within one working day after Owner's discovery thereof.

      6.3   ACCESS TO WORK

      Owner's Representative, Owner's agents, other representatives of Owner, testing agencies and governmental agencies with jurisdictional interests in the Mine and Property shall have access to the Work at all reasonable times for their observation, inspection and testing. Contractor shall provide proper and safe conditions for such access.

      If the Specifications, Owner's instructions, laws, ordinances, or any public authority require any Work to be specially tested or approved, Contractor shall give Owner timely notice of its readiness for inspection, and if the inspection is by an authority other than Owner, of the date fixed for such inspection. Inspections by Owner shall be made promptly, and where practicable at the Work Site. If Contractor conceals any part of the Work without approval or consent of Owner and which Contractor had been notified will be tested, the Work must, if required by Owner, be uncovered for examination and properly restored at Contractor's expense, unless Owner has unreasonably delayed inspection.

      6.4   OWNER MAY STOP THE WORK

      If at any time Owner determines that the Work being performed is Defective, Owner may order Contractor to stop the Work until Contractor remedies the Defective Work or supplies sufficient skilled Labor or suitable materials or equipment to remove or correct the Work.

      6.5   CORRECTION OR REMOVAL OF DEFECTIVE WORK

      If required by Owner, Contractor shall promptly and without additional cost to Owner correct or remove any Defective Work. Defective Work that Owner requires to be removed from the Site shall be removed by Contractor as soon as practical after written demand from Owner's Representative, taking into consideration the applicable Mine development and production schedules, and shall be replaced and re-executed or repaired promptly in accordance with the requirements of this Agreement at Contractor's expense. Such Defective Work shall be corrected or removed promptly and diligently. Contractor shall bear the expense of making good all work of Other Contractors destroyed or damaged by such correction or removal.

      6.6   ACCEPTANCE OF DEFECTIVE WORK

      If, instead of requiring Contractor to correct or remove Defective Work, Owner prefers to accept it, Owner may (but shall not be obligated to) accept Defective Work by giving Contractor written notice and charging Contractor for the amount by which the value of the Contractor's Work has been reduced.

      6.7   OWNER MAY CORRECT DEFECTIVE WORK

      If Contractor fails, after written notice by Owner, within a reasonable time to proceed to correct or remove Defective Work, Owner may, after ten (10) days' written notice to Contractor, correct and remove any such Defective Work itself or engage another party to do so, without regard to whether the cost of correction by or on behalf of Owner is greater or less than the cost for Contractor to correct or replace the Defective Work. Contractor shall allow Owner, Owner's Representatives, agents, and employees such access to the Property as may be necessary to enable Owner to exercise its rights under this Section. All reasonable direct costs to Owner in exercising such rights shall be paid and reimbursed by Contractor and Owner shall have the right to set off any such amounts against amounts that Owner might otherwise be or become obligated to pay to Contractor.

      6.8   EXCLUSIVE REMEDY FOR DEFECTIVE WORK

      The warranties set forth in this Article 6 are exclusive, and in lieu of any and all other warranties relating to the standards of performance or quality of the Work, whether statutory, express or implied, and Contractor disclaims any such other warranties, including but not limited to any and all warranties of merchantability and/or fitness for a particular purpose and any and all warranties arising from course of dealing and/or usage of trade. Any other statements of fact or descriptions expressed in this Agreement shall not be deemed to constitute a warranty of the nature or quality of the Work or any part thereof. The remedies provided for in this Article 6 shall constitute complete fulfillment of, and Owner's exclusive remedy for, all the liabilities or responsibilities of Contractor to Owner for such Defective Work, whether the claims of Owner are based in contract, tort (including negligence and strict liability), delay, warranty, indemnity, error and omission or otherwise; provided that the remedies specified in this Section shall not be construed to establish any limitation with respect to any obligations or liabilities of the Contractor set forth elsewhere in this Contract as to matter other than Defective Work.

                                   ARTICLE 7.

                                  CONTRACT TERM

      The term of this Agreement (the "Contract Term") shall commence on the Effective Date and, subject to prior termination as hereinafter provided, shall end as set forth in Exhibit D.

                                   ARTICLE 8.

                                 CONTRACT PRICE

      8.1   TARGET BUDGET

      Unadjusted compensation to Contractor for performance of the Work shall be based upon the quantities of Ore and Waste excavated and the target budget, which is attached hereto as Exhibit A (the "Target Budget"). The process described in Section 8.4 shall be used to revise Exhibit A each year prior to the start of the Work in the subsequent year.

      8.2   ACTUAL COMPENSATION

      Contractor's "Actual Compensation" shall be the actual direct cost incurred in the performance of the Work and a Fee as further described below:

            8.2.1 Cost of Work. Contractor shall be reimbursed the actual direct cost incurred in performance of the Work, based on the following factors:

                  (a)   Cost of Mobilizing Equipment to Project Site;

                  (b) Cost of labor for all on-site employees performing the Work, consisting of wages, payroll taxes and insurances, and fringe benefits;

                  (c) Cost of procured goods, consisting of materials, small tools, supplies, consumables, on-site-offices and facilities, office supplies and consumables, and utilities;

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                  (d)   Cost of procured services, consisting of subcontractors
      and janitorial services;

                  (e)   Cost of capital equipment ownership or leasing expense.

                  (f) Corporate G&A - Contractor shall be paid $700,000 per year ($58,333.33 per month) for area office and home office overhead and support services and other general and administrative expenses.

            8.2.2 Fee. Contractor shall be paid an annual fee (the "Fee") equivalent to a 20% before tax return on Contractor's average invested capital for the year, including working capital (value at month end of inventory and accounts receivable, less accounts payable and other associated liabilities) and fair market value of Contractor's Equipment at the Site for performance of the Work; provided, that Contractor's Fee shall not be less than 15% or more than the percentages shown as "Max Fee Percentage of Costs" in Exhibit A of the actual costs per Sections 8.2.1 (a) through (e) per year, as stipulated in
Section 8.1 above; and provided further, that the Fee shall be subject to the terms of Section 8.3.

      8.3   INCENTIVE ADJUSTMENT

      As an incentive to perform the Work at minimum cost, Contractor's compensation shall be subject to annual adjustment based on its cost performance, as follows:

            8.3.1 Underruns. If the Actual Compensation, per Section 8.2, is less than the Target Budget amount, Contractor's compensation for such Work shall be increased in the amount of 50% of such underrun.

            8.3.2 Overruns. If the Actual Compensation, per Section 8.2, is more than the Target Budget, Contractor's compensation for such Work shall be decreased in the amount of 50% of such overrun, to the limit of the Fee.

            8.3.3 Changes. In the event that (a) changes are made to the scope of the Work, (b) Contractor encounters unanticipated conditions at the Site which differ from the basis used to develop the Target Budget, or (c) performance of the Work is affected by an event of Force Majeure, the parties shall agree on an equitable adjustment to the Target Budget amount and the Mine Schedule.

      Examples of incentive adjustments are set forth in Exhibit I.

      On a monthly basis, Target Budget will be compared to Actual Compensation to estimate year to date underrun or overrun. Final adjustments to the Fee will be calculated at year-end and invoiced on the January invoice following year-end.

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

      8.4   PRODUCTIVITY IMPROVEMENT OPTION

      Owner shall provide a Mine Plan to Contractor each year by September 1, showing a detailed annual plan for the following calendar year, and annual plans for each year thereafter. Contractor shall develop the Target Budget for the following years based on the updated Mine Plan by October 15 of each year. If the revised Mine Plan and Target Budget are acceptable, both parties agree to confirm approval on or before December 1 for implementation starting January 1 of the following year. If the revised Mine Plan and Target Budget are not acceptable, both parties agree to continue work under the latest approved Mine Plan and Target Budget scenario until a revised Mine Plan and Target Budget can be agreed upon.

      8.5   MOBILIZATION

      After mobilization has begun Owner shall pay to Contractor the mobilization payment specified in Exhibit A in such amounts and according to the schedule provided in Exhibit A.

      8.6   HAUL ROAD PRICE

      The lump sum price of Contractor constructing the Haul Road according to
Section 3.3 is $1,100,000. This price excludes the construction of the San Pedro River and Cerro de San Pedro road crossings, other than providing random Mine Waste fill, and the mining and hauling of Mine Waste for the road construction.

      8.7   CHANGE ORDERS

      Owner may make Variations without invalidating this Agreement by issuing a written Change Order. Variations shall not affect the Mine Schedule for completion of the Work unless the parties agree to deviate from such dates or quantities at the time the Variation is authorized. Compensation for any Variation to be performed by Contractor shall be established in the written Change Order to be agreed upon by Owner and Contractor and shall be based on the hourly Labor and Equipment rates set forth in Exhibit C.

      Mine design and production characteristics provided in the Project Development Plan were used to estimate the costs provided in Exhibit A to this Agreement. If Owner makes material changes in the Mine Schedule (i.e. more than 10% deviation from the Mine Schedule set forth in Exhibit D), pit design, material destinations (i.e. changes that affect haul cycles), or other operational parameters that affect operating costs, Contractor shall determine the effect on the operating costs and discuss such changes with Owner to determine whether a price change is warranted. In the event a price change is warranted, such change shall be set forth in a Change Order.

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                                   ARTICLE 9.

                                     PAYMENT

      9.1   EQUIPMENT LEASE PAYMENTS

      Payments shall be made by Owner to Contractor in U.S. Dollars on the 15th of each month according to Exhibit B for equipment lease costs associated with the Project (the "Equipment Lease Payments").

      9.2   QUANTITY MEASUREMENT FOR PURPOSES OF PAYMENT

      Measurement of the volume of Ore and Waste excavated for purposes of establishing Work performed by Contractor shall be by Bank Cubic Meter (BCM) determined by field surveys completed as of the first working day of each calendar month. Mined volume shall be determined by multiplying the average face advance on each bench by the surveyed bench height as set forth in the Mine Schedule. Calculated volumes shall be reduced by the best estimate of existing voids, be it from previous mapping, from new mapping based on openings to the surface, or on analysis by Ground Penetrating Radar. Within the total volume per time period, the Ore and Waste quantities shall be determined by intersecting the calculated Ore control delineations with the average face advance.

      9.3   INVOICES

      Owner shall pay Contractor for the monthly volume of Ore and Waste excavated by Contractor, made or completed as of the end of each calendar month.

      Contractor shall submit invoices for the material mined on a monthly basis. The invoice shall be based on a field survey. The total amount due for the Work accomplished in the entire month will be adjusted to reflect the amount billed in the mid-month Equipment Lease Payment. Owner shall perform field surveys on the first working day of each calendar month to determine the volume excavated during the previous month. A copy of the survey results shall be provided to Contractor.

      Within five (5) days following the field survey for the monthly volume estimation, Owner and Contractor shall agree on the volumes of Ore and Waste excavated during the preceding month. Within ten (10) days from the first of each month during the performance of the Work, Contractor shall submit an invoice to Owner for that part of the Work performed during the preceding month. The invoice shall be issued from Contractor's office located at the Site.

      Owner shall pay the undisputed portions of all invoices no later than the last day of the month in which the invoice is delivered; provided, however, that if Owner disputes all or any portion of the invoice, Owner shall, within seven
(7) business days after receipt of the invoice, notify Contractor of the item(s) disputed, and specify the reason therefor, and payment of the disputed portion of the item may be withheld until resolution of the dispute. Owner and Contractor shall promptly attempt to resolve the dispute. Disputes as to a portion of or specific item on an invoice shall not excuse Owner from payment of the undisputed portion. For invoices not paid within the stipulated time, and not under dispute, finance charges at the rate of 1% per month shall apply. Payments shall be made by electronic transfer to an account designated in writing by Contractor. Contractor and Owner agree to cooperate on the place of invoice issuance and payment so as to mitigate tax consequences to either to the extent they may lawfully do so.

      9.4   HAUL ROAD INVOICES

      Owner shall pay for the construction of the Haul Road on a monthly percent complete basis. Each month, the percentage of the Haul Road that has been completed will be estimated by the Contractor and Owner, using a mutually agreed upon methodology, and that percentage of the total price as given in Section 8.6 will be billed to the Owner by the Contractor in its end of monthly invoice.

      9.5   PAYMENT FOR CHANGE ORDERS

      All Work described in a Change Order and performed by Contractor in any given period shall be invoiced by Contractor at the hourly Labor and Equipment rates set forth in Exhibit C. The hourly rates include the Equipment operator, operating and maintenance supplies, and necessary maintenance labor to keep the Equipment in operable condition, ownership costs, Contractor's overhead and profit. Non-equipment related supplies and permanent materials, which may be required to complete the Work described in a Change Order (culverts, for example), shall be invoiced at cost or shall be provided by Owner. All records for Work described in a Change Order shall be substantiated by Contractor and countersigned by Owner's Representative.

      9.6   INSPECTION UPON COMPLETION OR TERMINATION

      At the conclusion of the Contract Term, upon written notice from Contractor that the Work is complete, or upon termination of the Work as provided in Article 12, Owner shall make a final inspection and shall notify Contractor in writing of incomplete or Defective Work. Contractor shall take such measures as are necessary to complete or correct the Defective Work.

      9.7   FINAL PAYMENT AND ACCEPTANCE

      When the final invoice and accompanying documentation are accurate as to form and substance, and Contractor has completed demobilization by cleaning up the Site and removing its Equipment and other property as provided for in
Section 4.13, Owner shall pay Contractor the amount invoiced, within thirty (30) days after receipt thereof. For invoices not paid within the stipulated time, finance charges at the rate of 1% per month shall apply. Notwithstanding any provision hereof to the contrary, Owner shall only be obligated to pay for that Work which it has not identified as Defective.

      9.8   RECORDS AND AUDIT

      Contractor shall keep complete and accurate records fully supporting its invoices to Owner showing, as applicable, the quantity or volume of services and/or the actual costs to it of all items of Labor, material, Equipment, supplies, services, and other expenditures of whatever nature for which it is entitled to reimbursement for extra Work under this Contract (the "Relevant Records"). The Relevant Records shall be maintained in accordance with sound bookkeeping practices applicable to the industry and shall exclude Contractor's costs that are reimbursed by Owner at fixed unit or percentage rates.

      Owner shall have two years after the completion of this Agreement in which to make an audit of the Relevant Records, and Contractor shall preserve the Relevant Records for such period. Owner shall have access, during Contractor's normal business hours to all Contractor's (including those of any affiliated or subsidiary company involved in the Work) and all Subcontractors' Relevant Records. Owner shall also have the right to reproduce any of the Relevant Records.

      9.9   RESOLUTION

      All audit exceptions or other disagreements including, without limitation, any concerning Defective Work, that are not agreed to and settled during the course of the audit shall be resolved between Owner and Contractor. In no event shall Contractor refuse to perform the Work because of an unresolved dispute; provided that Contractor may refuse to perform the Work if Owner is in default of any part of its payment obligation not affected by a pending dispute and written notice of same is given to Owner.

                                  ARTICLE 10.

                               CONFIDENTIALITY

      During the Contract Term the parties shall treat all information acquired under this Agreement as confidential and shall not use the name of either party or of any officer, director, employee or affiliated entity of either party or of the Property in any press release, announcement, advertisement or publication, either verbal or in writing, or disclose any information whatsoever that it may obtain under or pursuant to this Agreement to third parties or to the public without first having obtained the written approval of the other party as to the form and content of any such disclosure, release or publication. The parties shall not use, sell, give, disclose or otherwise make available to third parties or to the public at any time any knowledge or information relating to internal proprietary techniques and methods used by either party for purposes of geological interpretation, extraction, Mining, processing of minerals or any other proprietary information of the other party. The obligations of confidentiality under this Article shall apply to each of the officers, employees, agents and Subcontractors of Contractor. The covenants and requirements of confidentiality set forth in this Article shall survive the termination or expiration of this Agreement and shall be fully effective and binding for a period of three years thereafter. The above restrictions shall not apply with respect to:

                  (a) information that at the time of disclosure is generally available to the public;

                  (b) information that after disclosure becomes generally available to the public by publication or otherwise through no fault of either party;

                  (c) written information that was in the party's possession prior to disclosure hereunder and which was not acquired under an obligation of confidentiality directly or indirectly from the disclosing party;

                  (d) information received by the party after the time of disclosure hereunder from a third party without notice to the party of any obligation of confidentiality or other restrictions with respect to use thereof;

                  (e) information that is independently developed by the receiving party;

                  (f) information that is required by appropriate legal authority to be disclosed (but only to the extent of such requirement).

      At the end of the Work or the termination of this Agreement, each party shall return to the other all documents obtained from the other party during the Contract Term pertaining to the Work, including, but not limited to, plans, Specifications, schedules, maps, geological data, drawings, photographs, surveys, and other writings, as requested.

                                   ARTICLE 11.

                                    INSURANCE

      The following are the insurance obligations for the parties as set forth in the Agreement:

      11.1  CONTRACTOR'S INSURANCE

            11.1.1 Coverage. Through the life of the Agreement, Contractor shall pay for and maintain in full force and effect the following insurance with companies authorized to do business in the Project jurisdiction.

                  (a) Employers Liability insurance covering legal liability to employees for accidents and/or illnesses arising out of or in the course of their employment. The said insurance shall be effected for an amount not less than one million dollars (U.S.$1,000,000) for any one occurrence.

                  (b) Workers Compensation insurance covering their employees as required by the laws of Mexico for Mexican nationals. For expatriate employees working in Mexico Contractor shall provide at its expense Workers' Compensation insurance as required by Mexican law and the laws pertaining to Workers' Compensation within the respective expatriate employee's country of hire.

                  (c) Automobile Liability insurance covering owned, non-owned and hired automobiles in conformance with the automobile liability regulations in Mexico and an amount of not less than one million dollars (U.S. $1,000,000.00) per accident for combined bodily injury and property damage liability

                  (d) Commercial General Third Party Liability insurance with limits of not less than $10,000,000 any one loss and annual aggregate per location, combined single limit bodily injury and property damage liability including products/completed operations, and contractual liability insurance.

                  (e) Aircraft Liability. If performance of the Work requires the use of aircraft and/or helicopters (unless provided by the Owner), Contractor shall carry, or shall ensure that the owner of the aircraft carries Comprehensive Aircraft Liability insurance, including hull and passenger liability without any seat limitation of not less than five million dollars (U.S.$5,000,000) combined single limit or one million dollars (US$1,000,000) per seat which ever is greater for bodily injury and property damage (including cargo liability if an exposure exists). Such insurance shall contain a waiver of subrogation as to any claims against Owner as respects physical damage (hull) coverage.

            11.1.2 Contractor's Property. Contractor shall, as it deems necessary, carry fire, theft, physical damage or other insurance on its own tools, Equipment, reusable materials (such as form work and scaffolding), trailers, maintenance and storage buildings and facilities and any property of its employees. Contractor waives all rights of recovery from the Owner for damage to or destruction of the property listed in this subsection and agrees to waive its underwriter's rights of subrogation if insured.

            11.1.3 Endorsements and other Provisions. In connection with the coverages Contractor is required or may carry pursuant to this Section 11.1, the following shall apply:

                  (a) All policies of insurance carried by Contractor pursuant to Section 11.1.1 shall provide that coverage may not be cancelled, terminated, materially changed or renewal refused without at least thirty
      (30) days prior written notice to Owner.

                  (b) Any and all deductibles specified in the above insurance policies shall be assumed by, for the account of, and at the sole risk of Contractor.

                  (c) All insurance carried by Contractor pursuant to this Section shall contain endorsements waiving the insurer's right to subrogation against Owner, its respective subsidiaries, associated and affiliated companies and their employees, officers and directors.

                  (d) The provisions of the insurance specifications as described above shall apply to Contractor, and these specifications shall be incorporated in any subcontract or agreement between Contractor and its subcontractors or consultants who perform any portion of the Work under this Agreement.

            11.1.4 Certificates. Prior to beginning the Work, certificates of insurance shall be provided to Owner for all the specific insurance coverages required and Owner shall have the right to approve the same. Contractor shall deliver to Owner certificates of all insurance to be carried pursuant to this Agreement. It shall be a condition of approval of such certificates that the required insurance must be arranged with insurance companies authorized to do business in Mexico. Upon request, Contractor and its Subcontractors shall permit Owner to examine any of the Project-specific insurance policies specified herein. Each certificate shall include a provision that Owner shall be given at least thirty (30) days prior written notice by certified or registered mail of any termination, cancellation or reduction of coverage. Owner's approval or failure to disapprove the insurance certificates furnished by Contractor does not relieve Contractor from full responsibility for liability, damage and/or accidents as set forth herein.

            11.1.5 Failure to Maintain. If at any time the required insurance policies in Section 11.1.1 should be canceled, terminated or modified so that the insurance is not in full force and effect as required herein, Owner may terminate the Agreement for default or obtain insurance coverage equal to that required herein and recover the cost thereof from Contractor.

      11.2  OWNER'S INSURANCE

            11.2.1 Coverage. Through the life of the Agreement, Owner shall pay for and maintain in full force and effect the following insurance with companies authorized to do business in the Project jurisdiction:

                  (a) Employers Liability insurance covering legal liability to employees for accidents and/or illnesses arising out of or in the course of their employment. The said insurance shall be effected for an amount not less than one million dollars (U.S.$1,000,000) for any one occurrence.

                  (b) Workers Compensation insurance covering Owner's employees as required by the laws of Mexico for Mexican nationals. For expatriate employees working in Mexico Owner shall provide at its expense Workers' Compensation insurance as required by Mexican law and the laws pertaining to Workers' Compensation within the respective expatriate employee's country of hire.

                  (c) Commercial General Third Party Liability insurance with limits of not less than $10,000,000 any one loss and annual aggregate per location, combined single limit bodily injury and property damage liability including products/completed operations, and contractual liability insurance.

                  (d) Automobile Liability insurance covering owned, non-owned and hired automobiles in conformance with the automobile liability regulations in Mexico and an amount of not less than one million dollars (U.S. $1,000,000.00) per accident for combined bodily injury and property damage liability.

                  (e) Builder's Risk and/or Property insurance covering the real and personal property of Owner including property in transit, in storage and while being incorporated into the Project and the Project. Such insurance shall insure the interest of Owner, Contractor and its Subcontractors, and all Other Contractors in the Work, but shall not insure Contractor's or its Subcontractors' own or their respective employees' tools, Equipment, reusable materials (such as form work and scaffolding), trailers, maintenance and storage buildings and other facilities and any property of their employees.

            11.2.2 Endorsements and other Provisions.

                  (a) Builder's Risk and/or Property insurance carried by Owner pursuant to Section 11.2.1(e) shall be endorsed to include Contractor as an additional insured as to the interest of Contractor described in said Section.

                  (b) All policies of insurance carried by the Owner pursuant to this Section shall contain endorsements waiving the insurer's right to subrogation against the Contractor, its respective subsidiaries, associated and affiliated companies and their employees, officers and directors.

                  (c) All policies of insurance carried by the Owner pursuant to Section 11.2.1 shall provide that coverage may not be cancelled, terminated, materially changed or renewal refused without at least thirty
      (30) days prior written notice to Contractor.

            11.2.3 Certificates. Prior to beginning the Work, Owner shall provide certificates of insurance to the Contractor for all the specific insurance coverages Owner is required to carry hereunder. Each certificate shall include a provision that Owner shall be given at least thirty (30) days prior written notice by certified or registered mail of any termination, cancellation or reduction of coverage. Upon request, the Owner shall permit the Contractor to examine any of the Project-specific insurance policies specified herein.

      11.3  OWNER'S BOND

      As a condition of obtaining the required permits for the Project, Owner shall obtain prior to commencement of the Work a security bond to secure Owner's obligation to protect certain buildings and architectural features in a portion of the town of Cerro San Pedro from damage resulting from the Mining activities contemplated by this Agreement.

      11.4  SUBCONTRACTORS

      Contractor shall ensure that all Subcontractors engaged by it in the performance of this Agreement shall secure and maintain similar appropriate levels of insurance. If the amounts or coverages of insurance carried by a Subcontractor are less than those set forth in Section 11.1.1, Contractor shall obtain Owner's consent to allowing the Subcontractor to perform any of the Work on the Site.

      11.5  EFFECT OF INSURANCE

      Except as specifically provided under this Agreement, obtaining the insurance as set out in this Article shall not in any way limit, alter or affect the liability and obligations of the Owner or Contractor under this Agreement.

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                                  ARTICLE 12.

                       SUSPENSION OF WORK AND TERMINATION

      12.1  SUSPENSION OF WORK

      Contractor shall, on receiving written notice from Owner, suspend all or any portion of the Work, as may be directed by Owner. Such suspension shall not terminate this Agreement and the extra cost, if any, incurred by Contractor by reason of suspension of the Work shall be borne and paid for by Owner at the stand-by rates set forth in Exhibit G unless the suspension is:

            (a) the result of Federal, state or local safety violations by Contractor.

            (b) necessary as a result of a breach of this Agreement on the part of Contractor.

            (c) resulting from order of any court of competent jurisdiction or from a ruling of a government agency.

      In the event that a suspension lasts for more than thirty (30) days, Owner and Contractor shall mutually agree as to the course of action to be followed.

      12.2  TERMINATION BY OWNER

            12.2.1 Termination for Convenience of Owner

            Upon thirty (30) days written notice to Contractor, Owner shall have the right to terminate all or any part of this Agreement for convenience in accordance with the terms of this Paragraph. Upon a termination for convenience, final settlement of all Contractor's claims arising out of or with respect to the termination of this Agreement shall be made as follows:

                  (a) Owner shall either (i) assume and become liable for all commercially reasonable obligations, commitments and claims which Contractor may have theretofore in good faith undertaken or incurred in connection with the Work and in accordance with the provisions of this Agreement. Contractor, as a condition of receiving payment as described in this Article 12, shall execute and deliver all such documents and take such steps as Owner may require for the purpose of fully vesting in Owner the rights and benefits of Contractor under such obligations, or (ii) instruct Contractor to cancel any such obligations and commitments and pay to Contractor such commercially reasonable, proper and unavoidable cancellation charges which Contractor must pay to its subcontractors and suppliers as a result of such cancellation.

                  (b) Owner shall pay Contractor for any remaining capitalized mobilization costs and demobilization costs as set forth in Exhibit H.

                  (c) If the Agreement is terminated pursuant to this Section, Owner may, upon written notice to Contractor, enter on to the Property where the Work is being performed during normal working hours and, for the purpose of completing the Work, take possession of any or all necessary documents (with the exception of Contractor's cost related documentation). At Contractors' sole option, Owner may be allowed to take possession of tools, machinery, Equipment and appliances which may be owned by or be in the possession of Contractor, and which relate to the Work and the Mine, and Owner shall pay commercially reasonable rentals to Contractor for such facilities, tools, machinery, Equipment and appliances. Owner, shall, on completion of the rental, return to Contractor the facilities, tools, machinery, Equipment and appliances in the condition they were in prior to Owner' rental, subject to normal wear and tear. Owner shall be responsible for any repairs or maintenance of such facilities, tools, machinery, Equipment and appliances during its possession and use thereof. After taking possession of the Work, Owner shall have all rights and obligations thereafter of Contractor as necessary or proper for the completion of the Work, and Owner may complete or employ any other person or persons to complete the Work.

                  (d) Contractor shall be paid for the Work actually completed at the date of termination, less any payments previously made and less any sum that may be necessary to settle any unsettled claims in connection with this Agreement, including any claims Owner may have against Contractor under this Agreement.

                  (e) Contractor shall not be entitled to any payment for loss of anticipated profits.

                  (f) In the event of early termination for convenience by Owner, the Exhibit J Termination Schedule shall apply.

            12.2.2 Termination for Default of Contractor

            The occurrence of any one or more of the following events shall constitute default by Contractor hereunder:

            (a)   Contractor is adjudged as bankrupt or insolvent;

            (b) Contractor makes a general assignment for the benefit of creditors;

            (c) a trustee or receiver is appointed for Contractor or for any of Contractor's property;

            (d) Contractor files a petition to take advantage of any debtor's act, or to reorganize under bankruptcy or similar laws;

            (e) Contractor fails to make prompt payments for Labor, materials or Equipment unless such payments are withheld due to a failure by the supplier to properly perform the Labor or supply acceptable materials or Equipment;

            (f) Contractor violates, contravenes, or disregards laws, ordinances, rules, regulations or orders of any public body having jurisdiction, or disregards safety rules, security, regulations and accident prevention programs of Owner at the Mine;

            In the event that Contractor is in default under this Section 12.2.2 or Contractor commits a material breach of its obligations under this Agreement and (a) Contractor fails, neglects, refuses or is unable to remedy such breach within fifteen (15) days after receipt by Contractor of Owner's written notice of such breach, or (b) if the breach is not capable of remedy within fifteen (15) days, Contractor fails to commence all necessary steps, within Contractor's control, to remedy the breach within fifteen (15) days after receiving written notice thereof from Owner or if Contractor fails thereafter to continue diligently and efficiently and in good faith to remedy such breach, then Owner may, without prejudice to any other right or remedy available to Owner, immediately terminate this Agreement upon giving written notice of termination to Contractor, specifying the reasons for termination and the date on which such termination becomes effective.

            In the event of termination of this Agreement pursuant to this Section, Owner shall have the right, but not the obligation to continue and complete the Work. If the cost of Work following the date of termination exceeds the payments that Contractor would have received for such Work under the terms of this Agreement, Contractor shall be liable for such excess costs and, upon demand by Owner, shall pay Owner the excess payment, subject to the Limitation of Liability clause in Section 19.7 of this Agreement. In such event Contractor shall not be entitled to receive any further payment and shall hold Owner harmless with respect to all losses or damages suffered by the Owner on account of such termination.

            If the Agreement is terminated pursuant to this Section, Owner may, upon written notice to Contractor, enter within normal working hours upon the Property where the Work is being performed and, for the purpose of completing the Work, take possession of any or all necessary documents (with the exception of Contractor's cost related documents). Owner may purchase facilities, materials, tools, machinery, Equipment and appliances that are owned by or in the possession of Contractor, and which relate to the Work and the Mine, at fair market value or book value, whichever is higher. Thereafter, Owner shall have all rights and obligations of Contractor as necessary or proper for the completion of the Work, and Owner may complete or employ any other person or persons to complete the Work.

      12.3  TERMINATION BY CONTRACTOR FOR DEFAULT OR OWNER' BREACH

      If (a) Owner commits a material breach of its obligations under the Agreement, including any failure to pay Contractor in accordance with Article 9, and (i) if Owner fails, neglects or refuses or is unable to remedy such breach within fifteen (15) days after receipt by Owner of Contractor's written notice of such breach, or (ii) if the breach (except for non-payment) is not capable of remedy within fifteen (15) days, Owner fails to commence all necessary steps within the Owner's control to remedy the breach within fifteen (15) days after receiving written notice thereof from Contractor or if Owner fails thereafter to continue diligently and efficiently and in good faith to remedy such breach, or
(b) Owner files a petition in bankruptcy or such a petition is filed against Owner, Owner makes a general assignment for benefit of creditors, or a receiver is appointed on account of Owner's insolvency, and, in the event that any of the foregoing actions is involuntary, and the consequences thereof are not cured within (30) days, then Contractor may, without prejudice to any other right or remedy available to Contractor, immediately terminate this Agreement upon giving written notice of termination to Owner, specifying the reasons for termination and the date on which such termination becomes effective.

      Upon such termination date, Contractor shall promptly discontinue all Work and the placing of orders for materials, Equipment, services and supplies in connection with the performance of the Work, and shall, if requested by Owner, make every reasonable effort to procure cancellation of all existing commitments upon terms reasonably satisfactory to Owner, and shall thereafter do only such Work as may be necessary to preserve and protect Work already in progress and to protect material and Equipment at the Property or in transit thereto.

      If this Agreement is terminated by Contractor under this Section, Owner may, upon written notice to Contractor, enter on to the Property where the Work is being performed during normal working hours. At Contractor's sole option, Owner may be allowed to take possession of facilities, tools, machinery, Equipment and appliances which may be owned by or be in the possession of Contractor, and which relate to the Work and the Mine. Owner shall pay commercially reasonable rentals to Contractors for such facilities, tools, machinery, Equipment and appliances. Owner shall, on completion of the rental, return to Contractor the facilities, tools, machinery, Equipment and appliances in the condition they were prior to when Owner's rental commenced, subject to normal wear and tear. Owner shall be responsible for any repairs or maintenance of such Contractor furnished facilities, tools, machinery and Equipment during its possession and use thereof.

      Upon the termination of this Agreement by Contractor, final settlement of all claims of Contractor arising out of this Agreement shall be subject to the claims of Owner hereunder. Contractor shall be entitled to payment for all Work performed up to the date of termination and any costs reasonably incurred in discontinuing operations and demobilizing (net of all reasonably documented claims by Owner submitted to Contractor as of such date). Payment shall be made within thirty (30) days after such termination date. Contractor shall, within ninety (90) days after termination, submit a final statement to Owner for payment for other reasonable expenses incurred, including but not limited to demobilization and contract cancellation costs. Any payment to be received by Contractor as settlement of a final statement, if any, shall be net of those amounts, if any, reimbursable to Owner for any outstanding reasonably documented claims of Owner submitted to Contractor subsequent to the termination date and set forth in a final statement.

      12.4  REMEDY NOT EXCLUSIVE

      The rights of termination set forth in Sections 12.2 and 12.3 are without prejudice to any other right or remedy a party may have under this Agreement.

                                   ARTICLE 13.

                                  FORCE MAJEURE

      Contractor shall be excused for delays or, failing to perform its required obligations hereunder and Owner shall not be entitled to terminate this Agreement nor shall Contractor be charged with damages or liability as provided in this Agreement to the extent such delays or failure to perform are due to an Event of Force Majeure, provided that Contractor shall, within ten (10) days from the beginning of any such event, notify Owner in writing of the cause of delay or failure to perform. The time for completing the Work shall be extended and/or increased, as applicable, and shall be Contractor's sole remedy for any claim, to the extent justified by the above-mentioned causes. The cost for the Work shall be the same as if the Event of Force Majeure did not occur.

      Owner shall be excused for delays or failing to perform its obligations hereunder except for obligations to pay monies owed for Work already performed, and Contractor shall not be entitled to terminate this Agreement, nor shall Owner be charged with damages or other liability, to the extent such delays or failure to perform are due to an Event of Force Majeure, provided that Owner shall, within ten (10) days from the beginning of any such Event of Force Majeure, notify Contractor in writing of the cause of delay or failure to perform. The time period for Owner's performance of its obligations shall be extended to the extent justified by the above mentioned causes and the time and expense for completion of the Work by Contractor shall be extended or increased to the extent justified by such extension of time to Owner.

      The party affected by an Event of Force Majeure shall exercise reasonable diligence to resume normal performance of this Agreement as soon as practicable after the occurrence of such event and shall promptly notify the other party of the termination of any such Event of Force Majeure.

      If an Event of Force Majeure shall cause a complete cessation of all Work for a continuous period of thirty (30) days, and, after the expiration of such thirty (30) day period, further implementation of the Work is impossible or a time when implementation may be possible cannot be reasonably foreseen, then, except as provided below in this paragraph, either

Owner or Contractor may terminate this Agreement upon fifteen (15) days written notice, but without prejudice to Owner's and Contractor's rights and obligations prior to such termination. In the event of such termination, Owner shall pay Contractor as if the Agreement were terminated for convenience under Section
12.3.1. Notwithstanding the foregoing, if, after the 30-day period described above, Owner agrees to pay Contractor at the standby rates set forth in Exhibit A, Contractor shall not have the right to terminate this Agreement until one hundred twenty (120) days after commencement of an Event of Force Majeure.

                                   ARTICLE 14.

                              NOTICES AND PAYMENTS

      Any notice required or permitted under this Agreement shall be served or made personally or by certified or registered mail (postage prepaid, return receipt requested) or by facsimile (with transmission confirmation) or by private overnight courier on or to the parties at the following addresses:

            Owner:      Minera San Xavier, S.A. de C.V.
                        Attn: Mine Manager
                        Camino Cerro San Pedro Km. 3+870, no. 200 C.P. 78440 Cerro de San Pedro, SLP
                        Mexico
                        Phone:  52(444)814-6151
                        Fax:    52(444)814-6152

                        with a copy to

                        Metallica Resources, Inc.
                        Attention:  Fred H. Lightner
                        Sr. Vice President and Chief Operating Officer 12200 E. Briarwood Ave., Suite 165
                        Centennial, Colorado 80112
                        U.S.A.
                        Phone: (303) 796-0229Fax: (303) 796-0265

            Contractor: Washington Group Latin America, Inc.
                        Attn:  Rod Pace
                               Vice President of Operations - Mining
                        7800 E. Union Avenue, Suite 100
                        Denver, CO  80237
                        U.S.A.
                        Phone:  (303) 843-3404
                        Fax:    (303) 843-3340

      Notices shall be deemed given upon delivery (in cases of notice by personal service) registered or certified mail or courier) and receipt if sent by facsimile. Either party may change its address under this Article 14 by providing written notice thereof to the other party.

                                   ARTICLE 15.

                            DISPUTES AND ARBITRATION

      15.1  MEDIATION

            15.1.1 Mediation Hierarchy

            Any dispute or claim arising between Owner and Contractor relating to interpretation of the provisions of this Agreement, to the scope of Work, to the performance of Owner or Contractor hereunder, to payment or any portion thereof which cannot be resolved by the appropriate staff level personnel of the parties, shall be referred to the following parties for resolution:

            Level          Owner                    Contractor
             I         Mine Manager           Project Manager
             II        General Manager        Business Unit Vice President Operations
             III       Vice President         Business Unit President

            15.1.2 Procedure

            If the disputed issues are not resolved at this level within fifteen
            (15) working days, a memorandum shall be prepared jointly by the participants and signed by each of them clearly outlining the unresolved issues, the amount of disagreement and the principal persons responsible for activities leading to the dispute. Within five (5) working days of delivery of this memorandum to the next level participants, the next level participants shall attempt to resolve the dispute issues, either through telephone conversation or meeting, as appropriate. If the next level participants cannot resolve the dispute within ten (10) working days of the dispute having been referred to them, then the dispute will be settled by arbitration in accordance with the provisions of Section 15.2.

      15.2  ARBITRATION

      Any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof, which cannot amicably be settled by Owner and Contractor, shall be settled by arbitration to be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a board of three arbitrators each unrelated to both parties, appointed in accordance with said Rules. The place of arbitration shall be in Denver, Colorado.

      The arbitration shall be final, conclusive and binding upon the parties, and each party shall honor and abide by such award. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

      As far as applicable, performance of this Agreement shall continue during arbitration proceedings unless such arbitration proceedings have resulted from a notice of termination of this Agreement delivered by either Owner or Contractor. No payments due or payable by Owner shall be withheld on account of a pending reference to arbitration unless Owner's liability to make such payment or payments is in issue in such arbitration.

      The cost for arbitration shall be allocated between Owner and Contractor in accordance with the arbitration award.

                                   ARTICLE 16.

                           ASSIGNMENT AND SUBCONTRACTS

      16.1  ASSIGNMENT - GENERAL

      Except as set forth in Section 16.2 and 16.3, neither party shall assign, pledge or make other disposition of this Agreement without first obtaining the prior written consent of the other, which consent shall not be unreasonably withheld if assignment is made to wholly owned affiliates.

      16.2  ASSIGNABILITY BY OWNER

      This Agreement and all of the Owner's rights and obligations hereunder shall, upon prior written notice to the Contractor, be assignable by the Owner to any entity that acquires the Cerro San Pedro Project.

      16.3  SUBCONTRACTS

      Contractor shall not employ any Subcontractor or other person or organization (including those who are to furnish the principal items of materials or Equipment), whether initially or as a substitute, as to which Owner may have reasonable objection. Should Contractor wish to subcontract any item of the Work, Contractor shall notify Owner of such intent and obtain the written consent of Owner prior to engaging the Subcontractor, which consent shall not be unreasonably withheld.

      Contractor shall be fully responsible for all acts and omission of its Subcontractors and of all persons or entities directly or indirectly employed or retained by them. All Work performed for Contractor by a Subcontractor shall be pursuant to an appropriate agreement between Contractor and the Subcontractor, which specifically binds the Subcontractor to the applicable terms and conditions of this Agreement for the benefit of Owner. Nothing contained in this Agreement shall create any contractual relation between any Subcontractor and Owner.

                                   ARTICLE 17.

                                  GOVERNING LAW

      This Agreement shall be governed by the laws of the State of Colorado and shall be construed in accordance therewith. The official copy of this Agreement shall be written in English.

                                   ARTICLE 18.

                                    INDEMNITY

      Contractor shall indemnify, defend, and save Owner, its officers, directors, employees and affiliates harmless from any damages, claims, causes of action, liabilities, loss, cost or expense claimed by third parties for property damage and/or bodily injury, including death, to the proportionate extent caused by the negligence or willful misconduct of Contractor, its agents, employees, or affiliates in performance of the Work.

      Owner shall indemnify, defend and save Contractor, its officers, directors, employees and affiliates harmless from any and all damages, claims, causes of action, liabilities, loss, cost or expense claimed by third parties for property damage and/or bodily injury, including death, to the proportionate extent caused by the negligence or willful misconduct of Owner, its agents, employees, or affiliates.

      In no event shall Contractor be liable for claims arising out of pre-existing hazardous conditions, except to the extent Contractor knew of such conditions and Contractor's negligence or willful misconduct exacerbated the condition and thereby caused the claim to arise.

                                   ARTICLE 19.

                                  MISCELLANEOUS

      19.1  ENTIRE AGREEMENT; AMENDMENT

      This Agreement is the complete, entire and final agreement between the parties and supersedes all previous bids, proposals, specifications, agreements or understandings, whether written or otherwise, unless incorporated herein by express reference. No modification of this Agreement shall be effective unless in writing and executed by the parties to this Agreement.

      19.2  COUNTERPARTS

      This Agreement may be executed in counterparts, all of which taken together shall constitute a single and complete Agreement.

      19.3  SEVERABILITY

      Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. In the event that any provision of this Agreement shall be or becomes illegal or unenforceable in whole or in part for any reason, the remaining provisions of this Agreement shall remain in full force and effect, and such term or provision shall be deemed stricken to the extent and in the jurisdiction necessary for compliance with applicable law.

      19.4  HEADINGS

      The headings in this Agreement are for convenience only, and shall not affect the interpretation hereof.

      19.5  WAIVERS

      No course of dealing between Contractor and Owner, or any person acting on behalf of Contractor or Owner, nor any delay, waiver or omission by Contractor or Owner in exercising their respective rights hereunder shall operate as a waiver of any of Contractor's or Owner's rights except to the extent expressly waived in writing by such party. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of any subsequent breach, whether of the same or of a different provision of the Contract.

      19.6  CONSEQUENTIAL DAMAGES

      Neither party shall be liable to the other party for loss of profits, loss of interest, loss of production or any special indirect, incidental, or consequential damages arising from its performance under this Agreement, whether due to or based upon delay, breach of contract, warranty, tort, negligence, strict liability, error or omission, indemnity or any cause whatsoever. Personal injury occurring on the Site, or physical damage to third party property occurring on the Site, other than that which is the subject of the Work, shall not be deemed a consequential damage to which the limitations of this provision apply.

      19.7  LIMITATION OF LIABILITY

      The remedies stated in this Agreement are exclusive and in no event shall the liability of Contractor to Owner whether based on delay, contract, warranty, tort, negligence, strict liability, indemnity, error and omission or any other cause whatsoever exceed $5.0 Million U.S. Dollars unless such liability is (i) covered by proceeds from the parties' insurance required under Article 11, subject to the policy limits in Article 11, or (ii) unless such liability arises from any fine, claim or penalty against Owner by any governmental entity due to violation of law, or claim against Owner by a third party as a result of the negligence or willful misconduct of Contractor, for the Contract Term; provided that (ii) is limited to the total amount paid under this Agreement. Failure of either party to obtain and maintain the insurance required by Article 11 shall cause such party to be directly liable, in addition to the amounts within the limits set forth in Article 11 for any loss suffered by the other party which would have been covered by the required insurance, in an amount not exceeding the amount required to be insured. In the event the Contract Term of this Agreement is extended, this Limit of Liability may be adjusted as mutually agreed in writing by Owner and Contractor.

      19.8  U. S. EXPORT REGULATIONS

      The parties recognize that Contractor is subject to the Export Regulations of the United States of America regarding export of certain technical data from the United States. Owner agrees that it will not export, either directly or indirectly, any information or data received from Contractor or the direct product thereof to any country in contravention of the said Export Regulations, or which, if done by Contractor would violate the laws of the United States of America.

      19.9  FOREIGN CORRUPT PRACTICES ACT

      Owner and Contractor shall comply fully with the U. S. Foreign Corrupt Practices Act and warrant that they are, and will remain, in full compliance with all applicable laws and regulations of any and all countries related to the performance of services hereunder.

      19.10 CONFLICTING LANGUAGE

      In the event of a conflict between any language in this Agreement and any language in any exhibit hereto, the language of this Agreement shall control unless the exhibit expressly provides otherwise.

      19.11 SURVIVAL OF OBLIGATIONS

      Notwithstanding Owner's acceptance of the Work or the termination of this Agreement, any duty or obligation which has been incurred by Contractor, and which has not been fully observed, performed and/or discharged and any right, unconditional, which has been created and has not been fully enjoyed, enforced and/or satisfied (including but not limited to the duties, obligations and rights, if any, with respect to secrecy) shall survive such acceptance or termination until such duty or obligation has been fully observed, performed and/or discharged and such right has been fully enjoyed, enforced and/or satisfied.

      19.12 OTHER CONTRACTORS

      Owner reserves the right to let Other Contractors perform work at the Work Site. Contractor shall afford such Other Contractors reasonable opportunity for the introduction and storage of their materials and the performance of their work, and shall consult with Owner's representative, as necessary, and properly connect, correlate, and coordinate the Work with theirs.

      If the proper execution or results of any party of the Work depends upon the work of Other Contractors, Contractor shall inspect and promptly report to Owner, any defects in such work, which may render it unsuitable for such proper execution and results.

      19.13 RIGHTS OF VARIOUS INTERESTS

      Whenever work being done by Owner's or by Other Contractor's Labor is contiguous to the Work covered by this Agreement, the respective rights of the various interests involved shall be established by Owner, to secure the completion of the various portions of the Project in general harmony.

      19.14 NON-PAYMENT OF REMUNERATION TO OWNER'S EMPLOYEES

      Neither Contractor nor any Subcontractors shall pay any commissions or fees or grant any rebates or other remuneration or gratuity to any employee or officer of Owner. Neither shall Contractor nor any Subcontractor grant any secret rebates; one to the other, and neither shall Contractor nor any Subcontractor pay any commissions or fees to the employees or officers of the other in connection with work performed.

      19.15 DISCREPANCIES

      Discrepancies between different Drawings or between Drawings and Specifications shall be promptly brought to the attention of Owner. This Section shall not have the effect of making Contractor a guarantor of Owner's design.

      19.16 INDEPENDENT CONTRACTOR

      In the performance of the Work, Contractor is an independent contractor. This Agreement shall not be construed as creating a partnership or joint venture or as establishing a relationship of principal and agent, or of employer and employee, between Owner and Contractor, Contractor's agents, employees or Subcontractors. Contractor shall have no authority to hire any person on behalf of Owner and all persons or entities employed by it shall be deemed to be solely the employees of Contractor. Contractor shall have no authority to enter into agreements or to contract on behalf of Owner and all such commitments made by it shall be binding solely upon Contractor.

      IN WITNESS WHEREOF and intending to be legally bound, the parties have executed this Agreement on this 30 day of December, 2003, to be effective as of the Effective Date.

                                  OWNER:

                                  Minera San Xavier, S.A. de C.V.

                                  By:/s/ Fred H. Lightner
                                     --------------------------------
                                     Name:  Fred H. Lightner
                                     Title: General Director

                                  CONTRACTOR:

                                  WASHINGTON GROUP LATIN AMERICA, INC.

                                  By:/s/ LeRoy E. Wilkes
                                     ----------------------------------
                                     Name:  LeRoy E. Wilkes
                                     Title: President, Mining Business Unit
                                            Washington Group International, Inc.
                                            Attorney-in-Fact, Washington Group
                                            Latin America, Inc.

G:\DEdata1\KingJ\32513 Metallica Resources\MSX WGI JMK Draft 141203.doc

(u:/jms/legal/contracts/MSX Washington Group International final 12-29-03)

                                    EXHIBIT A
                                 CERRO SAN PEDRO
                             TARGET PRICING SUMMARY
                                    $US (000)
                          ALL PRICES EXCLUSIVE OF FUEL

                                              PRE-PROD     PRE-PROD     PRE-PROD
                                               ACCESS        PIT         TOTAL      YR 1       YR 2     YR 3     YR 4     YR 5
Percent of Year                                 0.05         0.57         0.62       1.00       1.00     1.00     1.00      1.00
PRODUCTION (BCM 000)
Ore                                               20          203          223      2,227      3,036    3,036    3,036     3,036
Waste                                            200        2,513        2,713      5,951      5,142    5,142    5,142     4,211
Total                                            220        2,716        2,936      8,178      8,178    8,178    8,178     7,247

UNIT COST SUMMARY (NO MOB COSTS)
Ore ($/bcm Ore)                                4.210        2.240        2.417      2.013      2.040    2.242    2.274     2.236
Waste ($/bcm Waste)                            3.740        1.940        2.072      1.481      1.488    1.291    1.302     1.520
Total ($/bcm Total Material)                   3.783        1.962        2.099      1.625      1.693    1.644    1.663     1.820

TOTAL MINING COST ($000)
Mobilization                                     467(1)       309(1)       776(1)     184(2)       -        -        -         -
Ore                                               85          455          539      4,482      6,193    6,808    6,905     6,790
Waste                                            747        4,874        5,622      8,811      7,650    6,640    6,695     6,399
Total                                          1,299        5,638        6,937     13,477     13,843   13,448   13,600    13,189

                                                        TARGET PRICE CALCULATION

REVENUE ($000)                                                           6,937     13,477     13,843   13,448   13,600    13,189

COST ($000)
   Direct Costs                                                          4,248      8,230      8,641    8,606    8,895     8,991
   Depreciation                                                            859      1,776      1,851    1,857    1,838     1,555
   Corporate G&A                                                           434        700        700      700      700       700
   Fee                                                                   1,396      2,771      2,651    2,285    2,167     1,943

Actual Capital Employed ($000)                                          11,252     13,854     13,255   11,426   10,837     9,716
Calculation Capital Employed ($000)                                      6,981     13,854     13,255   11,426   10,837     9,716

ROCE                                                                      20.0%      20.0%      20.0%    20.0%    20.0%     20.0%

Max Fee Percentage of Costs                                                 26%        26%        24%      21%      19%       18%
Min Fee @ 15% of Costs ($000)                                              831      1,606      1,679    1,674    1,715     1,687

                                                      YR 6     YR 7    YR 8      YR 9     TOTAL
Percent of Year                                       1.00     1.00    1.00      0.36       8.98
PRODUCTION (BCM 000)
Ore                                                  3,036    3,036   3,036     1,020     24,724
Waste                                                  911      324     374        80     29,989
Total                                                3,947    3,360   3,411     1,100     54,714

UNIT COST SUMMARY (NO MOB COSTS)
Ore ($/bcm Ore)                                      2.517    2.569   2.745     2.953      2.366
Waste ($/bcm Waste)                                  1.984    2.059   2.061     2.342      1.509
Total ($/bcm Total Material)                         2.394    2.520   2.670     2.908      1.896

TOTAL MINING COST ($000)
Mobilization                                             -        -       -         -        960
Ore                                                  7,643    7,800   8,334     3,011     58,505
Waste                                                1,807      667     772       188     45,251
Total                                                9,450    8,467   9,106     3,199    104,716

REVENUE ($000)                                       9,450    8,467   9,106     3,199    104,716

COST ($000)
   Direct Costs                                      5,553    4,915   6,366     2,502     66,947
   Depreciation                                      1,428    1,398     845        70     13,477
   Corporate G&A                                       700      700     700       254      6,288
   Fee                                               1,768    1,454   1,195       372     18,004

Actual Capital Employed ($000)                       8,842    7,269   5,977     5,127
Calculation Capital Employed ($000)                  8,842    7,269   5,977     1,861     90,018

ROCE                                                  20.0%    20.0%   20.0%     20.0%      20.0%

Max Fee Percentage of Costs                             23%      21%     15%       15%
Min Fee @ 15% of Costs ($000)                        1,152    1,052   1,187       424

(1) $250,000 was authorized in the Limited Authorization to Proceed and will be billed in the January 2004 end of month invoice.
    $217,000 will be billed in the February 2004 end of month invoice.
    $309,000 will be billed in the March 2004 end of month invoice.

(2) $138,000 will be billed in the November 2004 end of month invoice. $46,000 will be billed in the July 2005 end of month invoice.


                                    EXHIBIT B
                                 CERRO SAN PEDRO
                              EQUIPMENT LEASE TERMS

                                                                  Initial Capital   Life              Monthly
  Equipment Description                      Serial Number            Basis        (years)          Lease Rate
  ---------------------                      -------------        ---------------   -----           ----------
Driltech DK55S Blasthole Drill                                     $ 1,000,000        7               $ 11,905
Driltech DK55S Blasthole Drill                                     $   500,000        7               $  5,952
IR ECM 490 Hydraulic Drill                                         $   185,000        5               $  3,083
CAT 992G Loader                                                    $   850,000        5               $ 14,167
CAT 992G Loader                                 7MJ059             $   200,000        5               $  3,333
RH 120 Hydraulic Shovel                                            $ 1,500,000        7               $ 17,857
RH 120 Hydraulic Shovel                         72767-A            $   300,000        5               $  5,000
CAT 777B Haul Truck                            4YC01454            $   200,000        5               $  3,333
CAT 777B Haul Truck                            4YC01455            $   225,000        5               $  3,750
CAT 777B Haul Truck                            4YC01457            $   225,000        5               $  3,750
CAT 777B Haul Truck                             4YC1452            $   215,000        5               $  3,583
CAT 785 Haul Truck                             8GB00460            $   450,000        7               $  5,357
CAT 785 Haul Truck                             8GB00466            $   450,000        7               $  5,357
CAT 785 Haul Truck                             8GB00468            $   450,000        7               $  5,357
CAT 785 Haul Truck                             8GB00674            $   500,000        7               $  5,952
CAT 785 Haul Truck                             8GB00392            $   450,000        7               $  5,357
CAT 785 Haul Truck                             8GB00472            $   450,000        7               $  5,357
CAT D10R Track Dozer                           3KR00593            $   300,000        5               $  5,000
CAT D10R Track Dozer                                               $   300,000        5               $  5,000
CAT D8R Track Dozer                            7XM01793            $   200,000        5               $  3,333
CAT 16H Motor Grader                          6ZJ000399            $   195,000        5               $  3,250
CAT 16H Motor Grader                                               $   285,000        5               $  4,750
CAT 834B Tire Dozer                                                $   350,000        5               $  5,833
CAT 773 Water Truck                                                $   200,000        5               $  3,333
CAT 773 Water Truck                                                $   200,000        5               $  3,333
Lube/Fuel Truck                                                    $   180,000        5               $  3,000
Lube/Fuel Truck                                                    $   177,000        5               $  2,950
Mechanic Truck                                                     $   107,000        5               $  1,783
Mechanic Truck                                                     $   107,000        5               $  1,783
Boom/Flatbed Truck                                                 $   169,000        5               $  2,817
70 tonne Crane                                                     $   150,000        5               $  2,500
RT Crane                                                           $   185,000        5               $  3,083
VR90 Forklift                                                      $    55,000        5               $    917
Manbus (2)                                                         $    50,000        5               $    833
Pickup Truck (6)                                                   $   140,000        3               $  3,889
Light Plant (10)                                                   $    75,000        5               $  1,250
GPS Survey System                                                  $    60,000        5               $  1,000
GPR System                                                         $    75,000        5               $  1,250
Sediment Control                                                   $   100,000        3               $  2,778
Maint. Inventory and Supplies                                      $   300,000        3               $  8,333
Truck Shop and Office                                              $   820,000        7               $  9,762
Office Eq.                                                         $    50,000        3               $  1,389

Equipment Depreciation                                             $12,980,000                        $191,599
Capital Fee                                                                                           $125,000
                                                                                                      --------
Total Lease Rate                                                                                      $316,599

Notes:
1. The capital costs and lives in this Exhibit are preliminary and budgetary as the actual equipment has not all been identified and purchased. As equipment is purchased, or sold, this exhibit will be updated and the costs billed to the Owner adjusted accordingly.

2. The Monthly Lease Rate is calculated by dividing the capital values by the life in months, plus a monthly capital fee.

                                    EXHIBIT C
                                 CERRO SAN PEDRO
                            EXTRA WORK RATE SCHEDULES

         CERRO SAN PEDRO                                US$
     MINING BID - AUGUST 2003                         BID RATE
EQUIPMENT RATES INCLUDING OPERATOR                     $/HR
     FUEL COSTS NOT INCLUDING                         W/ OPER
--------------------------------------------------------------
             Cat 777C                                  89.00
             Cat 785B                                 119.00
             Cat 773C                                  58.00
              Cat 16G                                  53.00
             Cat 992G                                 112.00
             O&K RH120                                269.00
             Cat 834G                                  94.00
         Drilltech DK 55S                             160.00
             Cat D-10R                                110.00

          CERRO SAN PEDRO                               US$
     MINING BID - AUGUST 2003                          TOTAL
            LABOR RATES                             ($/OPER HR.)
---------------------------------------------------------------
          Shovel Operator                               6.00
           Shovel Oiler                                 3.30
          Plant Operator                                6.00
            Welder "A"                                  6.00
           Mechanic "A"                                 6.00
          Electrician "A"                               6.00
          Loader Operator                               6.00
        Equipment Operator                              4.20
           Truck Driver                                 4.20
            Welder "B"                                  4.20
           Mechanic "B"                                 4.20
          Electrician "B"                               4.20
             Warehouse                                  4.20
             Servicer                                   4.20
              Laborer                                   2.80

                                    EXHIBIT D
                                CERRO SAN PEDRO
                                  MINE SCHEDULE

   PERIOD                ORE                 WASTE              TOTAL             ORE             WASTE             TOTAL
--------------------------------------------------------------------------------------------------------------------------
                     TONNES (000)         TONNES (000)       TONNES (000)       BCM (000)        BCM (000)        BCM (000)
--------------------------------------------------------------------------------------------------------------------------
Yr 0 - Access              50                  701                751               20                284              304
 Yr 0 - PP                500                6,000              6,500              202              2,429            2,631
  Yr 1 Q1               1,000                4,050              5,050              405              1,640            2,045
  Yr 1 Q2               1,250                3,800              5,050              506              1,538            2,044
  Yr 1 Q3               1,500                3,550              5,050              607              1,437            2,044
  Yr 1 Q4               1,750                3,300              5,050              709              1,336            2,045
  Yr 2 Q1               1,875                3,175              5,050              759              1,285            2,044
  Yr 2 Q2               1,875                3,175              5,050              759              1,285            2,044
  Yr 2 Q3               1,875                3,175              5,050              759              1,285            2,044
  Yr 2 Q4               1,875                3,175              5,050              759              1,285            2,044
   Yr 3                 7,500               12,700             20,200            3,036              5,142            8,178
   Yr 4                 7,500               12,700             20,200            3,036              5,142            8,178
   Yr 5                 7,500               10,400             17,900            3,036              4,211            7,247
   Yr 6                 7,500                2,250              9,750            3,036                911            3,947
   Yr 7                 7,500                  800              8,300            3,036                324            3,360
   Yr 8                 7,500                  925              8,425            3,036                374            3,410
   Yr 9                 2,519                  198              2,717            1,020                 80            1,100
  Total                61,069               74,074            135,143           24,721             29,988           54,709

                               CERRO DE SAN PEDRO
                                    EXHIBIT E

                       List of Drawings and Specifications

Mine Plan Tables               Mine Plan total tons by Period                     Prod30Jul.xls

                               Mine Plan by Period by Rock Type                   Pscd030721.xls

Mine Plan Drawings             Phase 1 Limit with buffer around town              B150m_2d_phs1.dwg

                               Phase 2 Limit with buffer around town              B150m_2d_phs2.dwg

                               Phase 3 Limit                                      Fig10_Phase3.dwg

                               General Arrangement of Mine Operation              2000Mine-Simple-
                               - per Glamis Gold                                  90_Esp.dwg

Reference Drawings             Area topography and existing infrastructure        Pedro1-9-2000.dwg

                               Existing Underground Workings as Known             AllTunnels.dxf

Other Specifications:

      -     Fuel will be provided by MSX

      -     Assumed powder factor is 0.15 kg/tonne material

      -     Operating Schedule is Mon - Sat 24 hours/day

      -     Base Labor Rates Provided by MSX April 2003

                                    EXHIBIT F
                                 CERRO SAN PEDRO
                            MINERAL PROPERTY SUMMARY

--------------------------------------------------------------------------------------------------
                            CERRO SAN PEDRO MINERAL CONCESSIONS
--------------------------------------------------------------------------------------------------
 GROUP        CONCESSION NAME          CONCESSION TYPE            TITLE NUMBER           HECTARES
--------------------------------------------------------------------------------------------------
GROUP 1.
100% Minera San Xavier
--------------------------------------------------------------------------------------------------
 1.          La Princesa                 Exploitation                 180298               5.5916
--------------------------------------------------------------------------------------------------
 2.          La Princesa Poniente        Exploitation                 180366               0.0076
--------------------------------------------------------------------------------------------------
 3.          Begonia                     Exploitation                 181179              10.0000
--------------------------------------------------------------------------------------------------
 4.          Santa Ana                   Exploitation                 180598               8.0000
--------------------------------------------------------------------------------------------------
 5.          Santa Ana Sur               Exploitation                 180597               1.5076
--------------------------------------------------------------------------------------------------
 6.          Los Blancos                 Exploitation                 181180               9.0394
--------------------------------------------------------------------------------------------------
 7.          Gorgorron                   Exploitation                 180300               9.6250
--------------------------------------------------------------------------------------------------
 8.          San Nicolas                 Exploitation                 180608               6.9788
--------------------------------------------------------------------------------------------------
 9.          San Nicolas Sur             Exploitation                 180610               1.4896
--------------------------------------------------------------------------------------------------
10.          San Nicolas Suroeste        Exploitation                 180609               0.1923
--------------------------------------------------------------------------------------------------
11.          Los Riscos                  Exploitation                 182282               4.3474
--------------------------------------------------------------------------------------------------
12.          La Concepcion               Exploitation                 182281               4.0000
--------------------------------------------------------------------------------------------------
                                                                Subtotal                  60.7793
--------------------------------------------------------------------------------------------------
GROUP 2.
Optionor:  Roberto Alcalde Garcia - Cristina 2 Group
--------------------------------------------------------------------------------------------------
13.          Cristina 2                  Exploitation                 180938               0.5537
--------------------------------------------------------------------------------------------------
14.          Gama                        Exploitation                 179256              41.6391
--------------------------------------------------------------------------------------------------
15.          La Canoa 3                  Exploitation                 184906               0.0051
--------------------------------------------------------------------------------------------------
16.          Omega 2                     Exploitation                 180958               0.1687
--------------------------------------------------------------------------------------------------
17.          La Canoa 2                  Exploitation                 180948               0.6649
--------------------------------------------------------------------------------------------------
18.          Cristina                    Exploitation                 186321              93.6228
--------------------------------------------------------------------------------------------------
19.          La Canoa                    Exploitation                 186370               3.4799
--------------------------------------------------------------------------------------------------
20.          Omega                       Exploitation                 193390               2.0576
--------------------------------------------------------------------------------------------------
                                                                Subtotal                 142.1918
--------------------------------------------------------------------------------------------------
GROUP 3.
100% MSX
--------------------------------------------------------------------------------------------------
21.          San Salvador                Exploitation                 186268              12.9399
--------------------------------------------------------------------------------------------------
22.          Tribilin                    Exploitation                 187088              18.2808
--------------------------------------------------------------------------------------------------
23.          La Victoria                 Exploitation                 185387              10.3797
--------------------------------------------------------------------------------------------------
24.          Gabriel                     Exploitation                 211849              18.0000
--------------------------------------------------------------------------------------------------
                                                                Subtotal                  59.6004
--------------------------------------------------------------------------------------------------
GROUP 4.
100% MSX
--------------------------------------------------------------------------------------------------
25.          Barreno                     Exploitation                 179603              11.2359
--------------------------------------------------------------------------------------------------
                                                                Subtotal                  11.2359
--------------------------------------------------------------------------------------------------
GROUP 5.
100% MSX

--------------------------------------------------------------------------------------------------
26.          Porvenir IV Fracc. A        Exploration                  201484              51.7965
--------------------------------------------------------------------------------------------------
27.          Porvenir IV Fracc. B        Exploitation                 216926               1.3237
--------------------------------------------------------------------------------------------------
28.          Porvenir V                  Exploitation                 218428              11.7876
--------------------------------------------------------------------------------------------------
                                                                Subtotal                  64.9078
--------------------------------------------------------------------------------------------------
GROUP 6.
Optionor:  Antonio Alvarez Ruiz-Porvenir Group

--------------------------------------------------------------------------------------------------
29.         Porvenir                    Exploitation                 214835                4.4241
--------------------------------------------------------------------------------------------------
30.         Porvenir I                  Exploitation                 183925               12.0000
--------------------------------------------------------------------------------------------------
31.         Porvenir II                 Exploitation                 186269                2.9981
--------------------------------------------------------------------------------------------------
32.         El Porvenir III             Exploitation                 212189               11.9902
--------------------------------------------------------------------------------------------------
                                                                Subtotal                  31.4124
--------------------------------------------------------------------------------------------------

GROUP 7.
100% MSX
--------------------------------------------------------------------------------------------------
33.         Toro de Oro                 Exploitation                 206548               99.5187
--------------------------------------------------------------------------------------------------
                                                               Subtotal                   99.5187
--------------------------------------------------------------------------------------------------
GROUP 9.
100% MSX
--------------------------------------------------------------------------------------------------
34.         Pedro                       Exploitation                 217859             1969.5069
--------------------------------------------------------------------------------------------------
35.         Pedro 2                     Exploitation                 219079              421.4346
--------------------------------------------------------------------------------------------------
                                                               Subtotal                 2390.9415
--------------------------------------------------------------------------------------------------
GROUP 10.
100% MSX
--------------------------------------------------------------------------------------------------
36.         La Loteria                  Exploitation                 184377                3.8809
--------------------------------------------------------------------------------------------------
37.         San Fausto                  Exploitation                 179722                1.5000
--------------------------------------------------------------------------------------------------
38.         Maria del Pilar             Exploitation                 179259                0.0049
--------------------------------------------------------------------------------------------------
39.         El Campeon                  Exploitation                 179257                0.2072
--------------------------------------------------------------------------------------------------
                                                               Subtotal                    5.5930
--------------------------------------------------------------------------------------------------
GROUP 11.
100% MSX
--------------------------------------------------------------------------------------------------
40.         Gitano  2004                Exploration                  208096               64.0000
--------------------------------------------------------------------------------------------------
41.         La Virgen  2004             Exploration                  208466                10.000
--------------------------------------------------------------------------------------------------
42.         Mark  2005                  Exploration                  210667                0.0529
--------------------------------------------------------------------------------------------------
43.         Aracely  2005               Exploration                  210668                9.3396
--------------------------------------------------------------------------------------------------
44.         Davide  2006                Exploration                  211606                0.0788
--------------------------------------------------------------------------------------------------
45.         Maria Sofia  2007           Exploration                  215378                0.2470
--------------------------------------------------------------------------------------------------
46.         Laura Maria  2007           Exploration                  215499                1.0976
--------------------------------------------------------------------------------------------------
47.         Tania  2007                 Exploration                  215896                0.6660
--------------------------------------------------------------------------------------------------
                                                               Subtotal                   85.4819
--------------------------------------------------------------------------------------------------
                                                                      TOTAL            2,951.6627
--------------------------------------------------------------------------------------------------

                                    EXHIBIT G
                                 CERRO SAN PEDRO
                                 STAND-BY RATES

EQUIPMENT STANDBY RATES WITH OPERATOR

                                 HOURLY COST                     WEEKLY COST
   EQUIPMENT                        ($US)                           ($US)
----------------------------------------------------------------------------
    Cat 777C                         $31                           $3,170
    Cat 785B                         $42                           $4,290
    Cat 773C                         $22                           $2,250
    Cat 16G                          $20                           $2,040
    Cat 992G                         $43                           $4,390
   O&K RH120                         $71                           $7,250
    Cat 834G                         $35                           $3,570
Drilltech DK 55S                     $49                           $5,000
   Cat D-10R                         $35                           $3,570

EQUIPMENT STANDBY RATES WITHOUT OPERATOR

                                           HOURLY COST                    WEEKLY COST
  EQUIPMENT                                   ($US)                          ($US)
-----------------------------------------------------------------------------------
   Cat 777C                                    $26                           $2,660
   Cat 785B                                    $37                           $3,780
   Cat 773C                                    $17                           $1,740
   Cat 16G                                     $15                           $1,530
   Cat 992G                                    $36                           $3,680
   O&K RH120                                   $64                           $6,530
   Cat 834G                                    $30                           $3,060
Drilltech DK 55S                               $44                           $4,490
   Cat D-10R                                   $30                           $3,060

                                    EXHIBIT H
                                CERRO SAN PEDRO
                                 DEMOBILIZATION
                                    ($US 000)

---------------------------------------------------------------------------------------------------------------------------
PRE-PRODUCTION         YR 1       YR 2      YR 3      YR 4       YR 5       YR 6       YR 7       YR 8        YR 9
---------------------------------------------------------------------------------------------------------------------------
     960               960        960       960       960        960        960        960        960          0

Note: Demobilization will be zero for the year the orebody is mined out. This may be sooner than Year 9.

                                    EXHIBIT I
                                CERRO SAN PEDRO
                                 TARGET PRICING
                                   $US (000)

               EXAMPLE FEE CALCULATION WITH INCENTIVE ADJUSTMENT

                                 IF COST OVERRUN

                                          TARGET
PRODUCTION (BCM 000)
Ore                                               3,000
Waste                                             5,100
Total                                             8,100

UNIT COST SUMMARY (NO MOB COSTS)
Ore ($/bcm Ore)                                $   2.24
Waste ($/bcm Waste)                            $   1.29
Total ($/bcm Total Material)                   $   1.64

TOTAL MINING PRICE
    Mobilization                                      -
    Ore                                        $  6,721
    Waste                                      $  6,579
    Capitalized Pre-Strip
Total                                          $ 13,300

AVERAGE CAPITAL EMPLOYED                       $ 11,500

Contractor Fee Calculation
    Pre-tax Net Income (% ROCE)        20%     $  2,300

CONTRACTOR FEE                                 $  2,300

Target Price of Work                           $ 13,300
Actual Cost of Work                            $ 13,000
Contractor Fee                                 $  2,300
Incentive Adjustment                           $ (2,000)

NET COST TO MSX (50% OF INCENTIVE)             $ (1,000)

                                    EXHIBIT I
                                 CERRO SAN PEDRO
                                 TARGET PRICING
                                       $US

                EXAMPLE FEE CALCULATION WITH INCENTIVE ADJUSTMENT

                                IF COST UNDERRUN

                                          TARGET
PRODUCTION (BCM 000)
Ore                                               3,000
Waste                                             5,100
Total                                             8,100
UNIT COST SUMMARY (NO MOB COSTS)
Ore ($/bcm Ore)                                $   2.24
Waste ($/bcm Waste)                            $   1.29
Total ($/bcm Total Material)                   $   1.64
TOTAL MINING PRICE
    Mobilization                                      -
    Ore                                        $  6,721
    Waste                                      $  6,579
    Capitalized Pre-Strip
Total                                          $ 13,300
AVERAGE CAPITAL EMPLOYED                       $ 11,500

Contractor Fee Calculation
    Pre-tax Net Income (% ROCE)        20%     $  2,300
CONTRACTOR FEE                                 $  2,300

Target Price of Work                           $ 13,300
Actual Cost of Work                            $  9,000
Contractor Fee                                 $  2,300
Incentive Adjustment                           $  2,000
NET SAVINGS TO MSX (50% OF INCENTIVE)          $  1,000

                                    EXHIBIT J
                                 CERRO SAN PEDRO
                           EARLY TERMINATION SCHEDULE
                                    ($US000)

                                 Early
    Period                  Termination Fee
    ------                  ---------------
Pre-Production                  10,600
    Year 1                       9,200
    Year 2                       6,500
    Year 3                       3,800
    Year 4                       2,000
    Year 5                       1,400
    Year 6                       1,100
    Year 7                         700
    Year 8                         400
    Year 9                           -

Notes: 1. These fees will be in addition to the demobilization costs as presented in Exhibit H.

      2. This schedule will be reviewed on an annual basis and adjusted as required to reflect the estimated ore reserves mine-out date.

                                    EXHIBIT G

                             MSX PERMIT CONDITIONS

                                   (ATTACHED)

                          NATIONAL INSTITUTE OF ECOLOGY

                    GENERAL DIRECTION OF ECOLOGICAL ORDINANCE
                            AND ENVIRONMENTAL IMPACT

                                                 Mexico City, February 26, 1999.

MR. WILLIAM COPELAND DODGE VELASCO
GENERAL MANAGER AND LEGAL REPRESENTATIVE OF
MINERA SAN XAVIER, S.A. DE C.V.
JOAQUIN PARDAVE NO. 492
FRACCIONAMIENTO TANGAMANGA
San Luis Potosi, S.L.P.
TEL (48) 11-8916, FAX, (48) 11-3382

After analysis and evaluation of the Environmental Impact Statement, in its general mode, the Risk Analysis in its Detailed Risk Analysis mode, the Justifying Technical Study for the change in land use, and additional information, of the mining-metallurgical open cut exploitation and heap leaching of minerals with gold and silver contents denominated "CERRO SAN PEDRO" with a presumed location in the public land of "Cerro San Pedro", "Cuesta de Campa", "Palma de la Cruz", and several properties located in the "Comunidad da La Zapatilla", in the Cerro San Pedro municipality, in the state of San Luis Potosi, submitted by MINERA SAN XAVIER S.A. DE C.V., that will be denominated as the PROMOTER, and

                                   RESULTING:

I. On August 1st, 1997, the communication No. 1960 with the same date was received in the Federal Delegation of the Environment, Natural Resources and Fisheries Ministry (Delegacion Federal de la Secretaria de Medio Ambiente, Recursos Naturales y Pesca, SEMARNAP), in the state of San Luis Potosi, through which the Promoter requested:

      "the authorization for the change in land use (land rezoning) with an area of 360-00-00 has in lands located in the public land of Palma de la Cruz, Cerro de San Pedro, Cuesta de Campa, and other private properties in the Cerro de San Pedro municipality, which will be used to build a mining-metallurgical gold and silver producer unit. There's no official classification for the use of the land in the study area, even though INEGI defines it indistinctively as of 'forestal use or cattle pasture and collective use'. The request for change In land use is to 'others', that specifically will consist in the development of an industrial mining complex".

II. On September 1st, 1997 the communication dated August 29, 1997 was received in the SEMARNAP Federal Delegation, in the state of San Luis Potosi, through which the Promoter submitted the Preventative Report to evaluate the construction of two explosive magazines in the Mining District of Cerro de San Pedro, presumably located approximately at a 2 kms distance straight from the Cerro de San Pedro town, in the state of San Luis Potosi, considering them as works associated with the "CERRO SAN PEDRO" project.

III. On September 1st, 1997 the communication dated August 29, 1997 was received in the SEMARNAP Federal Delegation in the state of San Luis Potosi, through which the "Promoter" submitted a modification report to the Preventative Report that was conditionally approved by the General Direction of Ecological Ordinance and Environmental Impact with the official document D.O.O.DGOEIA.-05605 dated November 6, 1996, with the purpose of carrying out the new core drilling stage, in the Mining District of Cerro de San Pedro, in the state of San Luis Potosi, for its evaluation on the matter.

IV. On October 8, 1997 the communication dated October 8, 1997, was received in the SEMARNAP Federal Delegation in the state of San Luis Potosi, through which the "Promoter" asked for authorization for the construction of a mining-metallurgical unit in the Mining District of "Cerro de San Pedro", with a presumed location in the public land of "Cerro San Pedro", "Cuesta de Campa", "Palma de la Cruz", and several properties located in the "Comunidad de La Zapatilla", in the Cerro San Pedro municipality, in the state of San Luis Potosi; for this purpose, it submitted the Environmental Impact Statement, in its general mode, and the Risk Analysis, in the Detailed Risk Analysis mode, as well as other support documents, for its corresponding evaluation.

V. On October 10, 1997, the official document No. 1085 dated October 10, 1997 was received in the General Direction of Ecological Ordinance and Environmental Impact, through which the SEMARNAP Federal Delegation in the state of San Luis Potosi, submitted the following information for the "CERRO SAN PEDRO" project evaluation, promoted by Minera San Xavier, S.A. de C.V.:

      1. Volumes I and II of the Environmental Impact Statement in its general mode.

      2.    The Project Executive Summaries.

      3.    The Risk Analysis in the Detailed Risk Analysis mode.

      As attachments:

      4. Volumes IIIA and IIIB of the Environmental Impact Statement, in its general mode.

      5.    The explosive magazines construction and access routes.

      6.    Volume II: Risk Analysis Technical Appendix.

      And as reference to the Environmental Impact Studies:

      7. The geophysical resistivity studies to determine the possible existence of underground workings under the San Pedro Church in the Cerro San Pedro town, in the state of San Luis Potosi.

      8. Blasting considerations for old buildings in the projected open cut mine at Cerro de San Pedro, San Luis Potosi

      9. The adverse effect analysis in the use of explosives for rock fragmentation in mining operations.

      10. The Seismic Tomography Study Report carried out in the surroundings of the San Pedro Church.

VI. On October 10, 1997, copy of the official document No. 401-8124-1317/97 dated August 5, 1997 was received in the General Direction of Ecological Ordinance and Environmental Impact, through which the National Institute of Anthropology and History, San Luis Potosi Center, sent to Mr. Jose Luis Leyva Astudillo, SEMARNAP's Federal Delegate in the state of San Luis Potosi, with the following information:

      1.    Its Technical Resolution.

      2.    A recommendation letter.

      3. The Federal Declaration of the preservation area in Cerro San Pedro (maps attached), and

      4. The State Declaration of the preservation area in Cerro San Pedro (maps attached).

      This last in order to support the Environmental Impact Evaluation of the referred project and consider the fact that, presenting a protection perimeter for the Cerro de San Pedro town is sustained in the handling of the necessary area to minimize the impact that historical monuments could be susceptible of suffering.

VII. On October 16, 1997, Minera San Xavier, S.A. de C.V. published an abstract of the Environmental impact Statement in its general mode, for the mining exploitation project

      "Cerro San Pedro", in two newspapers of State circulation, according with the 34 Article, Fraction 1, of the General Law of Ecological Balance and Environment Protection.

VIII. On October 22, 1997, a communication dated October 20, 1997 was received in the SEMARNAP Federal Delegation in the state of San Luis Potosi sent by the Pro Ecological San Luis Group, through which it requested for public knowledge the Environmental impact Statement of the "CERRO SAN PEDRO" project.

IX. By the official document D.O.O.DGOEIA-06798 dated October 22, 1997, the General Direction submitted the "Cerro de San Pedro" project Risk Analysis, Detailed Risk Analysis mode to the General Direction of Materials, Hazardous Waste and Dangerous Activities of the National Institute of Ecology for its technical resolution.

X. On October 27, 1997 a communication without number, was received in the SEMARNAP Federal Delegation in the state of San Luis Potosi, through which the "Promoter" submitted the "ATTACHMENT TO THE ENVIRONMENTAL IMPACT STATEMENT IN ITS GENERAL MODE, REQUESTING THE FOREST LAND USE CHANGE OF THE CERRO SAN PEDRO MINING EXPLOITATION PROJECT CORRESPONDING TO THE RELOCATION OF THE LA ZAPATILLA TOWN, CERRO SAN PEDRO, SAN LUIS POTOSI" for its evaluation.

XI. From November 3, 1997, the "CERRO SAN PEDRO" project file was open to the public for consultation at the SEMARNAP Federal Delegation installations in the state of San Luis Potosi, and the Document Center of the National Institute of Ecology, according with Article 34 of the General Law of Ecological Balance and Environment Protection.

XlI. On November 17, 1997 a communication dated November 14, 1997, file number 2813, was received in the SEMARNAP Federal Delegation in the state of San Luis Potosi, through which the Pro Ecological San Luis Group requested to this Ministry that in coordination with the State authorities a Public Meeting was convoked in relationship with the project of Minera San Xavier, according with Article 34, Fraction III of the General Law of Ecological Balance and Environment Protection.

XIII. On November 21, 1997, through the official document No. 1234 dated November 13, 1997, the SEMARNAP Federal Delegation in San Luis Potosi, asked to the Northeast Regional Management office of the Water National Commission (CNA), their technical opinion related to the water use and consumption required by the "Promoter" for the "CERRO SAN PEDRO" project operation, and, for being of its competence area, the CNA will judge whatever is relevant for its interest in regard to concession that might eventually be granted.

XIV. On December 10, 1997, the official document No. 1327 dated November 28, 1997 was received in the General Direction of Ecological Ordinance and Environmental Impact, sent by the SEMARNAP Federal Delegation in the state of San Luis Potosi, in which an attachment to the Environmental Impact Statement, in its general mode of the "CERRO SAN PEDRO" project, corresponding to the relocation of the La Zapatilla town, since its within the project's influence area, was submitted.

XV. Through the official document No. 1358 dated December 10, 1997, the SEMARNAP Federal Delegation in the state of San Luis Potosi asked to the Ecology and Environmental Affairs Ministry of The State Government their opinion upon the "CERRO SAN PEDRO" project, promoted by the Minera San Xavier S.A. de C.V. company, attaching the following documents.

      1.    The Environmental Impact Statement, General mode.

      2.    The explosives magazine construction and access route.

      3. The attachment for the Environmental Impact Statement, general mode of the "CERRO SAN PEDRO" mining exploitation project, corresponding to the relocation of the La Zapatilla town, in the Cerro San Pedro Municipality, San Luis Potosi.

      4.    The Risk Analysis, Detailed Risk Analysis mode.

      5.    Volume II, Technical appendix to the Risk Analysis.

      6. The geophysical resistivity studies to determine the possible existence of underground workings under the San Pedro Church, Cerro de San Pedro, San Luis Potosi.

      7. Blasting considerations for old buildings in the open cut Cerro de San Pedro mine project, San Luis Potosi.

      8. The adverse effects analysis in the use of explosives for rock fragmentation in mining operations.

      9. The seismic tomography study report practiced around the San Pedro Church.

XVI. Through official document No. 1393, dated December 15, 1997, received in the SEMARNAP General Direction on January 19, 1998, the Federal
      Delegation of SEMARNAP in the state of San Luis Potosi, submitted the copy of the results obtained in the Public Consultation Process, carried out from November 3, 1997 in the SEMARNAP Federal Delegation in the state of San Luis Potosi, according with article 34 of the General Law of Ecological Balance and Environment Protection, for the Environmental Impact Statement, general mode, of the "CERRO SAN PEDRO" project.

XVII. Through official document No. D.O.O.DGOEIA - 07865 dated December 16, 1997, received by the "Promoter" on January 21, 1998, the General Direction requested Minera San Xavier, S.A. de C.V. the presentation of any additional information resulting from the visit to the project location, in order to continue with the evaluation in Environmental Impact matters of the "CERRO SAN PEDRO" project.

XVIII.Through the official document No. 1403 dated December 23, 1997, the
      SEMARNAP Federal Delegation in the state of San Luis Potosi, asked to the Ecology and Environmental Affairs Ministry of the State Government of San Luis Potosi a list of the instances that would participate in the document review previously sent to such Ministry, and the probable resolution date about the "CERRO SAN PEDRO" project.

XIX. Through the communication No. San Luis Potosi-98009WD dated January 29, 1998, Mr. Fred H. Lightner, legal representative of Minera San Xavier S.A. de C.V,, informed to this Ministry, that, from that date on, his legal responsibility was transferred to Mr. William Copeland Dodge Velasco, General Manager of the Company.

      This transfer of powers, was registered on the four hundred and twenty second book, JMMG /ASP / ENC, Public Instrument No. Twenty thousand one hundred forty one, in Mexico City, dated April twenty seven, one thousand nine hundred ninety eight, approved by C. Jose Maria Morera Gonzalez, principal officer of the Notary Public Register number one hundred and two of the Federal District (Mexico City).

XX. On March 17, 1998, the SEMARNAP Federal Delegation in the state of San Luis Potosi published, in four State newspapers the edict to convoke to a Public Information Hearing of the "CERRO SAN PEDRO" mining project, in response to requests submitted by several organizations of civil character, that would take place on March 20, 1998, from 15:00 to 21:00 hours in the Lomas Racquet Club at Cofre de Perote 52, Lomas 3" Seccion, in the city of San Luis Potosi, in order to collect the doubts and comments about the Environmental Impact Evaluation of the project, and include them to the Environmental Evaluation Process.

XXI. Through the official document No. 255 dated March 16, 1998, received in the General Direction dated March 17, 1998, the SEMARNAP Federal Delegation in the state of San Luis Potosi submitted additional information requested to Minera San Xavier, S.A. de C.V., for the "CERRO SAN PEDRO" project, within the period established by the current Environmental legislation, as well as a copy of the preliminary advance report of the study "Geo-hydrologic operation of the aquifer in the Cerro de San Pedro Zone, S.L.P.", carried

XXVII. On July 10, 1998, through the official document No. D.O.O.DGOEIA-03008, the Genera Direction requested for second time, according with Article 35 Bis of the General Law of Ecological Balance and Environment Protection, additional information for continuing with the evaluation of the "Cerro San Pedro" project, due the analysis results and the considerations made by the technical-academic Commission of the Autonomous University of San Luis Potosi.

XXVIII. On August 19, 1998, the communication No. SLP98260/WCD dated August
      18,1998, was received in the General Direction through which the "Promoter" submitted the additional information requested for continuing with the evaluation in environmental impact matters of the "CERRO SAN PEDRO" project.

XXIX. On August 26, 1998, through the official document No. 983, the SEMARNAP Federal Delegation submitted to the technical-academic comission of the Autonomous University of San Luis Potosi the additional information requested for concluding their opinion about the "CERRO SAN PEDRO" project.

XXX. On November 10, 1998, through the document No. SLP98372-WCD Minera San Xavier, S.A. de C.V. submitted to the SEMARNAP Federal Delegation in the state of San Luis Potosi, a copy of the official document No. BOO.E42-2023 dated October 27 , 1998, through which the National Water Commission authorized the drilling of an exploratory well in the La Zapatilla area, in the Cerro San Pedro municipality, State of San Luis Potosi, as a supplement of the geo-hydrological study carried out by the Autonomous University of San Luis Potosi.

XXXI. Through the official document No. EC0. 01.0004/99 dated January 4, 1999, received in the General Direction dated January 6, 1999, the Ecology and Environmental Affairs of the State Government of San Luis Potosi, submitted to the SEMARNAP Federal Delegation in the state, the opinion of the State Government of San Luis Potosi related to the "CERRO SAN PEDRO" project, through the document "Technical-scientific opinion about the environmental components of the Cerro de San Pedro Project by Minera San Xavier", for integrating the present authorization, indicating, besides, the following:

      "By the strong commitment of the Autonomous University of San Luis Potosi with the interests of our society and state, as well as the high professional level and ethics of every one of the Commission members that prepared this document, the State Government takes responsibility of all of its content as public opinion related to the Environmental Components of the Minera San Xavier Project"

XXXII. On February 16, 1999, the communication SLP990464-WCD dated February 16,
      1999, was received by fax in this General Direction, through which the "Promoter" clarified to the SEMARNAP Federal Delegation in the state of San Luis Potosi the area to be used in the CERRO SAN PEDRO project, that once verified resulted to be 373.39 ha.

And

                                  CONSIDERING:

I. That the project "CERRO SAN PEDRO", with presumed location in the public land of "CERRO SAN PEDRO", "Cuesta de Campa", "Palma de la Cruz", and several properties located in the "Comunidad La Zapatilla", in the Cerro San Pedro municipality in the state of San Luis Potosi, promoted by Minera San Xavier, S.A. de C.V., pretends to establish an open cut and heap leaching of minerals containing gold and silver mining-metallurgical exploitation unit, the change of land use in a project area of 373.39 out of 469.9854 total has under lease.

II. That MINERA SAN XAVIER S.A. DE C.V. submitted copy of the leasing contract of:

      1. 136.1549 has of land, located at the public land of Palma de la Cruz, Cerro de San Pedro municipality, San Luis Potosi.

      2. 290.8465 has of land, located at the public land of Cerro de San Pedro, Cerro de San Pedro municipality, San Luis Potosi.

      3. 42.9844 has of land, located at the public land of Cuesta de Campa, Cerro de San Pedro municipality, San Luis Potosi.

III. The project Public Consultation period, established according with Article 34, Fraction IV, of the General Law of Ecological Balance and Environment Protection was registered from November 3, 1997 during which 17 communications in total were received, from several committees, neighbors groups, unions, and diverse civil associations from different communities:
      Citizens of San Luis Potosi, La Morena, La Joyita de la Cruz, Cuesta de Campa and Cerro de San Pedro, and attached to them a total of 1,696 registers of citizens (1,242 names and signatures, 444 names and 10 signatures),

IV. Minera San Xavier S.A. de C.V. submitted copy of the following Concession Titles of Mining Exploration:

                         CERRO SAN PEDRO PROJECT, S.L.P.
                               MINING CONCESSIONS

                       TITLE
     CONCESSION          No.        TYPE                             CONCESSIONAIRE                           AREA (Has)
--------------------   -----    ------------   --------------------------------------------------------       ----------
La Princesa            180298   Exploitation   Neg.Min.La Victoria y Anexas en S. Pedro, S.A. de C.V.            5.5916
La Princesa Poniente   180366        -         Nsg.Min.La Victoria Y Anexas en S. Pedro, S.A. de C.V.            0.0076
Begona                 181179        -         Neg.Min.La Victoria y Anexas en S. Pedro, S.A. de C.V.           10.0000
Santa Ana              180598        -         Neg.Min.La. Victoria y Anexas en S. Pedro, S.A. de C.V.           8.0000
Santa Ana Sur          180597        -         Neg. Min. La Victoria y Anexas en S. Pedro, S.A. de C.V.          1.5076
Los Blancos            181180        -         Neg. Min. La Victoria y Anexas en S. Pedro. S.A. de C.V.          9.0394
Gogorron               180300        -         Neg. Min. La Victoria y Anexas en S. Pedro, S.A. de C.V.          9.6250
San Nicolas            180608        -         Neg.Min.La Victoria y Anexas en S. Pedro, S.A. de C.V.            6.9788
San Nicolas Sur        180610        -         Neg. Min. La Victoria y Anexas en S. Pedro, S.A. de C.V.          1.4986
San Nicolas Suroeste   180609        -         Neg. Min. La Victoria y Anexas en S. Pedro, S.A. de C.V.          0.1923
Los Riscos             182282        -         Neg. Min La Victoria y Anexas en S. Pedro, S.A. de C.V.           4.3474
La Conceocion          182281        -         Neg. Min. La Victoria y Anexas en S. Pedro, S.A. de C.V.          4.0000
Cnstina                186231        -         Tomas and Roberto Alcalde Garcia                                 93.6220
Cnstina 2              180938        -         Tomas and Roberto Alcalde Garcia                                  0.5537
Gama                   179256        -         Tomas and Roberto Alcalde Garcia                                 41.6391
La Canoa               186370        -         Tomas and Roberto Alcaide Garcia                                  3.4799
La Canoa 2             180948        -         Tomas and Roberto Alcalde Garcia                                  0.6649
La Canoa 3             184906        -         Tomas and Roberto Alcalde Garcia                                  0.0051
Omega                  193390        -         Tomas and Roberto Alcalde Garcia                                  2.0576
Omega 2                180958        -         Tomas and Roberto Alcalde Garcia                                  0.1687
San Salvador           186268        -         Tomas Alcalde Garcia                                             12.9399
El Tribilin            187088        -         Tomas Alcalde Garcia                                             18.2808
La Victoria            185387        -         Tomas Alcalde Garcia and Gabriel Valle Echenique                 10.3797
Gabnel                 197045        -         Tomas Alcalde Garcia and Gabriel Valle Echenique                 18.0000
El Barreno             179603        -         Celia Mata Brothers                                              11.2359
El Porvenir            199546        -         Antonio Alvarez Ruiz                                              4.4200
Porvenir               183925        -         Antonio Alvarez Ruiz                                             12.0000

And Surface Lands:

SURFACE LAND                   NAME                      LEASED AREA (Has)
------------                   ----                      -----------------
     1            Palma de la Cruz Public Land              136.1549
     2            Cerro de San Pedro Public Land            290.8465
     3            Cuesta de Campa Public Land                42.9844

V. That during the Public Consultation period of the "CERRO SAN PEDRO" project file, from November 1997, in the SEMARNAP Federal Delegation in the state of San Luis Potosi, according with Article 34 of the General Law of Ecological Balance and Environment Protection, the attendance of 21 persons was registered, for consulting the Environmental Impact Statement of the project with approximately 104 consulting hours, where the proposal for a public information hearing was requested.

VI. That during the technical inspection carried out to the project site during the period of November 12-14, 1997, by SEMARNAP Federal Delegation personnel, in the state of San Luis Potosi, the "Promoter" and the General Direction of Ecological Ordinance and Environmental Impact, several technical matters related to the "CERRO SAN PEDRO" project were explained, and submitted by the "Promoter" as additional information requested by the official document No. D.O.O.DGOEIA-07865, dated December 16, 1997 for the project evaluation.

VII. At the Public Information Hearing of the "CERRO SAN PEDRO" mining project, in order to gather doubts and comments about the project execution and integrate them to the environmental evaluation process:

      1.    Part of the Presidium was integrated by:

            a) Lie. Fernando Lopez Palau, Ministry of Economic Development of the State

            b) Ing. David Atisha Castillo, Ministry of Ecology and Environmental Affairs of the San Luis Potosi State Government

            c) Congressman Pedro Pablo Zepeda Sierra, Ecology Commission of the State Congress

            d) Ing. Jorge Lorda Andrade, Northeast Regional Sub-manager of the National Water Commission

            e) Ing. Antonio Aleman Fernandez, representative of the San Luis Potosi Municipal President, Lic. Alejandro Zapata Perogordo

            f)    C. Baltazar Reyes Loredo, Cerro de San Pedro Municipal
                  President

            g) C. Juan Manuel Velazquez Astudillo, SEMARNAP Federal Delegate in the state, and

            h) Biol, Ligia Butron Madrigal, Environmental Impact Director of the National Institute of Ecology, Mexico, D.F.

      1. 319 persons were registered, among which there were members of social organizations, academies, businessmen, ecological groups, municipal, State and federal government institutions, as well as non-organized citizens interested in the project.

      2. 15 persons were registered to express their particular opinion and 7 more gave a formal presentation. The comments and proposals submitted by the attendants to the Public Information Meeting were answered by the "Promoter" properly, summarizing both side opinions in the following table:

RECLAMATION                                                            The reclamation of the area affected by the project
The company should commit     The company has expressed that the       execution, will be planned from the activities startup,
itself to restore the zone    zone has already been damaged;           without waiting to the abandonment stage, as it is
in case of pollution.         nevertheless, it does accept the         pointed out in the present authorization and as part
                              commitment of assuring the               of the General Reclamation Plan of the zone requested
                              reclamation activities in case of        By Condition No.75.
                              pollution.

WATER
If the company has in mind    The company will carry out analysis      Since there could be other options. It has been
using the water from the      of the water present in the San Pedro    requested in the Condition No.67 to the company to
San Pedro shaft, the          shaft, for verifying its metals          develop and apply an "aspersion" method of barren
metals contents should be     content and determining its use          solutions with Sodium Cyanide to the heaps, as one
analyzed prior to its use.    availability.                            of the methods to save water pretending to reduce
                                                                       its consumption as an alternative.

                                                                       The company should submit at the proper time, If it
                                                                       decides to modify the supplying source of water,
                                                                       considering the one found in the shaft of old mining
                                                                        operations, according to the Condition No.68

There's no                    There's already a geo-hydrological       The geo-hydrological study was submitted to this
geo-hydrological              study of the zone, which will be         General Direction, where it is considered that the
studies of the zone           available for consultation and           aquifer of the San Luis Potosi Valley is different
based on field work.          review.                                  from the one in the Cerro San Pedro area, fact that
                                                                       was considered for the project feasibility.

SOCIAL ASPECTS
The major percentage of       Propose an approach between the          In the competence area of this Ministry, It has
taxes should be absorbed      municipal authorities and the Public     been recommended to the company in Condition no.9 to
by the entity, for State      Finance Ministry for analyzing the       consider the social and economical benefit for the
environmental reclamation,    proposal that the taxes that will be     region, so that there could be an economical growth
since benefits should be      paid, will return to the municipality    in the zone through the personnel hiring, further
received along with the       for its application In municipal         recommendations are made in the Term 7 No.3 since
risks.                        works.                                   they go beyond this Ministry scope.

To build another town and     Currently, the negotiations for          It will be responsibility of the company to maintain
other church doesn't          voluntary relocation of the Cerro de     under monitoring and restore any damage in the
rebuild history. There        San Pedro inhabitants is at a 90%        historical buildings in Cerro San Pedro town.
should be included in the     advance.                                 According to the company's opinion, a cooperation
project plans, the areas                                               agreement with National Institute of Anthropology
for the relocation of the                                              and History for the preservation of buildings in
towns.                                                                 Cerro San Pedro. In Condition No. 32 it is stated
We won't allow the                                                     that the company should maintain a safety area around
demolition of the town,                                                the town.
neither its evacuation.
Cerro San Pedro can go on
without necessarily being
a mining town. We are not
leaving the town.

Twice a year audits by a      It is proposed a social audit as         As part of the recommendations of this Ministry to
citizenship committee are     surveillance and the installation of     the company, are those related to the promotion of
proposed.                     a citizenship committee, that reviews    Technical-scientific and citizenship committees, as
                              its operations every six months.         stated in the Term 7 numbers 2 and 3.

HISTORICAL ASPECTS
Two churches will disappear   The company pointed out that the         Considering the last events in the Cerro San Pedro
with the development of       physical conditions of the churches,     town, where several collapses have occurred in the
this project: San Nicolas     specifically San Pedro Apostol,          surroundings of the San Pedro church, it is important
Tolentino and San Pedro       presents an imminent fall risk, even     to point out that before anything, this Ministry
Apostol.                      if the company didn't operate;           considers a need the immediate agreement between the
                              nevertheless, it commits itself to       company and the National Institute of Anthropology and
The authorities should        protect and restore such churches        History, in order to carry out the proper actions that
provide assurances that the   located in the town.                     allow the preservation of the historical buildings in
Federal Law for Historical    The company developed a detailed study   Cerro San Pedro, according to the Resulting section
Monuments will be obeyed.     of seismic tomography that shows the     VI, in the Considerations section IX, and in the
                              conditions of the church, that would     Recommendation number 5.
The church could suffer       support the protection actions that
permanent damage, it is       should take place. The company will
necessary that the company    produce a photographic survey submitted
informs about its condition   to a notary public.
continuously.

TOURIST ASPECTS
The zone has unique           The company doesn't reject the           Having in mind the importance of the municipality's
aesthetic characteristics     tourist projects execution in the        development, this Ministry has recommended to the
even though it is not         zone, and therefore invited those        company in the Term 7, Nos. 3 and 4, that in
mentioned in the study, and   interested to have a meeting to          coordination with the State and municipal
therefore is frequently       analyze the project availability.        governments, carries out actions that promote
visited by artists,                                                    benefits for region inhabitants, not only in the
painters, musicians, and                                               social aspect, but also in the economical one.
photographers.
We have already submitted a
tourist-based project that
would generate 400 jobs on
the short term.

FLORA AND FAUNA
Flora and fauna can be        A rescue program for flora species       The vegetation and fauna preservation is extremely
relocated for their           under protection status will be          important and therefore included in the Conditions
preservation.                 designed, under the direction of         No. 4, 8, 14, 21 and 24.
There are three species       expert institutions.
under protection status,      The installation of a botanical
and therefore a specialist    garden is proposed.
should be hired for the
recollection of the cactus
before project start.
Identify zones where the
cactus will be relocated.
Permanent Rescue program.
If there are any species in
danger, the authorization
for the project should be
denied.

There should be a             The company pointed out that, in         The reforestation zone, will include actions that
reforestation program that    order to assure the success in the       will tend to compensate the surface vegetation lack,
includes: number of           needed reforestation, it will carry      as indicated in Condition No. 76.
participants, technical       out personally a reforestation
level, etc., considering a    program in the zone.                     Since the fertile soil layer in the zone is
specialist and a work crew.                                            superficial, Conditions Nos. ,34 and 35 indicate to
Reclamation of the soil                                                the company that it should recover for the
layers for botanical                                                   reclamation activities in the zone.
garden, reforestation area,
species rescue, etc.

The project would affect      There's no affectation upon the          The ecosystem mentioned doesn't form part of the
the oak and pine forest       Sierra de Alvarez zone.                  area where the project pretends to be developed, and
ecosystem, part of the                                                 isn't under any risk if it's carried out, and
Sierra de Alvarez where                                                therefore isn't considered for this authorization
several endangered animal
species live.

The project is located 20
kms from the protected
natural area of the Sierra
de Alvarez, and the impact
includes the oak area on the
top of the Monte Caldera.

MATTERS REGARDING THE         The company stated its commitment to     Minera San Xavier, S.A. de C.V. has sated its
PROJECT DEVELOPMENT           organize as many meetings as needed      commitment to provide the public with all the
It is requested to carry      for clearing up any doubts that could    information that is required for a better
out another Public            be generated.                            understanding of the "Cerro San Pedro" project.
Information Meeting, more                                              The Public Information Hearing was carried out
public and without the need                                            according to Article 34, Fractions III and V of the
of an executive summary.                                               General Law of Ecological Balance and Environmental
                                                                       Protection, in the place that was found available at
Organization of this forum                                             the time, with enough capacity for all the
is given in hurried terms.                                             attendance.
The forums can take place
anywhere.

Federal authorities should    The Environmental Impact Statement,      The Environmental impact Statement, in its specific
have requested an             submitted in its general mode, counts    mode, requested for projects with such
Environmental Impact          with supplementary information that      characteristics that could alter very particular
Statement, in the specific    provides more information than the       elements of the biotic communities components that
mode.                         one that could have been submitted in    develop in the area where they will be carried out,
                              any other mode.                          areas where there's still a good flora and fauna
                                                                       natural preservation.

                                                                       This doesn't mean that it necessarily covers all the
                                                                       necessary aspects for the activity evaluation, or that
                                                                       automatically its resolution is positive.

                                                                       The information submitted in the documents for the "Cerro San
                                                                       Pedro" mining project, exceeded the requirements included in the guide for developing the Environmental Impact Statement, in its general mode, nevertheless it was requested to the
                                                                       company further explanation over some topics that had to be expanded for assuring that the zone preservation and the
                                                                       prevention of some impacts that could be generated.

VIII. That the "CERRO SAN PEDRO" project, promoted by Minera San Xavier, S.A. de C.V. is not located within any protected natural area, of federal or State character.

IX. That the National Institute of Anthropology and History in the state of San Luis Potosi informed to the "Promoter" through the official document No.401-22-D 412 dated July 2, 1997, the conservation guidance that should be observed during the exploitation of minerals in the surroundings of the Cerro San Pedro town.

X. That the area where the "CERRO SAN PEDRO" is pretended to be developed and promoted by Minera San Xavier, SA de C.V., it was identified the presence of individuals of species under different protection categories, according with the Official Mexican Norm NOM-059-ECOL-1994.

XI. That the Cerro de San Pedro town has great historic importance in the foundation of the city of San Luis Potosi.

XII. That the land where the open cut and heap leaching of minerals containing gold and silver a mining-metallurgical "CERRO SAN PEDRO" project pretends to be developed is considered of forest or cattle pasture use in an arid zone of low economical profits, and with the change in the use of land it is pretended to obtain a benefit for most of the Cerro de San Pedro community.

XIII. That Minera San Xavier, SA de C.V. has shown to be willing to obey the conditions that the authority establishes in Environmental Impact and Risk matters, integrating the best equipment and systems during the extraction and leaching process of materials with gold and silver contents, in behalf of the Cerro San Pedro town inhabitants health, the preservation of the ecological balance, and the respect of the life quality of the San Luis Potosi citizens.

XIV. That based on Article 35, in the next to the last paragraph of the General Law of Ecological Balance and Environment Protection, the Ministry can request warranties for the compliance of the conditions established in the authorization, in those cases specifically pointed out in the regulations of the law above, if during the development of works, serious damages could occur to the ecosystems.

      Guaranties for the CERRO SAN PEDRO project, proposed by MINERA SAN XAVIER, S.A. de C.V., as well as bonds that will insure the compliance with the terms and conditions of this authorization will be established and based on financial feasibility studies developed by entities with such capabilities and submitted to this General Direction according to the terms and conditions of this authorization.

Based on the preceding paragraphs and on Articles; number 28, sections III and VII, numbers 30 and 34 sections III and V, number 35 section II and 147 of the General Law for Ecological Balance and Protection to the Environment; numbers 5 and 20 section II of it's regulations regarding environmental impact; number 32 bis of the Organic Law for Public Federal Administration and number 60 of SEMARNAP's internal regulations, the General Direction for Ecological Balance and Protection to the Environment considers the San Pedro Project to be ACCEPTABLE ACCORDING TO LEGAL RULES and has resolved THE CONDITIONAL AUTHORIZATION of It's development and subject to the following

                                      TERMS

FIRST.- MINERA SAN XAVIER, S.A. DE C.V. is authorized in the matters of Environmental Impact and Risk, the Land Rezoning of a desert forest area as well as the preparation, development, maintenance, abandonment and reclamation of the site over a surface of 373.39 ha out of 469.9854 ha that have been leased for the development of the "Cerro San Pedro" Mining - Metallurgical project of open pit and heap leaching operations that will treat gold - silver ore, approximately located at the intersection of the following geographic coordinates: 22(degree)13' North Latitude and 100(degree) 49' West Longitude, 20 kilometers northwest of the City of San Luis Potosi, in the Cerro San Pedro Municipality, State of San Luis Potosi, The project can be described as follows:

1. Mining - Metallurgical project to be initiated with the open pit exploitation of rock material at a large scale, followed by a mixed metallurgical process that will include the preparation of mined-out material (crushing, screening and transport), a hydro-metallurgical stage known as heap leaching and chemical precipitation or "Merrill-Crowe" and smelting in rotary furnaces to finalize with the production of metallic concentrate known as dore. The project also includes the following;

2. Development over an area of 373.39 hectares in the municipality of Cerro de San Pedro, including:

                       SURFACE
   DESCRIPTION        (Hectares
   -----------        ---------
Mine area (Open Dit)    67.58
Crushing station         3.53
Dumps                  178.00
Leach pad (Phase 1)     30.15
Leach pad (Phase 2)     31.35
Leach pad (Phase 3)     36.94
Four solution ponds      1.00
Recovery plant           3.50
Office building          0.04
Lab                      0.03
Storehouse               0.11
Conveyor belt            0.75
Access roads            10.58

Magazines                      0.68
Relocation of La Zapatilla     9.15
   TOTAL                     373.39

3. Approximately 117 million tonnes of fragmented waste rock in different sizes, will be disposed of in the waste dump site, covering a surface of approximately 16.78 ha and 30 m high.

4. Approximately 77 million tonnes will be deposited in the heap pads reaching a final height of 65 m at the end of the mine life.

5. The conveyor belt system installed between the pit and heap pads will be 2 Km long.

6. During a period of eight years; 117 million tonnes of waste and 77 million tonnes of ore with, an average of 0.67 grams per tonne (g/t) gold and 25 (g/t) silver will be produced.

7. The heap leaching process through ore piles with gold and silver contents, will be made with a solution carrying 0.5 g/lt, of sodium cyanide.

8. Production will be at a 32,000 tonnes per day or 9.92 million tonnes per annum (t/a).

9. A metallic alloy of gold and silver known as dore, will be produced at a rate of 144,000 kg per year.

10. The project will have a maximum storage capacity of 200 tonnes of sodium cyanide, and 250,000 liters of diesel in several tanks.

11. The project will have barren, intermediate, pregnant and barren solution ponds with a capacity of 13,757 m(3),13,757m(3) and 8,139 m(3), respectively.

12. There will be an additional over-board and fresh water pond with a 43,275 m(3) pond.

13. Clearing of the vegetation cover will require the rescue of all individuals of species with some protection status, amenable to relocation and/or it's use in the reclamation process, following the NOM-059-ECOL-1994 official standard.

      Clearing and stripping of the mine area will cover an extension of 67.58 ha while the heap pads will cover 98.43 ha. Waste material will be hauled by trucks to the waste dump area, located to the east and northeast of the pit over an area of 178 ha.

      The open cut mine will be located in the southeastern slope of the SAN PEDRO hill. The pit will be exploited in 10 m benches for both ore and waste material, with the use of drilling equipment, hydraulic shovels and large tonnage off-road dump trucks to haul ore and waste.

14. Mining of the gold and silver ore deposit will be made by open pit standard methods, while the recovery process will be made through the heap leaching method with the use of low concentration - sodium cyanide solutions and a "Merrill Crowe" plant that uses zinc powder to precipitate metals for later refining in a rotary smelting furnace. The main exploitation activities will be:

      a) BLASTING.- Bench drilling will be blasted with the use of an ammonium nitrate and diesel mixture and an approximate consumption of 0.170 Kg per tonne. Ignition will be made with the use of cord, fuse and retardants to control the blast sequence and have a more efficient breaking of the rock.

      b) TRANSPORT.- Rock material will be shoveled in large tonnage off-road dump trucks by means of two or three hydraulic 17 m(3) shovels and a 16 m(3) front end loader.

      c) CRUSHING. - Ore will be crushed 80% to less than 140 mm with a giratory crusher, piled in a 158,000 t stock pile approximately 100 m in diameter and 47 m in height. Ore will be transported through a conveyor belt to the secondary and tertiary crushing stations where more than 80% will be reduced to less than 12.7 mm in size. Depending on some of the leaching characteristics of the ore, this might not go through the secondary and/or tertiary crushers.

      d) HEAP LEACHING.- Ore material will be piled up on top of the heap pad in 5 m benches to build a final pile approximately 65 m high. Once in the pad, the ore will be sprayed with a Sodium Cyanide solution with a 0.5g/lt concentration pumped from the barren solution pond through a piping system at a 0.204 liters per min./m(2) rate.

            The solution will go through the ore pile, leaching contained metals and will collect at the bottom of the pile over an impermeable polyethylene base. The pregnant solution will be conducted to a rich solution pond for further treatment in the processing plant, or to the intermediate pond where it will be recycled to the heaps to be enriched.

      e) RECOVERY AND REFINING OF MINERALS.- The metallurgical recovery process will involve the following activities:

            -     Ore crushing.

            -     Mineral leaching with low concentration cyanide solutions.

            -     Recovery of solutions in solution ponds.

            -     Recovery of gold and silver values and smelting.

            Once gold and silver have been extracted, the barren solution will be pumped to an intermediate solution pond to be reconditioned in it's sodium cyanide concentration and pH, before recycling to the heap pads.

            All solutions will be recycled within an impermeable, confined environment with neither discharges nor contact with the exterior, with the purpose of eliminating any possibility of soil pollution and avoid loosing the metal contents of the solution.

15. SECONDARY ASSOCIATED PROJECTS.- These include the construction of office buildings, demolition and removal of all buildings and structures, water and electrical power line construction and access road.

      a) RELOCATION OF THE LA ZAPATILLA AND CERRO DE SAN PEDRO COMMUNITIES.- Construction of a new population center for the La Zapatilla inhabitants and for the Cerro de San Pedro inhabitants in case they decide it so, process that will be carried out once the Company has covered all other requirements.

      b) MAGAZINE AND ACCESS ROAD CONSTRUCTION.- It will follow all specification established by the Ministry of National Defense for this type of facilities.

      c) ACCESS ROADS.- Access roads to different operation areas will be graded with an average width of 12 m, appropriate for the circulation of mining and hauling equipment. During construction and operation, the roads will be continuously watered to avoid dust Generation.

      d) POWER LINE CONSTRUCTION.- Electrical power will be obtained from a primary CFE net to a transformer in the Cerro de San Pedro area that will regulate voltage and provide service to the mine. An average annual consumption of 55 MKwh is estimated for an installed capacity of 7,000 Kwh.

      e) WATER PROVISION.- All water required for dust suppression in roads, for heap pads and ponds, etc., will be subject to the authorization and granting of water rights by the National Water Commission.

SECOND.- This authorization is valid for a period of twelve years. Activities during the first eight years will include mining and processing of ore as well as the execution of a Monitoring Program and the following four will conclude with the monitoring program, the neutralization of ore in the heap pads and finalize the reclamation of the site.

This time limit will begin the following day of receipt of this authorization and can be prorogued, following the judgment of this Ministry, as long as MINERA SAN XAVIER, S.A. DE C.V. submits its request to this General Direction of Ecological Ordinance and Environmental Impact before thirty days of the expiration date. A copy of the last compliance of conditions report should be attached and validated by the Environmental Protection Federal Attorney (PROFEPA) in the State and by the different committees that will be created for the purpose of providing a follow-up to the project.

THIRD.- MINERA SAN XAVIER, S.A. DE C.V. is subject to comply with all conditions included in Article 21 section II of the Regulations of the General Law of Ecological Balance and Environment Protection, regarding environmental impact, in the case it decides not to proceed with the development of activities referred to in this resolution. This General Direction of Ecological Ordinance and Environmental Impact will determine the necessary measures to be followed to avoid any negative modifications to the environment..

FOURTH.- MINERA SAN XAVIER, S.A. DE C.V. should submit previous notification to this General Direction, of any changes to the project as stated in the Environmental Impact Statement (General mode), Risk Analysis (Detailed Risk Analysis mode) and Supplementary Information submitted, including future expansions, to determine adequate actions according to the existing environmental legislation.

It is strictly forbidden to perform preparation and construction activities other than those specified in this authorization.

FIFTH.- According to Article 35 of the General Law of Ecological Balance and Environment Protection, this resolution refers to the environmental aspects of activities and works described in Title First of the same of the CERRO SAN PEDRO PROJECT; it is the obligation of MINERA SAN XAVIER, S.A. DE C.V., to permit and obtain other authorizations, concessions, licenses, permits and others considered as requisite to perform and operate ail works, among which the required permit to Change of Use from Forestry and Preferentially Forest Characteristics, is included.

It is of its most critical responsibility the validity of all civil, mercantile and labor agreements that have been signed to operate within the Law, as well as its compliance and legal consequences that will be applied by the Ministry of Environment, Natural Resources and Fisheries and/or other federal, state or municipal authorities.

SIXTH.- The construction, operation, maintenance, closure and abandonment of the CERRO SAN PEDRO project, shall be subject to the description made in the Environmental Impact Statement (General mode); Risk Analysis ( Detailed Risk Analysis mode) and its annexes and project maps submitted by MINERA SAN XAVIER, S.A. DE C.V. as well as all measures of this resolution according to the following

                              C O N D I T I O N S

1.    GENERAL

MINERA SAN XAVIER, S.A. DE C.V., shall:

1. Guarantee through a bond, insurance or other similar instruments, the proper compliance with all conditions referred to in this resolution and the reclamation of the project area or the attention to any contingency.

      The type and amount of required guarantees will be according to technical-economic studies that will evaluate and insure the attention to accidents, health and environmental risks, reclamation plans and programs, as well as the compliance with all conditions to which the project is subject to, considering each and every one of the stages mentioned in the Environmental Impact Statement (General mode); Risk Analysis and supplementary information submitted. Results of this evaluation as well as the amount and type of guarantees shall be submitted to this General Direction in original and three copies for approval.

      Within THREE MONTHS of receiving this authorization, the PROMOTER shall submit its proposal for a first guarantee or insurance in which the preparation stage is included, at least, with the following stages being conditioned, to the presentation of their corresponding guarantees or insurance; this proposal will be evaluated by this General Direction and once accepted, will be sent to PROFEPA for it's follow-up with copies to the corresponding SEMARNAP and PROFEPA Delegations in the State of San Luis Potosi.

2. Establish a Supervision Program in which a responsible (entity or person?) be assigned to the project, with good technical capabilities to identify critical environmental and risk aspects, to make decisions, define strategies or modify negative activities. It will create, furthermore, an internal Group of Environmental Vigilance that will be responsible, at all moments of watching the compliance with all Project's terms and conditions It will submit the aforesaid program to PROFEPA with copies to this General Direction and the SEMARNAP and PROFEPA Delegations in the State of San Luis Potosi, within a THREE MONTH period of time after reception of this document.

3. Promote the formation and support of a Technical-Scientific Group that will provide follow-up to those commitments defined during the evaluation and resolution process of the CERRO SAN PEDRO project, for this purpose, the recommendations pointed out in Term number Seven of this authorization, might be considered.

4. Previous to any activity in the area to be affected, carry out the rescue and relocation of all wild flora and fauna individuals present on site, that are considered with any state of preservation, following standards of the Official Mexican Standard NOM-059-ECOL-1994 and, after that, consider all other flora species, parts of them, seeds, trees or brushes that can be used in the reclamation of the project. Other species different to those existing in the project site, can not be used for reclamation purposes since they would be considered exotic. This activities based on a Protection Program that should be carried, out based on existing field studies and new sampling in the area.

5. Relocate all plants in final or temporary locations according to the Protection Program. At the end of the relocation, submit to this General Direction a map where relocation sites are marked along with a listing of species and the total number of individuals of each species relocated. Determine the preservation areas in conjunction with Municipal and State authorities, in a place feasible for this purpose and where the risk of individuals being affected by other activities does not exist.

6. Determine and outline an area where a botanical garden can be established with the purpose of collecting all representative vegetation of the CERRO SAN PEDRO site and to promote training courses and diffusion of actual mining activities, the importance of preserving natural systems and the alteration of natural ecosystems due to these activities.

7. Determine and an area where future activities will not affect the establishment of a green house and where vegetation individuals that will be used in the reclamation process can be reproduced from seeds. This will be initiated at the beginning of project activities, considering the long life cycles of desert species.

8. Notify to its workers of general dispositions and sanctions defined by laws in the matters of wild flora and fauna protection; within SIX MONTHS of receiving this authorization, send to this General Direction, with copies to the SEMARNAP and PROFEPA Delegations in the State, a list of actions that will be carried out to guarantee that the workers will respect legal ordinances with the final purpose of protecting wild flora and fauna, including those under any protection status in the area of influence of the project.

9. Hiring local inhabitants will be preferred with the purpose of avoiding negative social economic impacts due to the demand of goods and services and channel out the economic flow derived from the project to the local population.

10. Previous to the start-up of project activities, to obtain required permits, licenses, authorizations and concessions, among others:
      Authorization of the National Water Commission to use underground water and transmission of water rights according to existing regulations; water will only be extracted to substitute that evaporated in the process and only domestic waters will be allowed to be discharged. Other authorizations are as follows:

      - Authorization for the change of use of forestry land (land rezoning).

      -     Use of soil license issued by a local authority.

      -     Environmental License.

      -     Residual water discharge.

      -     La Zapatilla town relocation permit.

      -     Construction License. ,

      - Authorization to store and handle explosives, issued by the Ministry of National Defense.

      -     Authorization for not hazardous solid waste disposal.

      Copies of these authorizations, once obtained, should be sent within THIRTY DAYS, to this General Direction, with copies to the SEMARNAP and PROFEPA Delegations in the State.

11. Maintain construction and operation equipment in the best possible working conditions during the different stages of the project and establish a systematic monitoring program, in such a way that the following Official Mexican Standards are met:

      a) NOM-041-ECOL-1993, that refers to the maximum allowed levels of polluting gases from the exhaust of automobiles driven with gasoline.

      b) NOM-045-ECOL-1993, that refers to the maximum levels of smoke opacity allowed from the exhaust of automobiles driven with diesel fuel oil.

      c) NOM-080-ECOL-1994, that refers to the maximum levels of noise allowed.

      d) NOM-001-SEMIP-1994. That refers to installations that provide electrical power, as published in the Official Gazette October 10, 1994.

12. Previous to the start-up of project preparation or any other activities, to promote necessary permits to relocate the inhabitants of the Cerro San Pedro and La Zapatilla communities, as well as any other that might be affected by the project, as needed. This should be done with the permission of all local people, Municipal, State and Federal Governments according to applicable legislation.

13. Follow lines of action regarding the adequate disposal of different types of wastes generated during the different stages of the Cerro San Pedro project:

      a) Domestic solid wastes (mostly organic matter) will be located in capped containers strategically located in the areas of generation. Final disposal will be periodical where local authorities decide, to avoid its dispersion and generation of noxious fauna

      b) Other solid waste, like empty bags, paper, cardboard, glass, wood, saw dust, plastic, metal parts, etc., susceptible to recycling will be channeled through those companies that provide recycling services.

      c) Other materials generally used for construction, installation, equipment tests and maintenance, like: paintings, greases solvents and spent acids, as well as their containers, tow and papers impregnated by the former, will be considered as hazardous wastes, according to the Official Mexican Standard NOM-052-ECOL-1993, and have to be collected and stored following the Regulations of the General Law of Ecological Balance and Environment Protection-referring to hazardous wastes and later sent to recycling, incineration and/or confinement to authorized facilities authorized by this Ministry, after notification to this General Direction and to PROFEPA in the corresponding official forms.

14. Establish the limitation of its environmental responsibility along with this Ministry and the State Health Department, concerning possible future damages based on existing environmental characteristics already established and future data that will be gathered on site. The following should be established:

      a)    Area included within the environmental and health characterizations.

      b) Natural environment characteristics that will be defined taking into account those that might be affected by mining activities and possible contingencies.

      c) Health characteristics that will be determined for those inhabitants in the project area according to the area already defined for such studies, taking into account those physiological factors that might be altered by mining related activities,

      d) Estimated degree of soil, water and air pollution, making reference to current concentrations of pollutants in both surface areas and at depth.

      e) Sampling of pollutants (heavy metals in general) in flora and fauna, considering the study area, those parameters that might be affected by mining.

            Technical personnel assigned to this task by the Company, along with municipal, state and federal authorities will determine the scope of this analysis and the best way of doing it. Results shall be submitted to the Vigilance Committee.

            Those Official Mexican Standards that might be applicable should be considered, such as the Official Mexican Standard NOM-048-SSA1-1993 that establishes the normalized method to evaluate health risks as a consequence of environmental agents, among other.

            A guideline or protocol that will include the aforesaid, should be submitted to this General Direction for evaluation, with copies so the corresponding SEMARNAP State Delegation as well as to the Technical - Scientific Committee in a period of time that shall not exceed of six months from the moment this authorization is received and, once accepted to PROFEPA for follow-up. All analysis that the Company ought to submit to comply with all environmental aspects, shall be carried out in certified laboratories belonging to the National System of Testing Laboratories (SINALP).

15. Previous to the start-up of project preparation or any other activities, submit to this General Direction detailed Engineering of proposed works that will guarantee the compliance, without restrictions, of all environmental conditions established in this resolution, with quality control annex information of programs that shall establish all measures to be taken during the construction process in the development of this project.

16. Establish adequate restrictive and informative signals to the general population, that will establish the works that the Company will carry out in that site.

17. Follow all regulations established by the Ministry of Labor and Social Prevision and comply without restriction with the Program of Health and Safety.

18. Perform maintenance and/or repair of the equipment in a shop that will be impermeable (floor) and equipped to collect waste greases and lubricants. Wastes generated in this area shall be stored in properly marked cans that should be delivered to be handled and disposed of by a properly authorized company.

19. Establish a compromise with this General Direction to certify, with the use of best standards, the quality of each and every one of the phases of the project, including detailed engineering of construction, operation and monitoring, contingency response, detoxification and reclamation as well as those services that will be used, such as the chemical analysis laboratories. The Company might decide to establish an Environmental Management Voluntary Program in which a System of Environmental Administration will be included and will comply with quality standards such as ISO 14000, Integral Responsibility or a Total Quality Program.

It is strictly forbidden to MINERA SAN XAVIER, S.A. DE C.V.;

20. The use of chemical products and/or burning for vegetation clearing activities.

21. Illegal capture and sale of terrestrial and/or aquatic wild flora and fauna species with emphasis in those species approved for hunting activities and those included in the NOM - 059-ECOL-0994. MINERA SAN XAVIER, S.A. de C.V. will be responsible of any environmental wrong doing by its workers and will be subject to judiciary dispositions established by the law in this matter.

22.   Opencast disposal of domestic sewage and industrial waste waters.

23. Maintenance and repair of equipment and machinery outside of those established places conditioned for that purpose.

24. Abandonment or burial of hazardous wastes such as cloths and tows soaked in lubricant oils or greases, containers, packaging material and others along access roads or any other parts of the project.

25. Change the trace of existing roads without previous notification, analysis and authorization.

26. Opencast disposal of any type of trash; this shall be hauled to those sites indicated by municipal authorities.

27. The lighting of bonfires or explosives outside the areas designed for this purpose.

28. The construction of permanent camps; only temporary camps will be allowed, trying to diminish their area to a minimum and to locate them in places that have already been altered by previous activities. .

II.   SITE PREPARATION AND CONSTRUCTION

MINERA SAN XAVIER, S.A. DE C.V, SHALL:

29. Before clearing activities, carry out the rescue of those individuals of flora and fauna on site belonging to the listing of species subject to protection according to the NOM-059-ECOL-94 and to the general conditions established in this document. In the case of local fauna, to rescue those individuals living in burrows in the areas to be affected and that due to their slow movement characteristics or physiological requirements can not re-establish on their own.

      For this effect, consider these activities within the Protection Program referred to in the General Condition number 4, with the participation of highly specialized technical personnel. This program should clearly indicate a list of species included, the scope and timetable of activities, techniques to be used in the rescue, relocation sites and actions to be taken to insure the survival of those individuals to be relocated.

      Such a program should be submitted along with preliminary results, as mentioned in the condition of reference, within SIX MONTHS from the date of authorization. This program should also include all areas authorized to install project infrastructure and later submit annual reports of advance activities and partial results, including photographic annexes and/or video tapes that will show the most relevant aspects of the stage developed.

30. Install a system of floating plastic balls and nets to scare birds away from ponds and heap pad areas, as well as any site where solutions can attract wild fauna.

31. Provide with alternate sources of fresh water that can be used by local wild fauna.

32. Outline and respect a safety buffer zones, one surrounding the town and the other surrounding the pit to prevent from any disturbance to the people as established by the National Coordination of Historic Monuments of the National Institute of Anthropology and History. This area can be modified by the authorities after evaluation, if causes of merit are present, considering:

      a) Construction of a protection fence in those operation areas where most risk exists, particularly in the heap pad and pond areas.

      b)    A blasting safety zone.

      c)    A perimeter protection zone of the Cerro San Pedro town.

33. Perform all vegetation and soil clearing in a gradual manner to allow the departure of local fauna inhabitants and their later resettlement in adjacent areas.

34. Recover and store in a pre-defined site, all material derived from the clearing of the site that may be used in the reclamation and reforestation of the area. It should be noted, during development of these activities, that this material does not block natural water courses.

35. Brush that will not be rescued, or that may not be of any use to locals, will be chopped and mixed with soil to be used in later reclamation and re-vegetation activities

36. Plant residues that may not be of any use can be disposed of in the waste dump zone with the purpose of avoiding additional damage to the flora and fauna of the site.

37. Office buildings, store houses, laboratory, shops and magazines will be installed trying to preserve as much as possible of the original tree and brush individuals of the area. Therefore, those areas where infrastructure will be built, clearing should be selective and disturbance should be restricted to the areas needed for buildings and access roads.

38. Drainage works should be built in such manner that the construction and rehabilitation of access roads will not modify the existing natural drainage pattern.

39. Within SIX MONTHS of receiving this resolution the following information should be submitted to this General Direction:

      a) Techniques and systems that will be used with the purpose of keeping local wild fauna, including birds, away from solution ponds; this should include the installation of a protection fence in those operation areas where most risk exists, particularly in the heap pad and plant areas. It should also deter domestic fauna from invading operation areas.

      b) Modification to the pregnant and barren solution ponds to be included within the area that will be impermeable with a high density polyethylene layer to diminish the risk of leakage and accidents due to the fall of wild fauna or workers in the cyanide solutions.

      c) Technical design specifications and construction of the impermeable system in heap pads and ponds, according to selected methods. Mean life and factory guaranty of the system as well as conditions that should be met.

      d) The surface of agricultural land that will be affected according to official records and project works, as well as compensation plans agreed with owners.

      e) Detailed design of automated transport systems, where particle emission and dust contention systems to keep fugitive particles down, are included.

      f) Enough portable sanitary toilets should be installed and properly maintained, to cover the needs of workers and personnel during different project phases.

      g) Drainage works should be built in such manner that under no circumstances contaminated process waters might reach the existing natural drainage pattern (particularly the San Pedro creek).

40. Design an Integral Monitoring Program that will provide attention to Risks and Contingencies derived of cyanide and metal pollution of soils and air; this program should be submitted for evaluation to this General Direction before the operation stage and establish it once approved, considering:

      a) Construction of a series of monitoring wells to favorable depths that will detect any horizontal flow of cyanide-rich solutions, both in the heap pad area and its surroundings. Actions that will be taken in case solutions are detected, should be indicated.

      b) Actions that will be taken in case of leakage and/or spill of cyanide solutions from the ponds.

      c) Install cyanide gas detection alarms in those process areas where solutions are prepared.

      d) Actions that will be taken in case hydrocyanic acid gases, above standards recommended by existing health regulations, are detected.

      e)    Response to medical emergencies.

      f) Design of an operations manual in case of accidents, based on existing SCT guidelines relative to the transport of hazardous materials in the State of San Luis Potosi, attaching general information of the company that will be in charge of these activities providing assurance of valid authorizations. This manual should consider the handling of Sodium Cyanide and its containers within premises.

      g) Location of antidote equipment against intoxication, in a the necessary quantity to cover the possible needs of operation personnel and general population.

      h) Calendar of tactical contingency exercises, following the Prevention of Accidents Program that will be requested later in matter of risks.

      i)    Monitoring well calendar of readings and records.

41. Submit a program and calendar of activities for training courses in safety matters and the use of equipment required for the attention, prevention and control of leakage, fire, spills and/or explosions.

42. Build heap pads following strictly the design and characteristics established in the Environmental Impact Statement and Risk analysis submitted and using proposed liners or better ones.

43. Build and install infrastructure, as authorized in this resolution, following strictly submitted detailed engineering information.

44. Build one overflow pond that will be impermeable, using the same liner system as proposed for the heap pads.

45. Guarantee that the project will count with drainage works, built in such manner that under no circumstances contaminated process waters might reach the existing natural drainage pattern, considering the possible storm effects.

46. Carry out digging, leveling, compaction and land filling necessary for the preparation stage of the project, developing necessary engineering works to avoid the disturbance of the natural drainage.

47.   Obtain necessary construction materials from authorized sites.

48. Establish a barrier in the waste dump area with upstream and downstream monitoring wells for immediate detection of any possible acid drainage generation.

It is strictly forbidden to MINERA SAN XAVIER, S.A. DE C.V.:

49.   Clearing of vegetation outside the areas required for project development.

50. Burning and abandonment of clearing debris in the project area or adjacent areas, water courses and/or places where wild flora and fauna might be affected.

51. The use of chemical products and/or burning for vegetation clearing activities; these activities should be made by mechanical and manual means within the project site.

III. OPERATION AND MAINTENANCE STAGES

MINERA SAN XAVIER, S.A. DE C.V. shall:

52.   Follow the mining plan submitted in previously mentioned documents.

53. Watch over, through A MONITORING PROGRAM during the piling up of waste dumps, that:

      a)    Slope stability is guaranteed for a long period of time.

      b) Slope of the waste dumps should allow soil concentration to avoid air and water erosion and make the re-vegetation process easier.

      c) Channel drainage to control rain waters, diminishing erosion effects and dirt transport to ADJACENT AREAS, is made.

      d) All proposed measures with the purpose of eliminating the generation of acid solutions derived of existing sulfide material and later weathering, are carried out.

      e)    Waste material is not transported to adjacent areas.

            Submit the program to this General Direction within a period of time not longer than six months from the moment of reception of this document to be approved and to be followed-up by PROFEPA. This Program should have the support of a prestigious Academic Institution.

54. Carry out mining in the pit area according to a Pit Slope Stability Program that should be submitted to this General Direction within a period of time not longer than six months from the moment of reception of this document. Furthermore, channel drainage to control rain waters diminishing erosion effects in adjacent areas, should be included.

55. Use of explosives following the handling, transport and storage procedures established by the Ministry of National Defense

56. Verify that explosive charges used in mining operations will not exceed, at any moment, safety specifications that might cause health damage to adjacent communities derived of over pressure and noise levels. Blasting operations shall be carried out during day shifts, exclusively.

57. Verify through direct inspection and monitoring stations the presence of dust from mine and waste dump operations in both, plant and open areas; characterization of dust contents shall be made according to existing standards and control measures shall be established following a Characterization and Dispersion of Dust and Air Contaminants study tat will provide technical specifications of the gas monitoring system, as well as treatment of smokes and gases and will provide generation estimates and define dispersion patterns.

      A data base with chemical analysis of samples from atmosphere monitoring readings, shall be submitted every six months and shall include bio-availability results to define health hazards derived of dust and gases, with the purpose of establishing protection measures.

      Additional environmental controls and definition of the number and location of monitoring stations shall be defined and technically designed, to insure that air readings will be representative.

      A detailed analysis of water-based dust suppression systems shall be appended, where favorable and unfavorable aspects of their use are analyzed, considering also the use of wind-breaking tree curtains and/or local vegetation.

      These measures shall be submitted to this General Direction with copies to PROFEPA and to the corresponding SEMARNAP and PROFEPA Delegations in the State of San Luis Potosi within a six month period once project operation is initiated.

58. Develop a plan in which all potentially acid generating material will be mixed with limestone to be neutralized.

59. isolate those rock areas in the pit that might be potentially acid generating, using different methods like cement covering, among others.

60. Comply with existing regulations regarding the production of gas emission from fixed sources due to the emission of gases in the smelting, retort and lab areas, A gas monitoring system should be included with results sent to PROFEPA and copies to this General Direction and corresponding SEMARNAP and PROFEPA Delegations in the State of San Luis Potosi within a period of time that shall not exceed of three months once project operation is initiated.

61. Handle and dispose of recovered arsenic following existing regulations for this effect.

62. Once pilot plant tests are finished, submit mass balance results for the following metals: Pb, As. Hq and Mn These results should be submitted one month after the first year of operation. ' .

63. Carry out dynamic tests to predict detoxification and determine the risk of acid generation at the end of the rinsing process of heap pads.

64.   Handle cyanide solutions independently, for each leaching phase.

65. Use of pumping systems with easy-access for operation and maintenance purposes, considering the different leaching phases and the modification of the pregnant pond within the leaching pad.

66. Develop and submit a barren sodium cyanide solution spraying system that will allow water savings

67. Carry out, during the first two years of operation, kinetic tests to evaluate the handling of leached material residues including, in addition to acid drainage parameters (pH, conductivity, SO, Fe, Ca, Mg) the following metals: Lead, Arsenic, Copper, Zinc, Manganese and Mercury, submitting these results to this General Direction to be submitted in a yearly basis.

68. Consider the possibility of decreasing the amount of fresh aquifer water used in the process by substituting with treated water or mine water from old shafts. It will be necessary, in the last case, to carry out chemical analysis to verify metal contents and determine its possible use.

      Such a proposal should be submitted to this General Direction within a period no longer than three months after this document is received.

69. Install a back-up electrical system with purpose of making sure of the continuous operation of the solution recycling pumping system during operation.

70. Consider the adoption of measure that would allow mining operations in parallel with normal activities of local inhabitants, namely, access and circulation.

71 Keep background levels of contaminants within limits defined by baseline studies before operations; in case some contamination is produced due to normal operations or as a result of a contingency, reclamation to restore original parameters should be carried out.

72 Comply with all preservation ordinances regarding historical monuments and sites, established by the National Institute of Anthropology and History in San Luis Potosi.

MINERA SAN XAVIER, S.A. DE C.V. will not be able to:

73.   Obstruct natural water courses with any type of material.

74.   Extract water from unauthorized sources.

      IV.   ABANDONMENT AND RECLAMATION

MINERA SAN XAVIER, S.A. DE C.V. shall:

75. Submit a General Plan of Site Reclamation to this General Direction within a period of time not longer than TWELVE MONTHS from the moment of reception of this document and once approved, to PROFEPA, where the following items should be included:

      a) Specific Reclamation Plans and Programs, where time frames, costs, activities, techniques, etc., that guarantee the reclamation of the site at short, medium and long ranges, are discussed

      b) Reclamation activities considered, from the beginning of project development.

      c) Activities considered to handle leached residues and residual solutions before rehabilitation and abandonment, with the purpose of eliminating all compounds of the Cyanide, chemical family (free cyanide, hydrocyanic acid, cyanide-metal complexes, thiocyanates, cyanates, etc.) and those compounds derived of cyanide destruction (ammonia, nitrates, nitrites, etc.) to reach concentrations allowed by existing regulations.

      d) Chronic risk, cascade effect or cumulative impacts and affectation ratios.

      e) Rescue and preservation of physical and biological resources that can be used in reclamation activities.

      f)    Pit, waste dump and heap pad slope stability.

      g)    Heap pile neutralization studies.

      h)    Re-vegetation of those areas disturbed by project development.

      i) Removal and final disposition of those structures that will not serve a purpose after the project's life.

      j) Restoration or, given the case, compensation of disturbed areas by project development.

      k) Projected and specific actions considered for the mine's closure of operations.

76. To provide compensation by the loss of vegetation cover caused by the development of the project, contact and coordination with the General Direction for Restoration and Soil Conservation of the Under Ministry of Natural Resources and with SEMARNAP's Federal Delegation in the State of San Luis Potosi, should be made, to develop a Reforestation Program to be submitted to this General Direction within a period no longer than six months after this document is received.

      This program should include all requirements established in both, the Authorization for Change in Forest Land Use issued by SEMARNAP's Federal Delegation in the State of San Luis Potosi and the following points included in the Environmental Impact Statement:

      a) List of native species to be used (with common and scientific names). The introduction and use of exotic species like eucalyptus (Eucalyptus sp.), casuarina, (Cassuarina sp.) and Tamarix sp. should be avoided.

      b)    Location map with areas to be reforested.

      c)    Density of reforestation by unit-area.

      d)    Nursery techniques and/or places where plants will be obtained.

      e) Maintenance and protection activities proposed, including four years at least, after closure.

      f) Places where seeds and/or small plants to be used in the reforestation process, will be obtained,

77. Provide treatment to all piles of leached ore and to the sodium cyanide solution considering the detoxification of metals like Pb, As, Hg, and Mn, by establishing an adequate program where the best available techniques and elements are used.

78. Control and restore any aquifer contamination in case this is caused by company activities.

   V. ENVIRONMENTAL MONITORING

MINERA SAN XAVIER, S.A. DE C.V, shall:

79. Identify all Manganese (Mn) mineral specimens and compounds and define their dissolution activity during the process, closure and reclamation of the mine site.

80. Develop a working plan that will allow a continuous environmental evaluation of the project site and of all mining and processing activities, to identify on time, any unforeseen direct or indirect impacts, or to establish corrective measures for those impacts that may not be significant.

81. Design and carry out the following environmental monitoring with an ecological protection objective in mind:

      a)    erosive processes in the project site,

      b)    Vegetation health of plant transplant relocation sites.

      c) Botanical classification of those areas selected for reclamation, during the process and once plants are established.

      d)    Detailed chemical and physical analysis of soils.

      e) Presence and behavior of wild fauna within the previously mentioned relocation areas.

      The monitoring process should be carried out every six months starting one before the initiation of any activity on site and summarizing collected data in a yearly report to be submitted to PROFEPA with copies to this General Direction and corresponding SEMARNAP and PROFEPA Delegations in the State of San Luis Potosi.

      In the case that some of the controlled parameters suffers any modification from it's previous condition, this shall be analyzed; if any negative disturbance is defined, corrective measures must be taken to establish values back to their original background.

      The Company shall inform of any negative disturbances immediately to PROFEPA, (with copies to this General Direction and the SEMARNAP Delegation in the State) and will also inform of the return to normal conditions. In case normal conditions can hot be re-established within three months, all project activities shall be suspended and reclamation activities initiated.

82. Carry out a water quality monitoring program. It is the responsibility of the Company to define the number and exact location of monitoring stations, with the sole objective of timely detecting any changes in the physical, chemical and biologic characteristics of the water. The analysis of these results will provide exact information of possible changes and if these are directly related to activities in the project (with source identification) or to any other foreign cause.

83. Develop a Water Monitoring Program which should include the following information:

      a) Criteria considered to establish the number and location of monitoring stations.

      b)    Map with the exact location of monitoring stations.

      c) Parameters to be controlled and frequency of sampling in the case of physical, chemical and biological parameters.

      d)    Detailed description equipment and techniques to be used.

      e)    Assay result analysis proposal.

This Water Monitoring Program shall be submitted to this General Direction with copies to PROFEPA and to the corresponding SEMARNAP and PROFEPA Delegations in the State within an eight month period once this resolution has been received..

84. Establish a Company Environmental Control Program (Vigilance] and a dedicated group that will be responsible of complying with the Terms and Conditions to which the project has been subject.

85. Establish and carry out a Permanent Environmental Monitoring Program with the purpose of timely detecting the presence of any polluting element (mercury, lead, cyanide, manganese and other) that might cause an environmental contingency in the area. It should also consider actions that would help to stabilize lead, arsenic and manganese during the leaching, detoxification and reclamation stages.

All monitoring Programs shall be included in a single General Monitoring Program that shall be submitted to this General Direction for evaluation within a period not longer than one year once this authorization has been received and once approved, copies should be sent to PROFEPA and to the corresponding SEMARNAP and PROFEPA Delegations in the State for follow-up.

VI ENVIRONMENTAL RISK MATTERS

      MINERA SAN XAVIER, S.A, DE C.V. should:

1. Build the project facilities (leaching area, solution ponds, and metals recovery plant) based on the measures and especifications stated in the risk analysis submitted.

2. For compliance with Article 147 of the General Law of Ecological Balance and Environment Protection to design an Accident Prevention Program, that shall meet the following conditions:

      a) It should be made previous to the initiation of operations and active in a time period no longer than three months from start; for this, the company should submit to the General Direction of Materials, Hazardous Waste and Risky Activities of the National Institute of Ecology, and the Federal Attorney for Environmental Protection, within sixty natural days, from the reception of this resolution document, the program to carry out these activities, as well as periodic progress reports.

      b) Once the program for Accident Prevention (PPA), is active it should be upgraded permanently, having the obligation of informing annually to the General Direction of Materials, Hazardous Waste and Risky Activities of the National Institute of Ecology, about the programming for carrying out such actualization,

      c) The General Direction of Materials. Hazardous Waste and Risky Activites of the National Institute of Ecology, could request the presentation of an Accident Prevention Program, whenever it considers it convenient, to be submitted and under consideration and approval from the Accident Prevention Programs Analysis and Approval Committee (COAAPPA), which is integrated by several Ministries.

            Also, as a complement from the third issue of the guide mentioned previously, it is necessary to request the Risk Analysis results format.

            To obtain the PPA guide and the suplementary format to the third issue of the guide, consult the INE's webpage through internet:

            http//www.ine.gob.mx/dgmrar/ra/ppa/guiappa.htm.

            Such PPA, should contain a plan for the immediate attention to any spills that could cause soil and underground pollution, according to the sustance spilled, the response actions, as well as the contaminated soils proper treatment. Also, it should include the especific procedures for alert the project's neighboring population, protect them from open cut mining operations like fly-rock, noise emissions, and vibrations.

88. Warrant that at any time, the explosive material loads used during the mining operations don't exceed the quantities that could affect human settlements, by noise levels and seismic effects.

      For this purpose, it should submit to the General Direction of Materiasl, Hazardous Waste and Risky Activities of the National Institute of Ecology, previous to the project operations startup, the information that justifies the relocation of human settlements surrounding the project's influence area, based on the risk analysis (Attach a map showing the location and population density of the new settlements).

      Also, a permanent monitoring of the physical properties of buildings considered as national monuments, should be done, in order to warrant that they will not be affected by the project's exploitation activities; if not, it should look for another alternative or suspend activities.

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


























89. Conduct blasting in mining operations exclusively during daylight hours, based on the provisions of the Risk Study.



                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


90. Present to the General Office of Materials, Residues and Risk Activities of the National Ecology Institute, prior to commencing operations, the scheduled preventive maintenance program for the contaminant processing and control equipment, emphasizing the safety devices and firefighting system.

         The maintenance work undertaken in accordance with the indicated program must be entered in a logbook.

91. Before commencing project operations, install alarms to detect hydrocyanic acid in the solution preparation area, based on the provisions of the risk study presented.

         The foregoing will also be taken into account for the sodium cyanide storage area.

         Regarding the foregoing, before commencement of operations the information demonstrating compliance must be presented to the General Office of Materials, Residues and Risk Activities of the National Ecology Institute; also, the criteria used to locate the sensors and a schematic showing distribution of the system must be attached.

92. Adequately delimit the storage and processing areas of the entire plant; similarly, it will have signs and posters referring to the danger of the materials being handled, in visible places and forms.

         The areas where dangerous liquid materials are handled (storage and processing) must be provided with a spill capture and recovery system.

         Dangerous materials in the storage site must be properly labeled and identified, respecting chemical incompatibilities that may exist between them.

         In addition, the firefighting system equipment will be appropriately identified and located, in order to have easy access to it in case of emergency.

Regarding the foregoing, information demonstrating compliance with the foregoing provisions (including a photographic annex) must be presented to the General Office of Materials, Residues and Risk Activities of the National Ecology Institute prior to commencing operations.



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                         Minera San Xavier, S.A. de C.V.

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


93. Install a low pH sound alarm system, located in strategic points where sodium cyanide solution is used, for redundant prevention of the possible formation of hydrocyanic acid.

94. Install a retaining dike for atmospheric tanks that store diesel, which must be constructed of impermeable material, with a capacity of not less than 1.1 times the volume of the largest tank, with a wall height not greater than 1.5 meters and minimum separation between the wall of the tank and the dike of one half the diameter of the tank; in addition, it must have a recovery system for spills and the pumping system must be located outside the retention area.

95. Have operating and safety manuals located in the various areas of the project, which must be available at all times for consultation by the corresponding personnel. These manuals must contain, among other things, the information described below:

         a) Safety data sheets for all hazardous materials used in the project.

         b)      Explosives handling.

         c)      Startup of the plant.

         d)      Normal shutdown.

         e)      Emergency shutdown.

         f)      Startup after a shutdown of short duration.

         g) Maintenance, including work permits, decontamination prior to maintenance, etc.

         h)      Startup after maintenance.

         i) Predictable abnormal situations, in case of failure of auxiliary services.

         j)        Operating conditions during a shutdown.

96. In the handling of dangerous residues generated as a result of project operations, as well as maintenance operations in the facilities, comply with the corresponding provisions of the General Law of Ecological Equilibrium and





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                                  Page 47 of 55

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


         Environmental Protection, its Regulations regarding Dangerous Residues, as well as the applicable rules in effect regarding the matter.

97. When for any reason there are spills, leaks, discharges or flows of dangerous materials during project operations, give immediate notice of the events to the General Office of Materials, Residues and Risk Activities of the National Ecology Institute, which notice must be confirmed in writing within the three days following the day of occurrence of the events, so that it will be in a position to order or, if applicable, promote before the competent authorities the application of appropriate safety measures, without prejudice to the measures applied by other authorities.

98. Install, prior to commencing operations, monitoring wells at strategic places in the leaching area, solution ponds and processing area, in order to detect any possible contamination of the groundwater mantels caused by project activities; for this purpose, there must be a logbook recording the result of monitoring at those wells, as well as a scheduled testing program. Annex the criteria used to fix their location.

99. Prior to commencing project operations (if applicable), implement the recommendations in the risk study presented, principally as regards the following points:

         a) Periodically undertake geological mapping of the banks to prevent areas of structural weakness.

         b) Install safety valves to stop the pumping of sodium cyanide solution upon detecting increased flow and variations in the control gauges.

         c)      Constant supervision throughout the impermeable areas.

100. Conduct safety audits, prior to startup and placement in service of the project facilities, in order to review the conditions of the various areas: processes, auxiliary services, storage, transportation, disposal and treatment of residues; as well as safety systems and devices.

         The aspects that must be considered are, among others:

         a) Review of design and construction rules and specifications of the equipment and facilities (passageways, access and maneuvering routes, processing equipment, storage tanks, pumping capacity, etc.).





                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


         b) The existence and application of procedures and programs to guarantee the appropriate operation and maintenance of the facilities (manuals with operating procedures for each area of the project, shutdown, startup and emergencies, preventive maintenance, etc.).

         c) The implementation of systems for identification and codification of equipment (identification of tubing, tanks, transportation units, etc.).

         d) The programs for verification or testing to certify the overall quality and mechanical strength of equipment (certification of accessories and connections, hydrostatic and pneumatic tests, etc.).

         e) Program for review of the various safety systems, as well as the programs for calibrating instrumentation and control components (firefighting system, safety valves, nozzles and alarms, etc.).

         f) Availability of equipment necessary for personal protection and first aid.

         g) Measures and systems for the disposal and/or treatment of waste generated within the facilities.

         h) Vulnerability of the area (irregular human settlements, housing areas, protected natural areas, etc.).

         It is appropriate to note that special emphasis must be placed on those areas that are at greatest risk, in accordance with the results of the study presented.

         Based on the foregoing it must present, for consideration of the General Office of Materials, Residues and Risk Activities of the National Ecology Institute, the corresponding report and, if applicable, information regarding performance and/or scheduling for implementation of the recommendations arising therefrom. In addition, the safety audits must the regularly performed once normal operations of the project commence, considering the foregoing and presenting later reports annually.

SEVENTH.- In order to ensure that, through the actions undertaken at the project site, Minera San Xavier, S.A. de C.V. maintains harmony and good relationships with society, it must take into account the following





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                         Minera San Xavier, S.A. de C.V.
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


           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


                                RECOMMENDATIONS:

1. Assist in the structuring of the Scientific Technical Committee mentioned in Condition 3, which will have the following composition and functions:

         a) The Committee will be comprised of Academics and technicians, of broad and recognized moral reputation.

         b) It will assist in the technical monitoring of the conditions, resolutions and commitments to which this authorization is subject.

         c) It will analyze and issue its technical opinion regarding the manner and terms in which the actions taken by the Promoter satisfy its commitments.

         d) It will have Regulations or another system governing its operations and functioning, which will be determined by the members themselves.

         e) It will assist the Citizens Committee with the technical data necessary for its information.

         f) It will maintain objectivity and impartiality in all situations, however complex this may be.

         g) The committee will only assist in the observation of compliance with agreements and state its position regarding technical and environmental aspects of the project, for which reason the financial and political options thereof are beyond its purpose.

The rules for operations of the Committee will take into account the aspects related to its operation, the most appropriate technical profile of the participants, the form of participation, the working mechanisms, and the sources of financing, as well as the use of electronic means for the exchange of information, avoiding duplication of efforts with other departments.

It will consider having the participation of the authority and enterprise (legal representative of the company and personnel of PROFEPA), in a manner that allows timely suggestion and agreement on modifications, or even suspension of work, if there is a risk to the ecological balance of the area, or in the event of possible effect on plant specimens and animals under a protected regime.





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                         Minera San Xavier, S.A. de C.V.

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


The Committee will define its activities within the framework of applicable legislation, in accordance with the exercise of the powers given to it and without prejudice to those of other authorities.

Specifically, when conducting the required validation studies, it will see to it that the enterprise undertakes the studies and validates them in advance with one or more bodies, whether they are certified laboratories or specialists in the matter, as the case may be.

Opinions of this Committee will be given without prejudice to the provisions of the General Law of Ecological Equilibrium and Environmental Protection and the legislation applicable to the matter, the propriety of their application being determined in exercise of the powers of inspection and oversight of this Ministry.

2. Promote, in coordination with the State Government, a Citizens Committee to monitor agreements and commitments, which may have the following characteristics:

         a)      Be comprised of Citizens of proven morality and objectivity.

         b) Maintain its objectivity in all situations, however complex that may be.

         c) Be prepared to give its opinion and request opinions from any organization or person as may be appropriate.

         d) Assist in the monitoring of the agreements and commitments of the proponent.

3. Foster and develop productive activities for, among others, the social, economic, cultural, historical, heritage and health benefit of the inhabitants of the community of San Pedro and of San Luis Potosi, in coordination with the municipal, state and federal governments.

4. Conduct all activities inherent in the project with absolute transparency and under the strictest mechanisms of quality control, coordinating with the corresponding governmental agencies.

5. Support the activities for restoration of the historical heritage of the municipality of Cerro San Pedro, in coordination with the local authorities and the National Institute of Anthropology and History.




                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                               NATIONAL ECOLOGY INSTITUTE
                                                  GENERAL OFFICE OF ECOLOGICAL
  MINISTRY OF THE ENVIRONMENT,                    CODIFICATION AND ENVIRONMENTAL
 NATURAL RESOURCES AND FISHING                    IMPACT

                                                  D.O.O.DGOEIA.- 001130


6. Prior to the commencing its operations, undertake a status study that determines the current status of health prevailing in the population and communities near the project site, considering the possibility of monitoring it through later studies, based on a protocol establishing the following:

         a.      The area covered by the environmental and health status.

         b. The parameters of the natural environment the status of which is determined, considering those that may be affected by the mining activities and possible contingencies.

         c. The health parameters the status of which is determined for the inhabitants of the project site in accordance with the area defined for the studies, considering those physiological factors that may be altered by reason of the mining activities.

         d. The estimated degree of contamination of soil, water and air. Determining the values of current concentrations of contaminants, for both surface and underground areas.

         e. A sample of contaminants (heavy metals in general) in plants and animals. Considering the area of the study, and those parameters that may be affected by mining activities.

Because seeing to the well being of citizens is within the scope of authority of the Ministry of Health and Social Security, it is recommended that the company carry out these activities.

7. Within a maximum term of one year, present to this General Office for its consideration a proposal of the values of maximum permissible levels of arsenic, manganese, mercury, lead and ...




                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

      Cyanide in the air, water and soil, as well as the emissions from established sources, by which it should adjust its operation.

      For this it should refer to the current Official Mexican Norms, or to other international Normativity that could be applied, detailing the criteria used for the proposal elaboration, according to the kind of project and particular conditions of the location.

      The company will comply with the Official Mexican Norms that are published during the project's active life.

8. Submit a proposal, that will facilitate the development of a reclamation plan, establishing a location, with an area defined by the company with the purpose of keeping it as protection, that will give confidence to the integration of prevention, mitigation and compensation of biotic impacts in the Arroyo de San Pedro basin where the project is located.

9. Carry out periodical environmental audits, carried out by an authorized company. The results of those audits should be submitted to this General Direction for information, and to the PROFEPA for its analysis, evaluation and corresponding follow-up, according with whatever this organization establishes.

EIGTH.- Any modifications to statements in the reference Information both in the operations and the safety systems, capacity, or other, should be notified to the General Direction of Materials, Hazardous Waste and Risky Activities of the National Institute of Ecology, so that it will provide resolutions in its competence area.

NINTH.- MINERA SAN XAVIER, S.A. DE C.V., should comply with the Federal Law for Monuments and Archeological, Artistic and Historical Zones, as well as the General Law of National Goods, with the objective of preserving the historical wealth existing in the zone, and therefore, previous to any activity will have to have the corresponding authorization, given by the corresponding authority, respecting at all times, the conditions established by the corresponding resolution.

TENTH.- MINERA SAN XAVIER, S.A. DE C.V. should develop and submit to this General Direction within a period of six month from this document reception, copy of the preservation and monitoring program for the historical monuments described by the environmental impact statement.

ELEVENTH.- MINERA SAN XAVIER, S A DE C.V. should develop and submit to this General Direction, for those terms and conditions that require it and, in an annual format, a report of compliance. The reports should be supplemented by photographic and/or video attachments.

The reports should be submitted to this General Direction and to the Federal Attorney for Environmental Protection, sending copies to the SEMARNAP and PROFEPA corresponding delegations.

TWELVETH.- MINERA SAN XAVIER, S.A. DE C.V. should communicate in writting to the Federal Attorney for Environmental Protection, sending corresponding copies to this General Direction of Ecological Ordinance and Environmental Impact, and to the SEMARNAP and PROFEPA delegations at the San Luis Potosi state, the startup date of authorized works, within the following fifteen days from the startup. In the same way, it will communicate the termination day of such works within the following fifteen days this happens.

THIRTEENTH.- The authorization issued to Minera San Xavier, S.A. de C.V., is personal. In case of pretending to transfer the rights and obligations contained in this document, it will submit a request in writting to this authority, which will determine its validity, end, if proper, will authorize the transference.

FOURTEENTH.- All the acts that are carried out contrary to the especifications of this authorization will be void.

FIFTEENTH.- Minera San Xavier, S.A. de C.V., will be the only responsible of carrying out the necessary works and permits to mitigate, restore, and control all of the adverse environmental impacts related with to the development and operation of the authorized works, that haven't been considered in the Environmental impact Statement, in its general mode and the other reference documentation.

For this reason, the Promoter will be the responsible before the Federal Attorney of Environmental Protection in case of any wrongdoing in Environmental Impact matters, that the company or its personnel could commit; the mentioned above will obey strictly the terms and conditions mandatory under the present resolution.

If the works, during its different stages, cause damages that alter the ecological balance, it can be demanded its suspension and the installation of the mitigation and/or compensation programs.

SIXTEENTH.- The Ministry for Environment, Natural Resources and Fisheries will be able to evaluate one more time the Environmental Impact Statement, in its general mode, and the reference documentation, or request additional information, if it considers it necessary, in the terms stated by the Article 23 of the corresponding regulation, with the purpose of revalidating the authorization given here, modify it, suspend or revoke it, if the ecological balance were in danger or unsuspected damages to the environment happened.

SEVENTEENTH.- The Promoter will keep at the project location, the corresponding copies of the Environmental Impact Statement, in its general mode, the Risk Analysis in its Detailed Risk Analysis mode, the Technical Justification Study, Additional Information and the working maps, as well as the present authorization, with the purpose of showing them to the corresponding authority that might request it.

For the authorization of further works within the Cerro San Pedro municipality, the Promoter will have to give reference to this resolution with the purpose of considering the "sinergy" impacts that could be created.

EIGHTEENTH.- The violation to any of the resolution terms and/or the project modification from the conditions expressed in the documentation submitted, could invalidate the present authorization, without affecting the application of the penalty, as proposed by the General Law or Ecological Balance and Environmental Protection, and other regulations that apply.

NINETEENTH.- The Environmental, Natural Resources and Fishing Ministry, through the Federal Attorney of Environmental Protection, will surveill the compliance of the terms established by the present instrument, as well as the proper ordinances on Environmental Impact matters. For this it will exert, among others, the abilities given by Article 20 of the General Law of Ecological Balance and Environmental Protection regulation, on Environmental Impact matters.

Hoping that all of the actions stated here in benefit of the environment, are complied with, receive my regards.

RESPECTFULLY

"SUFRAGIO EFECTIVO, NO REELECCION"
DIRECTOR GENERAL

PEDRO ALVAREZ ICAZA LONGORIA

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310

                                         Mexico, D.F. on SEPTEMBER 3, 2001

ENG. WILLIAM COPELAND DODGE VELASCO
GENERAL MANAGER AND ATTORNEY-IN-FACT OF
MINERA SAN XAVIER, S.A. DE C.V.
JOAQUIN PARDAVE No. 492
FRACCIONAMIENTO TANGAMANGA,
SAN LUIS POTOSI, C.P. 78280, S.L.P.
TEL. (48) 11-89-16; FAX: (48) 11-33-82


This document is issued by reference to official communication D.O.O.DGOEIA.-01130 of February 26, 1999, by means of which the then General Office of Ecological Classification and Environmental Impact, now the General Office of Environmental Impact and Risk, resolved to conditionally authorize, in terms of environmental impact and risk, the "CERRO SAN PEDRO" project, promoted by MINERA SAN XAVIER, S.A. DE C.V., located in the Municipality of San Pedro, State of San Luis Potosi, and


                                    WHEREAS:

1. On April 26, 2001, the then General Office of Ecological Classification and Environmental Impact received an unnumbered communication dated the 25th of the same month and year, through which MINERA SAN XAVIER, S.A. DE C.V. asked to modify the "CERRO SAN PEDRO" project. The requested modifications were:

         a) A change in the mineral conveyor belt route, with an option of using 172-ton transport trucks on the same route.

         b)       Relocation and modification of the leaching piles.

         c)       Location of maintenance shops.

         d)       Relocation of pulverizers.

         e)       Two sterile material piles instead of one.

2. On July 6, 2001, there was a technical meeting at the facilities of this General Office, to clarify various inaccuracies regarding the requested modifications, and the information presented by the company. Participating in the meeting were Eng. Luis Felipe Medina Aguirre, representing MINERA SAN XAVIER, S.A. DE C.V.


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


         and officials from the Environmental Impact Office, it being agreed that the company would clarify in writing aspects related to:

         a) The change of the conveyor belt route and the parallel road for the transport of minerals in trucks, indicating dust management and the areas that would be occupied.

         b)       Intersection of the highway and the haulage road.

         c)       Modification of administrative offices.

         d) Proposal of a guarantee of restoration of the area occupied by the administrative offices.

         e) List of doubts delivered by the Environmental Impact Office during the meeting.

3. On July 19, 2001, this Office received an unnumbered communication of the 13th of the same month and year, by which MINERA SAN XAVIER, S.A. DE C.V. presented, in writing, the clarifications discussed in the July 6, 2001, meeting.

and,
                                  IT RESULTING:

I. That as a consequence of the proposed modifications, other changes arise that are a part of the general adaptation, authorization for which was requested in the unnumbered communication of July 13, 2001, from MINERA SAN XAVIER, S.A. DE C.V., consisting of:

         ------------------------------------------------------------------------------------------------------------
                              ITEM                                ORIGINAL                     MODIFICATION
         ------------------------------------------------------------------------------------------------------------
         Leaching areas                                        98.44 hectares                 88.45 hectares
         ------------------------------------------------------------------------------------------------------------
         Recovery plant                                         3.50 hectares                 0.18 hectares
         ------------------------------------------------------------------------------------------------------------
         Cut                                                   67.58 hectares                  63 hectares
         ------------------------------------------------------------------------------------------------------------
         Internal roads, surface water diversion              Not contemplated                29.39 hectares
         channel, parking, etc.
         ------------------------------------------------------------------------------------------------------------
         Location of administrative offices              Next to the leaching areas     Next to the recovery plant
         ------------------------------------------------------------------------------------------------------------
         Membranes to make the leaching piles and             LDPE (Low-density             HDPE (High-density
         areas impermeable                                      polyethylene                  polyethylene)
         ------------------------------------------------------------------------------------------------------------
         Breaking plant (3.53 hectares)                    On a site used only for       Located in "terrero" 2,
                                                                 the plant.                optimizing land use.
         ------------------------------------------------------------------------------------------------------------

         [handwritten after final row: no breaker]


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


II. That the original route of the conveyor belt followed the curving course of the old railroad tracks, currently in ruins, with a length of 2 km and an area of 0.75 hectares, also affecting a large part of the
         10.58 hectares of 12 meter-wide access roads.

         The alternative route consists of two consecutive straight segments, the total length of which would be 1690 m, 40 m wide, covering a surface of 6.76 hectares. Of the 40 m of width, 10 m would be occupied by the conveyor belt and the rest by a road for maintenance and repair of the belt, and for optional transport in trucks. It also would affect
         9.5 hectares for cuts and maneuvers during construction, for a total of
         16.26 hectares.

III. That the company justified its requests regarding modification of the conveyor belt and the transport of mineral in trucks, on the following:

         1. The original proposal makes it more difficult to establish a parallel road to allow maintenance and repair activities on the conveyor belt, and to leave open the option of transporting stony material in trucks. On the contrary, the alternative route facilitates the creation of this road.

         2. The straight design of the new proposal facilitates maintenance and operation of the conveyor belt, which would be complicated by the original curving path. It also facilitates the intersections with the public road and the stream.

         3.       The new route will not affect the ruins of the past century.

         4. The current prices of gold would not make it viable to pulverize all of the mineral, because the extra recovery of metal that would be obtained would be less than the additional cost of pulverization. Because the conveyor belt cannot transfer very large rocks, it is essential to the company to be able to transport these materials in trucks to the leaching areas.

         5. The calculations of dust emissions demonstrate that the transfer of uncrushed material in trucks moving on moist surfaces will produce less dust suspension than crushed material transported by belts.

         6. The channel of the San Pedro stream will be respected by construction of a bridge with masonry walls and a reinforced concrete slab.


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


IV. That in the July 6, 2001, meeting, it was mentioned that MINERA SAN XAVIER, S.A. DE C.V. had contemplated constructing an underpass at the intersection of the haulage road with the Cerro San Pedro-San Luis Potosi highway, to avoid interference with traffic on the highway. Nevertheless, in the documentation received on June 19, 2001, the company did not refer to this work and stated that it contemplated the following:

         1. Traffic using the Cerro de San Pedro road would have preference. [handwriting: intersection]

         2.       Installing appropriate signals/signs.

         3. Having personnel to assist the transport trucks and the traffic on the road to Cerro de San Pedro.

         4. The transport of minerals to the leaching areas will only occur 6 days per week.

         5. All safety measures necessary for the correct functioning of this intersection will be taken into account.

V. That the transport of stony material in "off-road" trucks would increase disturbances to residents of the area, especially if the transport crossed the road that connects the town of Cerro de San Pedro and the City of San Luis Potosi at kilometer 1.9.

VI. That the constant demonstrations of people opposing development of the project involve concerns about affects to the quality of life of residents.

VII. That the project originally contemplated the installation of four leaching piles, which were to be located at a site adjacent to the access road to the town of Cerro San Pedro, occupying an area of 1 hectare. In addition, the original site is at a higher altitude than that of the leaching areas.

         The proposed alternative contemplates only two piles, one for high concentration and the other for overflow, occupying a combined area of
         4.33 hectares, dispensing with the low and intermediate concentration piles which will be replaced by a 2000 m3 tank, decreasing the area exposed to evaporation. On the other hand, the new location of the leaching piles is not adjacent to the access road and is at a point lower than the natural terrain, which does not make it more susceptible to capturing rain run-off, because the site is protected by a diversion


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


         channel for rain run-off, and the leaching perimeter is designed to contain the worst precipitation event registered in the last 100 years.

VIII. That item b) of Condition 39 of official communication D.O.O.DGOEIA.-01130 of February 26, 1999, provides that within a maximum term of six months counted from the date of receipt of the resolution, the company must present A modification of the design of the high and low concentration piles, so that it will be possible to include them in the area made impermeable by the high-density polyethylene layer in the leaching area, and thereby diminish both the risk of leaks, and the risk of accidents from the fall of wild animals or workers into the cyanide solutions.

IX. That the company justified its request for modification of the design and location of the piles based on the following:

         1. Decreasing the number of piles facilitates protection of wild animals and the establishment of strict safety measures, which would bring it into compliance with item b) of condition 39.

         2. High and low density membranes are appropriate for the project, but the company is more familiar with the former.

         3. The new site avoids considerable movement of materials, which will allow it to achieve the necessary differentiation of the levels of the leaching areas and piles.

         4. Moving the piles away from the access road to the town decreases the risk of accidents and, in general, the concerns of the residents.

         5. The decrease of the number of piles does not imply risks of leaks or spills from overflows, because they are of greater capacity, without implying an increase in production levels.

X. That the authorization in official communication D.O.O.DGOEIA.-01130 of February 26, 1999, does not contemplate the installation of a maintenance shop, but Condition 18 of the official decision provides that the company must "Undertake maintenance and/or repair of the machinery and equipment, within an area defined as a shop, with an impermeable surface, equipped for the recovery of used grease and lubricants. Residues produced in this area must be stored in properly labeled drums, which will be delivered for handling and final disposition to duly authorized companies".


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


XI. That in order to comply with condition 18, MINERA SAN XAVIER, S.A. DE C.V. intends to install a shop with an area of 0.271 hectares, including the 0.11 hectares destined to storage, on a site located near the recovery plant and the administrative offices. The surface area of the shop will be impermeable and equipped for recovery of grease, fuel and lubricants.

XII. That the creation of a single pile was originally contemplated, which would occupy 178 hectares, and MINERA SAN XAVIER, S.A. DE C.V. stated that the creation of two piles in place of one would facilitate connection with the new route of the conveyor belt, would decrease the distances for transporting sterile material, and would result in the area affected being reduced to 143.51 hectares.

XIII. That the site originally planned for the pulverizers is within the new route of the conveyor belt, for which reason a new site is proposed, maintaining the original characteristics, but reducing the area involved from 0.68 hectares to 0.56 hectares.

XIV. That MINERA SAN XAVIER, S.A. DE C.V. believes that it is of the highest importance to it that the offices be located near the recovery plant, to offer services such as water, electricity, drainage and security. The offices will consist of a 200 m2 building, calculating the restoration cost for that area at $1,724.23 dollars, which includes restoration of the access road.

Based on the foregoing, and on Article 8 of the Political Constitution of the Mexican United States, Article 25 fraction III of the Internal Regulations of SEMARNAT, Article 16 fraction X of the Federal Administrative Procedure Law,
Article 30 third paragraph of the General Law of Ecological Equilibrium and Environmental Protection, and Article 28 of the Regulations of the General Law of Ecological Equilibrium and Environmental Protection, regarding Environmental Impact Evaluation, this General Office within the Scope of official communication D.O.O.DGOEIA.-01130 of February 26, 1999,

                                    RESOLVES:

FIRST.- To acknowledge as having been attended to, the unnumbered document of April 25, 2001, sent to the then General Office of Ecological Classification and Environmental Impact by MINERA SAN XAVIER, S.A. DE C.V., described in Whereas Clause I of this official communication, to have been attended to.

SECOND.- To authorize the modifications described in Whereas Clause I of this official communication, except that the road parallel to the conveyor belt will have a width of 11 meters, for purposes of maintenance. This General Office may authorize expansion of


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


this road to 40 meters, when the company provides the information to evaluate the environmental impact that would result, it being necessary to present:

1. A description of measures for protection of components of plant life that may be affected by development of the road, and the related animals.

2. The design of the work proposed to ensure that the "off-road" 172-ton capacity trucks do not affect the Cerro San Pedro-San Luis Potosi highway, so as to prevent possible effect on the environment.

3. A copy of the approval issued by the Honorable Constitutional City Council of Cerro San Pedro and of the Ministry of Communications and Transport, regarding this work and the crossing of the road by the aforementioned trucks.

4. The design of the bridge work by which the "off-road" trucks will cross the San Pedro stream, with the preventive measures necessary to avoid deterioration of the banks of the streambed.

THIRD.- To indicate that the authorization of the cited modifications will be effective provided that, when implementing them, MINERA SAN XAVIER, S.A. DE C.V. is subject to the Terms and Conditions established in official communication D.O.O.DGOEIA.-01130 of February 26, 1999, as well as the following:

1. To apply measures so that suspended particle emissions produced by pulverization, the operation of the conveyor belt and the transport of stony material to the leaching areas, do not affect the environment, or the inhabitants of Cerro San Pedro, through sprinkling of the materials and transportation surfaces, using biodegradable additives that allow greater efficiency in the use of the liquid.

2. To use specimens of Equinocactus plantyacanthus found in the area of the new route of the conveyor belt in the recovery and relocation operations established in Conditions 4 and 5 of official decision number D.O.O.DGOEIA.-01130 of February 26, 1999.

3. To incorporate the modifications authorized in this official communication in the guarantees or insurance established in Condition 1 of official communication D.O.O.DGOEIA.-01130 of February 26, 1999, in order to guarantee proper performance of the conditions and restoration of the project area, and to attend to contingencies.


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


FOURTH.- To notify MINERA SAN XAVIER, S.A. DE C.V. of this Resolution by any of the legal means contemplated in Article 35 and related and applicable provisions of the Federal Administrative Procedure Law.

FIFTH.- Notify this to the Office of the Federal Prosecutor for Environmental Protection.

Awaiting full performance of the actions contemplated for the project in question, for the benefit of the environment, please accept my cordial greetings.


SINCERELY
EFFECTIVE SUFFRAGE, NO REELECTION
THE GENERAL MANAGER

[illegible signature]

J. RICARDO JUAREZ PALACIOS


cc: BIOLOGIST RAUL E. ARRIAGA BECERRA.- Undersecretary of Management for Environmental Protection, SEMARNAT.-Hand delivery.
cc: ATTORNEY JOSE IGNACIO CAMPILLO GARCIA.- Federal Prosecutor for Environmental Protection.- Periferico Sur No. 5000, 5th Floor, Col. Insurgentes Cuicuilco, C.P. 04530, Mexico, D.F.- For his information.- Hand delivery.
cc: ENGINEER JOSE LUIS LEYVA ASTUDILLO.- Federal Delegate of SEMARNAT in San Luis Potosi.- Av. Industrias and Eje Zona Industrial, C.P. 78090, San Luis Potosi.
cc: ENGINEER JOSE LUIS MEDINA GARCIA.- Federal Delegate of PROFEPA in San Luis Potosi.- Av. Industrias and Eje 106 Zona Industrial, C.P. 78090, San Luis Potosi.
cc: HONORABLE OFFICE OF THE MUNICIPAL CHAIRMAN OF CERRO SAN PEDRO, SAN LUIS POTOSI.- Known domicile.
cc: Master of Sciences MARGARITA CASO CHAVEZ.- Director of Environmental Impact.- Hand delivery.
cc:      Chronological file of the General Office of Environmental Impact and
         Risk.
cc:      Key Files: 1165VUS2001, DIA/380/2001 and DGIRA/0101431.
cc: ATTORNEY ENRIQUE PROVENCIO DURAZO.- Chairman of the National Ecology Institute.- Hand delivery.
cc: MASTER ANTONIO AZUELA DE LA CUEVA.- Federal Prosecutor for Environmental Protection.- Periferico Sur No. 5000, 5th Floor, Col. Insurgentes Cuicuilco, Coyoacan, C.P. 04330, D.F.
cc: ENGINEER DAVID ATISHA CASTILLO.- Secretary of Ecology and Environmental Management of the Government of the State of San Luis Potosi.- Government Palace.- Known Domicile.
cc: ATTORNEY VICTOR RAMIREZ NAVARRO.- Assistant Prosecutor for Natural Resources of PROFEPA.- Periferico Sur No. 5000, 5th Floor, Col. Insurgentes Cuicuilco, Coyoacan, C.P. 04330, D.F.
cc: DOCTOR CRISTINA CORTINAS DE NAVA.- General Director of Materials, Residues and Risk Activities.- In response to her Attentive Note SRA.- 630/96.- Hand delivery.
cc: ATTORNEY JOSE LUIS LEYVA ASTUDILLO.- Delegate of SEMARNAP in San Luis Potosi.- Perfecto [Illegible] 101, Fraccionamiento Tangamanga, San Luis Potosi, S.L.P.


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

           [emblem]                      SUBMINISTRY FOR MANAGEMENT OF
                                         ENVIRONMENTAL PROTECTION
 MINISTRY OF THE ENVIRONMENT,            GENERAL OFFICE OF ENVIRONMENTAL
NATURAL RESOURCES AND FISHING            IMPACT AND RISK

                                         S.G.P.A.DGIRA.- 003310


cc: ENGINEER JOSE LUIS MEDINA GARCIA.- Delegate of PROFEPA in San Luis Potosi.- Av. Industrias 11, San Luis Potosi, S.L.P.
cc: ATTORNEY ALFREDO DOMINGUEZ DOMINGUEZ.- Head of the Legal Affairs Unit of the National Ecology Institute.- Hand delivery.- In response to Memorandum D.O.O.UAJ.203.- 055/99 of February 3, 1999.
cc: BIOLOGIST LIGIA BUTRON MADRIGAL.- Director of Environmental Impact.- Hand delivery.
cc: HONORABLE OFFICE OF THE MUNICIPAL CHAIRMAN OF CERRO SAN PEDRO, SAN LUIS POTOSI.- Known domicile.
cc:      Chronological file.
cc:      Files: 97M0074, 98VUV4333, 99VUV0042, 99VUV0189 and 99VUV285.
cc: File for public consultation. National Ecology Institute document center. Archive: C:\MARTIN\SANXAVIER\RESOLSNXAV

[Illegible initials and signatures]








                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

         [Emblem]                          SUBMINISTRY FOR MANAGEMENT OF
                                           ENVIRONMENTAL PROTECTION
MINISTRY OF THE ENVIRONMENT                GENERAL OFFICE OF ENVIRONMENTAL
   AND NATURAL RESOURCES                   IMPACT AND RISK

                                           S.G.P.A.DGIRA.- 000877

                                           Mexico, D.F. on   APRIL 2, 2002

ENG. WILLIAM COPELAND DODGE VELASCO
GENERAL MANAGER AND ATTORNEY-IN-FACT OF
MINERA SAN XAVIER, S.A. DE C.V.
JOAQUIN PARDAVE No. 492
FRACCIONAMIENTO TANGAMANGA,
SAN LUIS POTOSI, C.P. 78280, S.L.P.
TEL. 01 (444) 811-89-16; FAX: 811-33-82


This document is issued by reference to official communication D.O.O.DGOEIA.-01130 of February 26, 1999, by means of which the then General Office of Ecological Classification and Environmental Impact, now the General Office of Environmental Impact and Risk, resolved to conditionally authorize, in terms of environmental impact and risk, the "Cerro San Pedro" project, promoted by Minera San Xavier, S.A. de C.V., located in the Municipality of San Pedro, State of San Luis Potosi, and


                                 W H E R E A S :


I. On April 26, 2001, the then General Office of Ecological Classification and Environmental Impact received an unnumbered communication dated the 25th of the same month and year, through which Minera San Xavier, S.A. de C.V. requested authorization to modify the "Cerro San Pedro" project, the modifications including a change in the route of the mineral transport belt and the construction of a 40 meter wide road parallel to the new route for optional transport of materials in 172 ton trucks.

II. On September 3, 2001, by means of official communication S.G.P.A.DGIRA.-03310, this General Office of Environmental Impact and Risk granted authorization to Minera San Xavier, S.A. de C.V. to make the intended modifications in the "Cerro San Pedro" project, restricting the width of the indicated road to 11 meters, because information was lacking to evaluate the environmental impact that would be caused by "off track" trucks continually crossing the Cerro San Pedro-San Luis Potosi highway.

III. In the Second Resolution in official communication S.G.P.A.DGIRA.-03310 of September 3, 2001, this General Office indicated to Minera San Xavier, S.A. de C.V. that it should present additional information to evaluate the increase of the


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

         [Emblem]                          SUBMINISTRY FOR MANAGEMENT OF
                                           ENVIRONMENTAL PROTECTION
MINISTRY OF THE ENVIRONMENT                GENERAL OFFICE OF ENVIRONMENTAL
   AND NATURAL RESOURCES                   IMPACT AND RISK

                                           S.G.P.A.DGIRA.- 000877


         width of the road referred to in the preceding whereas clause from 11 to 40 meters.

IV. On October 25, 2001, this General Office of Environmental Impact and Risk received the unnumbered communication of the 3rd of the same month and year, by means of which Minera San Xavier, S.A. de C.V. requested the increase of the width of the road parallel to the transport belt, presenting the information required therefore.


                             I T R E S U L T I N G :


I. That this General Office of Environmental Impact and Risk, in response to the requests presented, again reviewed the file corresponding to the "Cerro San Pedro" project, for the purpose of resolving as appropriate, finding that:

         a) The total length of the road is 1690 meters and the width would be 40 meters, covering an area of 6.76 hectares. In addition, it would imply affecting 9.5 hectares for cuts and maneuvers during construction, giving a total of 16.26 hectares.

         b) The company justified and supported the request to expand the road parallel to the transport belt based on the need to carry uncrushed rock in trucks to the leaching areas.

         c) Calculations of dust emissions, presented by the company on July 19, 2001, by means of an unnumbered communication, showed that the transfer of the uncrushed material in trucks traveling over moist surfaces would generate less suspended dust in the environment than would crushed material transported on belts.

         d) The channel of the San Pedro stream will be respected, by construction of a bridge with masonry walls and a reinforced concrete slab.

         e) The intersection of the haulage road with the Cerro San Pedro-San Luis Potosi highway will have an underpass to avoid interference with traffic on the highway.

         f) The banks of the road will be constructed of rocky material with a slope of 1.5:1 to assure stability.


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

         [Emblem]                          SUBMINISTRY FOR MANAGEMENT OF
                                           ENVIRONMENTAL PROTECTION
MINISTRY OF THE ENVIRONMENT                GENERAL OFFICE OF ENVIRONMENTAL
   AND NATURAL RESOURCES                   IMPACT AND RISK

                                           S.G.P.A.DGIRA.- 000877


         g) Cuts in solid rock will have slopes of at least 0.5:1 to ensure stability.

         h) Rainwater drainage will be controlled with berms and gutters on one side of the road, preventing erosion damage.

II. That the Honorable City Council of San Pedro granted the Construction License to Minera San Xavier, S.A. de C.V. to make the underpass at the intersection of the haulage road with the Cerro San Pedro - San Luis Potosi highway, which indicates that the Municipality has no problem with that work.


Based on the foregoing, and as a result of evaluation of the request, and based on Article 8 of the Political Constitution of the Mexican United States, Article 32 bis fractions II and XI of the Organic Law of Federal Public Administration, Articles 2 fraction XIX, 17 fraction XXIII, and 25 fractions I and III of the Internal Regulations of the Ministry of the Environment and Natural Resources, and Article 16 fraction X of the Federal Administrative Procedure Law, and
Article 28 of the Regulations of the General Law of Ecological Equilibrium and Environmental Protection, regarding Environmental Impact Evaluation, this General Office of Environmental Impact and Risk, within the scope of official communication D.O.O.DGOEIA.-01130 of February 26, 1999.


                                R E S O L V E S :


FIRST.- To acknowledge as having been attended to the request in the unnumbered writing of October 3, 2001, sent to this General Office of Environmental Impact and Risk by Minera San Xavier, S.A. de C.V., described in Whereas Clause IV of this official communication.


SECOND.- To authorize the expansion from 11 to 40 meters of the road parallel to the transport belt and the transport of materials in 172 ton capacity trucks, provided that in doing so Minera San Xavier, S.A. de C.V. is subject to the Terms and Conditions established in official communication D.O.O.DGOEIA.-01130 of February 26, 1999, as well as the following:

1. To keep the surface of the material haulage road authorized in this official communication moist.


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

         [Emblem]                          SUBMINISTRY FOR MANAGEMENT OF
                                           ENVIRONMENTAL PROTECTION
MINISTRY OF THE ENVIRONMENT                GENERAL OFFICE OF ENVIRONMENTAL
   AND NATURAL RESOURCES                   IMPACT AND RISK

                                           S.G.P.A.DGIRA.- 000877


2. It must monitor and apply preventive maintenance to the work related to the underpass that will be located at the intersection of the haulage road with the Cerro San Pedro-San Luis Potosi highway and the bridge over the San Pedro Stream, in order to guarantee that there is no negative environmental impact on surrounding vegetation resulting from landslides, collapses or accidents.

3. To perform the recovery and relocation activities established by Conditions 4 and 5 of official decision D.O.O.DGOEIA.-01130 of February 26, 1999, as stated in its unnumbered communication of October 3, 2001, for the area that will be occupied by the expansion of the road and the authorized underpass work, for which reason qualified personnel of the company must:

         a) Recover all specimens of Mammiliaria candida ("viejito blanco") and Echinocactus platyacanthus ("biznaga de lana") included in NOM-059-ECOL-1994, as well as those individual plants that by reason of their size and diameter can be recovered.

         b) For the specimens to be recovered, determine the orientation to the sun, as well as their relationship to other plants, respecting those conditions when transplanting (principally cactus).

         c) Dig to the necessary depth, to avoid damaging the roots of the plant to be recovered.

         d) In the case of animals, recover those that have underground burrows in the areas to be affected, and by reason of their characteristics of slow movement or physiological requirements cannot relocate by themselves, including individuals in species included in NOM-059-ECOL-1994, such as Buteo jamaicencis (red-tailed hawk), Gopherus xerobastes berlandieri (desert tortoise), Masticophis flagellum (coachwhip snake), Pitouphis deppei ("Mexican pine snake"), and Crotalus scotulatus (Mojave rattlesnake).

         e)       Locate the burrows, visibly marking their location.

         f) Supervise the removal, to be accomplished unidirectionally and gradually, allowing the departure of the animals and their readjustment in bordering sites.

         g) At the end of the recovery and relocation, the company must prepare a report of what plants and animals were subject to the aforementioned


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.

         [Emblem]                          SUBMINISTRY FOR MANAGEMENT OF
                                           ENVIRONMENTAL PROTECTION
MINISTRY OF THE ENVIRONMENT                GENERAL OFFICE OF ENVIRONMENTAL
   AND NATURAL RESOURCES                   IMPACT AND RISK

                                           S.G.P.A.DGIRA.- 000877



                  activities, indicating the number of specimens of each species, and the horizontal location of the origin and relocation sites.

         h) Monitor the survival of the removed plant specimens, and if there is less than 80% in a period of two years, the company must reintroduce specimens of the same species, at least 5 years old, guaranteeing their survival during the first two years after planting, respecting the requirements of each species regarding orientation to the sun, and relationship to other species. The specimens necessary for the reintroduction must be acquired from existing nurseries or, in their absence, from production in a nursery established by the company.


THIRD.- To exhort Minera San Xavier, S.A. de C.V. to faithfully comply with the Terms and Conditions established in official communication D.O.O.DGOEIA.-01130 of February 26, 1999, which authorized, in terms of environmental impact, implementation of the "Cerro San Pedro" project, located in the municipality of [illegible] in the state of Sonora.


FOURTH.- To notify Minera San Xavier, S.A. de C.V. of this Resolution by any of the legal means contemplated in Article 35 and related and applicable provisions of the Federal Administrative Procedure Law.

Awaiting full performance of the actions contemplated for the project in question, for the benefit of the environment, please accept my cordial greetings.


SINCERELY
EFFECTIVE SUFFRAGE, NO REELECTION
THE GENERAL MANAGER

[illegible signature]

J. RICARDO JUAREZ PALACIOS


                                                           ccs on the reverse...


                                "Cerro San Pedro"
                         Minera San Xavier, S.A. de C.V.
                                   Page 5 of 5